UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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DSW Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DSW INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
June 18, 2014
AND
PROXY STATEMENT
IMPORTANT
If you received a copy of the proxy card by mail, please complete, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.

DSW INC.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100
April 30, 2014
To Our Shareholders:
The 2014 Annual Meeting of Shareholders of DSW Inc. will be held at 810 DSW Drive, Columbus, Ohio on June 18, 2014, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect three Class I directors, each to serve until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	To approve the 2005 Equity Incentive Plan;

3.	To approve the 2005 Cash Incentive Compensation Plan;

4.	To approve the 2014 Equity Incentive Plan;

5.	To hold an advisory vote relating to the compensation of our named executive officers; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only the holders of record of Class A and Class B Common Shares at the close of business on April 15, 2014, our record date for the Annual Meeting, are entitled to notice of and to vote at the meeting. Each shareholder is entitled to one vote for each share of Class A common stock held as of the record date, and eight votes for each share of Class B common stock held as of the record date.

By Order of the Board of Directors

William L. Jordan
Secretary

YOUR VOTE IS IMPORTANT
If you received a copy of the proxy card by mail, you are urged to date, sign and promptly return the enclosed form of proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Voting your shares by the proxy does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting. If you attend, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

i

DSW INC.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100

PROXY STATEMENT

This proxy is being solicited on behalf of our Board of Directors for use at our 2014 Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, June 18, 2014, and any postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at our corporate office, 810 DSW Drive, Columbus, Ohio. This proxy statement, including the Notice of Meeting and our Annual Report on Form 10-K for the fiscal year ended February 1, 2014 (“fiscal 2013”), is being made available electronically on or about April 30, 2014.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.

We have two classes of securities outstanding and entitled to vote at the Annual Meeting, our Class A Common Shares, no par value, and our Class B Common Shares, no par value. Only shareholders of record at the close of business on April 15, 2014, our record date for the Annual Meeting, are entitled to notice of and to vote at the meeting or any adjournments thereof. The total number of outstanding Class A Common Shares entitled to vote at the meeting is 82,817,945 and the total number of Class B Common Shares entitled to vote at the meeting is 7,733,177. Each outstanding Class A Common Share is entitled to one vote with respect to each matter to be voted on at the meeting and each outstanding Class B Common Share is entitled to eight votes with respect to each matter to be voted on at the meeting. Class A Common Shares and Class B Common Shares vote together as a single class with respect to all matters submitted to a vote of shareholders.

Without affecting any vote previously taken, a proxy may be revoked by a shareholder by giving a written notice of revocation to us in writing (attention: William L. Jordan, Secretary). A shareholder may also change his or her vote by executing and returning to us a later-dated proxy or by giving notice of revocation in person at the meeting.

All properly executed proxies received by the Board of Directors will be voted as directed by the shareholder. All properly executed proxies received by the Board of Directors which do not specify how shares should be voted will be voted “FOR” the election as Class I directors of the nominees listed below under “Proposal 1 - Election of Class I Directors,” “FOR” the approval of the 2005 Equity Incentive Plan under "Proposal 2 - Approval of the 2005 Equity Incentive Plan," “FOR” the approval of the 2005 Cash Incentive Compensation Plan under "Proposal 3 - Approval of the 2005 Cash Incentive Compensation Plan," “FOR” the approval of the 2014 Equity Incentive Plan under "Proposal 4 - Approval of the 2014 Equity Incentive Plan," “FOR” the approval of the compensation paid to our named executive officers under “Proposal 5 - Advisory Vote on the Compensation Paid to Named Executive Officers,” and in the discretion of the proxies, on any other business properly brought before the Annual Meeting.

The presence, in person or by proxy, of a majority of the outstanding Common Shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the broker may vote those shares only on matters deemed “routine” by the New York Stock Exchange. On non-routine matters, such as the election of directors, the advisory vote on executive compensation and the approval of the 2005 Equity Incentive Plan, 2005 Cash Incentive Compensation Plan and 2014 Equity Incentive Plan, brokers cannot vote unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Solicitation of proxies may be made by mail, personal interview and telephone by our officers, directors and regular employees, and by the employees of our transfer agent, Computershare. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares.

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners
The following table sets forth information with respect to the only persons known to us to own beneficially more than five percent of our outstanding Class A or Class B Common Shares as of March 24, 2014, unless as otherwise specified:

	Number of Shares Beneficially Owned				Percentage of Shares Beneficially Owned		Percentage of Combined Voting Power of All Classes of Common Stock
Name and beneficial owner	Class A		Class B		Class A	Class B
Jay L. Schottenstein
4300 East Fifth Avenue
Columbus, Ohio 43219	15,378,514	(2)	7,720,154	(1)(2)	16.9%	99.8%	47.9%
Schottenstein RVI, LLC
4300 East Fifth Avenue
Columbus, Ohio 43219	7,783,990	(2)	3,891,995	(1)(2)	9.4%	50.3%	21.5%
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202	11,112,262	(3)	—		13.0%	—	7.7%
Capital World Investors
333 South Hope Street
Los Angeles, CA 90071	6,983,000	(4)	—		8.4%	—	4.8%
Lone Pine Capital LLC
Two Greenwich Plaza
Greenwich, Connecticut 06830	6,861,538	(5)	—		8.3%	—	4.7%
Wells Fargo & Company
420 Montgomery Street
San Francisco, CA 94104	5,955,480	(6)	—		7.2%	—	4.1%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	4,655,191	(7)	—		5.6%	—	3.2%

_____________________________________

(1)	Class B Common Shares of DSW are exchangeable into a like number of Class A Common Shares.

(2)
Mr. Schottenstein beneficially owns 15,378,514 Class A Common Shares of DSW in the aggregate. This includes (i) 71,905 Class A Common shares held by Mr. Schottenstein directly; (ii) 26,100 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose; (iii) 200 shares held by the Jay Schottenstein 1983 Revocable Trust of which Mr. Schottenstein is trustee and has sole power to vote and dispose; (iv) 293,092 Class A Common Shares held by Schottenstein SEI, LLC (SSEI); (v) 3,891,995 Class A Common Shares held by Schottenstein RVI, LLC (Schottenstein RVI) (Mr. Schottenstein is manager of Schottenstein RVI); (vi) 364,024 Class A Common Shares that Mr. Schottenstein has a right to purchase within sixty days of February 1, 2014; and (vii) 3,011,044 Class A Common Shares held by Ann S. Deshe, Susan S. Diamond, their spouses, and certain of their lineal descendants and affiliates (the Deshe/Diamond Affiliates), of which Mr. Schottenstein has sole voting power pursuant to a voting agreement with the Deshe/Diamond Affiliates and other parties thereto (the Deshe/Diamond Voting Agreement).

Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by Mr. Schottenstein directly; (ii) 293,092 Class B Common Shares held by SSEI; (iii) 3,463,162 Class B Common Shares held by the Deshe/Diamond Affiliates of which Mr. Schottenstein has sole voting power pursuant to the Deshe/Diamond Voting Agreement; and (iv) 3,891,995 Class B Common Shares held by Schottenstein RVI.

(3)
As of December 31, 2013, T. Rowe Price Associates, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 11,112,262 Class A Common Shares, or 13.03% of the Class A Common Shares outstanding. Based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2014.

(4)
As of December 31, 2013, Capital World Investors, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and a division of Capital Research and Management Company (CRMC), is deemed to be the beneficial owner of 6,983,000 Class A Common Shares, or 8.4% of the Class A Common Shares, as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors holds more than five percent of the outstanding Class A Common Shares of DSW, Inc. as of December 31, 2013 on behalf of SMALLCAP World Fund, Inc. Based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2014.

(5)
As of December 31, 2013, Lone Pine Capital LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,861,538 Class A Common Shares, or 8.3% of the Class A Common Shares outstanding. Based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014.

(6)
As of December 31, 2013, Wells Fargo & Company, a parent holding company, is the beneficial owner of 5,955,480 Class A Common Shares on a consolidated basis, which amounts to 7.18% Class A Common Shares. The ownership of Wells Capital Management Incorporated, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, amounted to 4,920,713 Class A Common Shares, or 5.93% of the Class A Common Shares outstanding. Based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2014.

(7)
As of December 31, 2013, The Vanguard Group, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,655,191 Class A Common Shares, or 5.6% of the Class A Common Shares outstanding. Based solely upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2014.

The information with respect to beneficial ownership is based upon information furnished by the shareholder or information contained in filings made with the Securities and Exchange Commission.

Security Ownership of Management
The following table sets forth, as of March 24, 2014, information with respect to our Class A and Class B Common Shares owned beneficially by each director and director nominee individually, by the executive officers named in the Summary Compensation Table of this proxy statement and by all directors and executive officers as a group:

	Number of Shares Beneficially Owned(1)(2)		Percentage of Shares Beneficially Owned(3)		Percentage of Combined Voting Power of All Classes of Common Shares
Name	Class A	Class B	Class A	Class B
Henry L. Aaron	43,544	—	*	—	*
Elaine J. Eisenman	44,014	—	*	—	*
Deborah L. Ferrée	707,707	—	*	—	*
Carolee Friedlander	60,650	—	*	—	*
Joanna T. Lau	38,574	—	*	—	*
Michael R. MacDonald	364,074	—	*	—	*
Philip B. Miller	80,970	—	*	—	*
Harris Mustafa	71,183	—	*	—	*
James O'Donnell	25,717	—	*	—	*
Douglas J. Probst	93,968	—	*	—	*
Jay L. Schottenstein (4)	15,378,514	7,720,154	16.9%	99.8%	47.9%
Joseph Schottenstein	4,676	—	*	—	*
Harvey L. Sonnenberg	59,954	—	*	—	*
Allan J. Tanenbaum	85,692	—	*	—	*
All directors and executive officers as a group (19 persons)	17,375,454	7,720,154	18.8%	99.8%	48.7%
_________________________________________

*	Represents less than 1% of outstanding Common Shares.

(1) The Class B Common Shares are exchangeable into a like number of Class A Common Shares of DSW.
(2) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed.
Includes the following number of DSW Class A Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options exercisable within 60 days of March 24, 2014, (ii) payment of vested deferred share units on a one-for-one basis upon retirement from the DSW Board of Directors, and (iii) payment upon the vesting of restricted share units on a one-for-one basis to officers within 60 days of March 24, 2014.

Beneficial Owner	Stock Options Exercisable within 60 days of March 15, 2014	Share Units Vesting within 60 days of March 15, 2014
Henry L. Aaron	—	11,482
Elaine J. Eisenman	—	44,014
Deborah L. Ferrée	637,174	—
Carolee Friedlander	—	51,062
Joanna T. Lau	—	38,574
Michael R. MacDonald	253,366	—
Philip B. Miller	—	59,170
Harris Mustafa	48,964	—
James O'Donnell	—	—
Douglas J. Probst	62,000	—
Jay L. Schottenstein	364,024	—
Joseph Schottenstein	—	—
Harvey L. Sonnenberg	—	46,730
Allan J. Tanenbaum	—	72,521
All directors and executive officers as a group (17 persons)	1,632,839	323,553

(3) The percent is based upon 82,728,491 DSW Class A Common Shares and 7,733,177 DSW Class B Common Shares outstanding on March 24, 2014, plus the number of shares a person has the right to acquire within 60 days of March 24, 2014.
(4) Includes (i) 71,905 Class A Common shares held by Mr. Schottenstein directly; (ii) 26,100 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose; (iii) 200 shares held by the Jay Schottenstein 1983 Revocable Trust of which Mr. Schottenstein is trustee and has sole power to vote and dispose; (iv) 293,092 Class A Common Shares held by Schottenstein SEI, LLC (SSEI); (v) 3,891,995 Class A Common Shares held by Schottenstein RVI, LLC (Schottenstein RVI) (Mr. Schottenstein is manager of Schottenstein RVI); (vi) 364,024 Class A Common Shares that Mr. Schottenstein has a right to purchase within sixty days of March 24, , 2014; and (vii) 3,011,044 Class A Common Shares held by Ann S. Deshe, Susan S. Diamond, their spouses, and certain of their lineal descendants and affiliates (the Deshe/Diamond Affiliates), of which Mr. Schottenstein has sole voting power pursuant to a voting agreement with the Deshe/Diamond Affiliates and other parties thereto (the Deshe/Diamond Voting Agreement).

Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by Mr. Schottenstein directly; (ii) 293,092 Class B Common Shares held by SSEI; (iii) 3,463,162 Class B Common Shares held by the Deshe/Diamond Affiliates of which Mr. Schottenstein has sole voting power pursuant to the Deshe/Diamond Voting Agreement; and (iv) 3,891,995 Class B Common Shares held by Schottenstein RVI.

The information with respect to beneficial ownership is based upon information furnished by each director, director nominee or executive officer, or information contained in filings made with the Securities and Exchange Commission.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors currently consists of eleven members and is divided into three classes, designated Class I, Class II and Class III. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Section 2.02 of our Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal.
At the Annual Meeting, three directors are nominated for election, each as Class I directors with a term to expire in 2017. Each of the nominees for director currently serves as a director of the Company.
The names and ages of the “Nominees” and the “Continuing Directors,” their principal occupations during the past five years, and certain other information are listed below.

Nominees for Class I Directors for Term to Expire in 2017:

Name	Age	Our Directors and Their Positions with Us/ Principal Occupations / Business Experience	Director Since
Carolee Friedlander*	72
Ms. Friedlander serves as a founder and CEO of AccessCircles, a by-invitation global community of women providing connectivity, knowledge and information in the areas of health and wellness, financial expertise and life balance. Ms. Friedlander has held that position since August 2004. From July 2001 to August 2004, Ms. Friedlander served as Senior Vice President of Retail Brand Alliance, Inc., and as President and Chief Executive Officer of Carolee Designs, Inc., a subsidiary of Retail Brand Alliance. Prior to that, Ms. Friedlander served as President and Chief Executive Officer of Carolee Designs, a fashion accessory company she founded in 1973 and sold to Retail Brand Alliance in July 2001. Ms. Friedlander’s long term service as a CEO of a retail company brings strong leadership experience and in-depth knowledge of marketing and merchandising to our Board.
			2005
Harvey L. Sonnenberg*	72
Mr. Sonnenberg was a partner in the certified public accounting firm, Weiser, LLP from 1994 to 2009, and currently serves as an advisor to that firm. Mr. Sonnenberg has been active in a number of professional organizations, including the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants, and has long been involved in rendering audit and advisory services to the retail, apparel, and consumer products industries. Mr. Sonnenberg is a certified public accountant and was the partner-in-charge of his firm’s Sarbanes-Oxley and Corporate Governance practice. Mr. Sonnenberg was a director of Retail Ventures from 2001 until May 2011. Mr. Sonnenberg’s strong accounting background, particularly in the retail industry, brings accounting and related financial management experience to the Board.
			2005
Allan J. Tanenbaum*	67
Mr. Tanenbaum has been General Counsel and Managing Partner of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since January 2006. From February 2001 to December 31, 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From June 1996 to February 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta, Georgia law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. With Mr. Tanenbaum’s legal background and services as a general counsel of a public company, Mr. Tanenbaum brings valuable board governance experience to our Board.
			2005

Continuing Class II Directors for Term to Expire in 2015:

Name	Age	Our Directors and Their Positions with Us/ Principal Occupations / Business Experience	Director Since
Jay L. Schottenstein	59
Mr. Schottenstein has served as our Executive Chairman of the Board of Directors since March 2005. Mr. Schottenstein previously served as our Chief Executive Officer from March 2005 to April 2009. Mr. Schottenstein currently serves as Chairman of the Board of Directors of Schottenstein Realty LLC. Mr. Schottenstein also currently serves as Interim Chief Executive Officer of American Eagle Outfitters, Inc. He has been Chairman of the Board of Directors of American Eagle Outfitters, Inc. and Schottenstein Stores Corporation (SSC) since March 1992, was Chairman of the Board of Directors of Retail Ventures, Inc. from March 1992 until May 2011, and was Chief Executive Officer of Retail Ventures from April 1991 to July 1997 and from July 1999 to December 2000. Mr. Schottenstein served as Vice Chairman of SSC from 1986 until March 1992 and as a director of SSC since 1982. He served in various executive capacities at SSC since 1976. Mr. Schottenstein has been a director of American Eagle Outfitters, Inc. (NYSE: AEO) since 1992, and was a director of Retail Ventures, Inc. from 1992 until May 2011. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC. Mr. Schottenstein’s extensive experience as a chairman and CEO of numerous companies brings strong leadership skills to our Board. Additionally, Mr. Schottenstein’s tenure with DSW provides the Board with a strong background in the shoe industry.
			2005
Michael R. MacDonald	62
Mr. MacDonald has served as our President and Chief Executive Officer since April 2009. Prior to joining DSW, Mr. MacDonald served as Chairman and Chief Executive Officer of Shopko Stores, a retail company, from May 2006 to March 2009. Prior to that time, Mr. MacDonald held executive positions at Saks Incorporated from 1998 to 2006, most recently as Chairman and Chief Executive Officer of the Northern Department Stores Group for six years. Prior to serving in that capacity, Mr. MacDonald held executive positions at Carson Pirie Scott, including the position of Chairman and Chief Executive Officer. Mr. MacDonald has served as a member of the Board of Directors of Ulta Salon, Cosmetics & Fragrance, Inc. (Nasdaq: Ulta) since 2012. With over 30 years of business experience in all phases of retail, including managing merchandising, marketing, stores, operations and finance functions, Mr. MacDonald brings strong leadership abilities and in-depth retail knowledge to our Board.
			2009
Philip B. Miller*	75
Mr. Miller is the President of Philip B. Miller Associates, a consulting firm. From 2001 to 2010, Mr. Miller served as Operating Director of Tri-Artisan Capital Partners, a privately held merchant bank. Mr. Miller also serves on the Board of Directors of St. John Knits, a position he has held since December 2002. Mr. Miller served on the Board of Directors of Kellwood until January 2008. Mr. Miller served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc. from 1993 until January 2000 and continued as Chairman of that company until July 2001. From 1983 to 1990, Mr. Miller served as Chairman and Chief Executive Officer of Marshall Fields, Inc. Mr. Miller brings to the Board extensive experience in executive leadership and retail merchandising.
			2005
James O'Donnell	73
Mr. O'Donnell was the Chief Executive Officer of American Eagle Outfitters Inc., a clothing and accessories retailer based in Pittsburgh, Pennsylvania, from 2002 through 2012. He also served as the company's Chief Operating Officer and was a member of the Board of Directors from December 2000 until January 2012. Prior to his time at American Eagle Outfitters, Mr. O'Donnell held senior executive positions at public and private companies including Lyte, Inc., a retail technology services company, Colmen Capital Advisors, Inc., Computer Aided Systems, Inc., and The Gap, Inc. He was a member of the Board of Directors of The Gap from 1987 to 1992. Today Mr. O'Donnell also serves on the Villanova Board of Trustees. Mr. O'Donnell brings to the Board his extensive knowledge of the retail industry and excellent leadership experience attained from his successful track record as CEO and director of other retail companies.
			2012

Continuing Class III Directors for Term to Expire in 2016:

Name	Age	Our Directors and Their Positions with Us/ Principal Occupations / Business Experience	Director Since
Henry Aaron*	80	Mr. Aaron presently serves as Senior Vice President of the Atlanta National League Baseball Club, Inc., a professional sports organization, as Chairman of 755 Restaurant Corp., a quick service restaurant company, and as director of Medallion Financial Corp., a specialty finance company, along with a number of other private business interests. Mr. Aaron has substantial institutional knowledge regarding the Company, including its operations and industries, due to his longstanding service on the Retail Ventures board from 2000 to May 2011.	2011
Elaine J. Eisenman*	64
Dr. Eisenman has served as Dean of Babson Executive Education since October 2005, the division of Babson College focused on providing education, consulting and applied research in innovation and leadership to corporations, executives, and educational and institutional non-profit enterprises. Dr. Eisenman also is responsible for the management of the Babson Executive Conference Center and serves as the Chairperson of the Compensation Committee of Harvard Vanguard Medical Associates. Prior to that, Dr. Eisenman served as Senior Vice President, Human Resources and Administration of The Children’s Place Retail Stores, Inc. since September 2003. Dr. Eisenman has also held senior executive positions at American Express, Enhance Financial Services Co. and private companies such as PDI International, a global consulting firm. With a background in human resources, Dr. Eisenman brings valuable experience in executive compensation and succession planning to our Board and Compensation Committee.
			2008
Joanna T. Lau*	54
Ms. Lau currently serves as CEO of Lau Technologies, an executive consulting and investment company focused on providing debt and equity financing and consulting to mid-range companies. Ms. Lau founded Lau Technologies in 1990 and has been responsible for managing all aspects of the company from financing growth to the quality of the performance of the products previously sold by the company. Ms. Lau held leadership positions with Digital Equipment Corporation and General Electric before founding Lau Technologies. Ms. Lau is a member of the Board of Directors of ITT Education Services (NYSE: ESI) since 2003 and currently serves on the Audit Committee of ESI. Ms. Lau served as a director of TD Banknorth, Inc. until July 2007. Ms. Lau brings a strong background in technology and executive leadership to our Board.
			2008
Joseph A. Schottenstein	33
Mr. Schottenstein currently serves as a member of the Board and Chief Operating Officer at Schottenstein Property Group (SPG), a privately-held company that develops big box, community and neighborhood shopping centers in the United States. Mr. Schottenstein has been with SPG since 2003, having served as the Vice President of Leasing at SPG from 2008 through 2010 and Executive Vice President of Acquisitions and Leasing at SPG from 2010 through 2013. From June 2004 to 2006, Mr. Schottenstein served as the Co-Manager of Indigo Nation, LLC, a specialty denim retailer. Mr. Schottenstein brings an expertise in real estate development to our Board.
			2012
_________________________________________

*	Independent Directors under New York Stock Exchange Rules and our Corporate Governance Principles.

Unless otherwise directed, the persons named in the proxy will vote the proxies FOR the election of the above-named nominees as directors. While it is contemplated that all nominees will stand for election, in the event any person nominated fails to stand for election, the proxies will be voted for such other person or persons as may be designated by the directors. Management has no reason to believe that any of the above-mentioned persons will not stand for election or serve as a director.

Under Ohio law and our Code of Regulations, the nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy. A broker non-vote will have the same effect as a withhold and, therefore, will not affect the outcome of the vote.

Your Board of Directors unanimously recommends a vote "FOR" each of the director nominees named above.

EXECUTIVE OFFICERS
The following persons are our executive officers. Our officers are elected annually by our Board and serve at the pleasure of the Board.
Jay L. Schottenstein, age 59, serves as our Executive Chairman of the Board of Directors. Mr. Schottenstein also currently serves as Interim Chief Executive Officer of American Eagle Outfitters, Inc. Mr. Schottenstein was appointed as our Chief Executive Officer in March 2005 and served in that role until April 2009. He became a director of DSW in March 2005. Mr. Schottenstein currently serves as Chairman of the Board of Directors of Schottenstein Realty LLC. He has been Chairman of the Board of Directors of Retail Ventures (until May 2011), American Eagle Outfitters, Inc. and SSC since March 1992 and was Chief Executive Officer of Retail Ventures from April 1991 to July 1997 and from July 1999 to December 2000. Mr. Schottenstein served as Vice Chairman of SSC from 1986 until March 1992 and as a director of SSC since 1982. He served in various executive capacities at SSC since 1976. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC.
Michael R. MacDonald, age 62, has served as our President and Chief Executive Officer since April 2009. Prior to joining DSW, Mr. MacDonald served as Chairman and Chief Executive Officer of Shopko Stores, a retail company, from May 2006 to March 2009. Prior to that time, Mr. MacDonald held executive positions at Saks Incorporated from 1998 to 2006, most recently as Chairman and Chief Executive Officer of the Northern Department Stores Group for six years. Prior to serving in that capacity, Mr. MacDonald held executive positions at Carson Pirie Scott, including the position of Chairman and Chief Executive Officer. Mr. MacDonald has served as a member of the Board of Directors of Ulta Salon, Cosmetics & Fragrance, Inc. (Nasdaq: Ulta) since 2012.
Deborah L. Ferrée, age 60, has served as our Vice Chairman and Chief Merchandising Officer since January 2006. Ms. Ferrée joined us in November 1997. She served as our President and Chief Merchandising Officer from November 2004 until January 2006. From March 2002 until November 2004, she served as Executive Vice President and Chief Merchandising Officer. Prior to that, she served as Senior Vice President of Merchandising beginning in September 2000, and Vice President of Merchandising beginning in October 1997. Prior to joining us, Ms. Ferrée worked in the retail industry for more than 30 years in various positions, including serving as Divisional Merchandising Manager of Shoes, Accessories and Intimate Apparel for Harris Department Store, women’s buyer for Ross Stores and Divisional Merchandise Manager of the May Company.
William L. Jordan, age 42, serves as our Executive Vice President, General Counsel and Secretary, a position he has held since March 2009. From May 2008 to March 2009 he was our Senior Vice President, General Counsel and Secretary. In January 2006, Mr. Jordan joined us as our Vice President, General Counsel and Secretary. Prior to joining us he served as Corporate Counsel for Lancaster Colony Corporation since 2005, and was with the firm of Porter, Wright, Morris & Arthur LLP in Columbus, Ohio, from 1997 to 2005 where he specialized in Corporate Securities and Mergers & Acquisitions law.
Carrie McDermott, age 48, has served as our Executive Vice President, Stores and Operations since March 2011. Previously, Ms. McDermott served as our Senior Vice President, Stores and Operations since joining DSW in February 2007. From October 2002 to November 2005, she served as the President and Chief Executive Officer of Cooper’s, Inc. Ms. McDermott also held various positions within Gap, Inc., including Vice President, Central Zone from April 2000 to October 2002, Zone Operations Manager from August 1998 to April 2000, and Regional Manager from March 1997 to August 1998. Ms. McDermott has over 25 years of experience working in the retail industry.
Harris Mustafa, age 60, serves as our Executive Vice President, Supply Chain and Merchandise Planning and Allocation. Prior to joining us in July 2006, Mr. Mustafa served as Executive Vice President, Private Brand and Product Development from August 2004 to June 2006 at Saks Department Store Group. Prior to serving in that capacity, he served as their Senior Vice President, Planning and Operations, Private Brand Group from October 2003 to August 2004. From May 2002 to March 2003, Mr. Mustafa served as Senior Vice President Business Planning for Williams-Sonoma, Inc. Prior to serving in that capacity, Mr. Mustafa served in various executive positions at Payless ShoeSource, Inc. from 1987 to 2001.
Douglas J. Probst, age 48, serves as our Executive Vice President and Chief Financial Officer. Mr. Probst joined DSW in March 2005. From April 1990 to February 2005, he held various positions with Too Inc., (now part of Ascena Retail Group, Inc.), including Vice President of Finance and Controller from May 2004 to February 2005, Vice President of Finance from October 2003 to May 2004 and Vice President of Financial Analysis and Store Control from December 1999 to October 2003. From 1986 to 1990, he was in the practice of public accounting with KPMG. Mr. Probst is a certified public accountant (inactive).

Roger L. Rawlins, age 47, serves as our Executive Vice President, Omni Channel, a position he has held since January 2014. From 2009 to 2013, Mr. Rawlins served as Senior Vice President and General Manager of DSW.com. Mr. Rawlins joined DSW in 2006 as Senior Vice President, Finance and Controller of the Company. Prior to joining us, Mr. Rawlins served as Chief Financial Officer of HER Real Living from April 2001 to April 2006. From 1990 to 2001, Mr. Rawlins held several leadership roles within L Brands Inc. (formerly known as Limited Brands), including Controller of Express, Inc. from 1998 to 2001. Prior to serving in that capacity, Mr. Rawlins was in the practice of public accounting with Arthur Andersen & Company. Mr. Rawlins is a certified public accountant.
Kelly N. Cook, age 47, serves as our Executive Vice President and Chief Marketing Officer, a position she has held since March 2014. Prior to serving in that capacity, Ms. Cook served as Vice President of Customer Strategy and Engagement at DSW from April 2009 to March 2012 before serving as Senior Vice President of Marketing from March 2012 to March 2014. Prior to joining us, Ms. Cook served as Vice President of Employee and Customer Engagement at Waste Management, Inc. from January 2006 to January 2009. From 1998 to 2005, Ms. Cook served as Director of Customer Relationship Management for Continental Airlines.

OTHER DIRECTOR INFORMATION, COMMITTEES OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION
General
A total of eight meetings of the Board of Directors were held during fiscal 2013. No director attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the time in which such director was a member of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during the period such director served as a member of such committee.
Other than Mr. Joseph Schottenstein, who is the son of our Executive Chairman, Mr. Jay Schottenstein, there are no family relationships among our directors and executive officers.
Our Corporate Governance Principles provide that all incumbent directors and director nominees are encouraged to attend our Annual Meeting of Shareholders. All of the Company's directors attended our 2013 Annual Meeting of Shareholders with the exception of Ms. Elaine Eisenman.
Board Leadership Structure
Until the election of Mr. MacDonald as our President and CEO in April 2009, our Chairman, Mr. Schottenstein, held the positions of both Chairman and CEO. Mr. Schottenstein continues to serve as our Chairman. Mr. Schottenstein is not an independent member of the Board.
The Chairman is responsible for developing our agenda for Board meetings and presides at regular sessions of the Board. The Board does not have a lead or presiding director.
The Board of Directors meets in regularly scheduled executive sessions (without management present). The independent members of the Board also meet alone in regularly scheduled executive sessions. The Board of Directors does not have a designated director who leads executive sessions held by the independent directors. The non-management directors alternate as the chair of such executive sessions in alphabetical order by last name.
The Board believes that the current leadership structure, with a separated Chairman and CEO structure, provides the Company with the appropriate leadership structure. The current Board leadership allows the Chairman to focus on Board of Director responsibilities and the CEO to focus on the Company’s administrative and operating functions.
Corporate Governance Principles
In June 2005, the Board of Directors adopted Corporate Governance Principles that address Board structure, membership (including nominee qualifications), performance, operations and management oversight. The Corporate Governance Principles were last amended in November 2011. A current copy of our Corporate Governance Principles can be found at our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
Director Independence
Our director independence standards are set forth in our Corporate Governance Principles. The Corporate Governance Principles provide that a majority of the directors be independent directors. A director will be designated as independent if he or she:

•	has no material relationship with us or our subsidiaries;

•	satisfies the other criteria specified by New York Stock Exchange listing standards;

•	has no business conflict with us or our subsidiaries; and

•	otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board of Directors.
During its review of director independence, the Board considered whether there were any transactions or relationships between the Company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). As a result of this review, the Board of Directors has affirmatively determined that the following persons are independent under our independence standards:

Henry L. Aaron
Elaine J. Eisenman
Carolee Friedlander
Joanna T. Lau
Philip B. Miller
Harvey L. Sonnenberg
Allan J. Tanenbaum
Our Board of Directors has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of independent directors as defined under applicable Securities and Exchange Commission rules and the listing standards of the New York Stock Exchange. Our Board of Directors also has a Technology Committee comprised of a mix of independent and non-independent directors.
Board’s Role in the Risk Management Process
Our Board and its committees play an important role in overseeing the identification, assessment and mitigation of risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.
We have adopted the concept of enterprise risk management (“ERM”). The Board charged management with the responsibility of creating an ERM program, which was implemented in fiscal 2010. Our CEO, who reports to our Board of Directors, is the sponsor of the ERM Program. As part of the ERM Program, management provides an annual report to the Board regarding our significant risks and what management is doing to mitigate risk. Management also updates the Board on significant new risks that are identified on a quarterly basis. The Company believes that its leadership structure supports the risk oversight function of the Board.
Additionally, our Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Audit Committee also reviews periodically with our General Counsel legal matters that may have a material adverse impact on our financial statements, compliance with laws and any material reports received from regulatory agencies. Our Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs. Our Nominating and Corporate Governance Committee manages risks associated with corporate governance and business conduct and ethics.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. Tanenbaum (Chair) and Messes. Eisenman and Friedlander, each of whom is independent as discussed above. A current copy of our Nominating and Corporate Governance Committee charter can be found on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
The Nominating and Corporate Governance Committee met four times during fiscal 2013. Its functions include assisting the Board in determining the desired qualifications of directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, the Committee also reviews the Corporate Governance Principles, makes recommendations to the Board with respect to other corporate governance principles applicable to us, and oversees the annual evaluation of the Board and management.
The Nominating and Corporate Governance Committee meets to discuss, among other things, identification and evaluation of potential candidates for nomination as a director. Although there are no specific minimum qualifications that a director candidate must possess and the Committee has not adopted a specific policy with regard to the consideration of diversity, potential candidates are identified and evaluated according to the qualification criteria set forth in the Board’s Corporate Governance Principles, including:

•	independence;

•	judgment;

•	skill;

•	diversity;

•	strength of character;

•	age;

•	experience as an executive of, or advisor to, a publicly traded or private organization;

•	experience and skill relative to other Board members;

•	specialized knowledge or experience;

•	service on other boards; and

•	desirability of the candidate’s membership on the Board or any committees of the Board.
In considering diversity, the Nominating and Corporate Governance Committee may take into account various attributes, including background, skill set or viewpoint.
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2015 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than January 1, 2015, to DSW, 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary. Each such submission must include:
As to the nominee:

•	name, age, business address and residence address;

•	principal occupation or employment;

•	the class and number of DSW shares beneficially owned; and

•	any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and
As to the shareholder giving the notice:

•	name and record address; and

•	the class and number of our shares beneficially owned.
Such notice shall be accompanied by a consent signed by the nominee evidencing a willingness to serve as a director, if nominated and elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.
Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.
Compensation Committee
The members of our Compensation Committee are Messrs. Miller (Chair) and Aaron and Messes. Eisenman and Friedlander. Each member of the Compensation Committee is independent as discussed above. None of the members of the Compensation Committee are present or former officers of our Company, nor are they or any of their affiliates, if any, parties to agreements with us, other than for payments for their service as directors.
A current copy of our Compensation Committee charter can be found on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
Our Compensation Committee met five times during fiscal 2013. The Compensation Committee’s functions include evaluating the Chief Executive Officer’s performance and, based upon these evaluations, setting the Chief Executive Officer’s annual compensation; reviewing and approving the compensation packages of our other executive officers; making recommendations to the Board with respect to our incentive compensation, retirement and other benefit plans; making administrative and compensation decisions under such plans; and recommending to the Board the compensation for non-employee Board members. See the Compensation Discussion and Analysis below for a more complete description of the Compensation Committee’s deliberations and decisions relating to executive compensation, including the Committee’s retention of a compensation consultant and the role of our executive officers in determining executive compensation.
Pursuant to its Charter, the Compensation Committee has the sole authority to retain and terminate the services of any outside compensation consultants to the Committee. During fiscal 2013, the Compensation Committee retained Hay Group to provide advice to the Committee on general program design and best practices as well as to assist the Committee in ensuring officers and directors were competitive with a “Peer Group” of companies, as identified in the Compensation

Discussion and Analysis below. Hay Group reported directly to the Committee. Hay Group also provided compensation services to DSW management. The amount of services was not material and DSW paid approximately $33,531 for these services in fiscal 2013. While Hay Group performed the general competitive review, as requested by the Committee, Hay Group did not determine or recommend any amount or form of compensation to the Committee with respect to DSW’s executive officers. In connection with the engagement of Hay Group, the Committee did review the services provided by Hay Group to management and determined that Hay Group was independent.
Audit Committee
The members of our Audit Committee are Messrs. Sonnenberg (Chair), Miller, and Tanenbaum and Ms. Lau. The Board of Directors has determined that each of them is independent and is financially literate in accordance with the applicable Securities and Exchange Commission rules and listing standards of the New York Stock Exchange. The Board has also determined that our Audit Committee’s Chairman, Harvey L. Sonnenberg, qualifies as an audit committee financial expert as such term is defined by the Securities and Exchange Commission under Item 407(d)(5) of Regulation S-K.
A current copy of our Audit Committee charter can be found on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
Our Audit Committee met ten times during fiscal 2013. The purpose of our Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities of:

•	the integrity of our financial statements;

•	compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	performance of our internal audit function and independent auditor.
The Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting.
No member of the Audit Committee is currently serving on the audit committees of more than three public companies.
Technology Committee
The members of our Technology Committee are Ms. Lau (Chair) and Messrs. O'Donnell and Sonnenberg. A current copy of our Technology Committee charter can be found on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request.
Our Technology Committee met four times during fiscal 2013. The purpose of the Technology Committee is to ensure that technology endeavors are effectively managed and that technology performance meets the following objectives:

•	aligns with our business strategy;

•	enables the business to maximize benefits technology can provide;

•	resources are used responsibly; and

•	risks are managed appropriately.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who are beneficial owners of more than ten percent of our Common Shares (“reporting persons”) to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. We assist our directors and executive officers in completing and filing those reports. Based upon a review of those reports furnished to us and representations of our directors and executive officers, we believe that all filing requirements applicable to our directors, executive officers and greater than ten percent beneficial owners were complied with during the last completed fiscal year except for one late Form 4 filing reporting one transaction for Philip Miller.
Code of Ethics and Corporate Governance Information
We have adopted a code of ethics that applies to all our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and an additional code of ethics that applies to senior financial officers. Additionally, the Board of Directors has adopted a

Director Code of Conduct applicable to our Board members. These codes of ethics, designated by us as the “Code of Conduct,” the “Code of Ethics for Senior Financial Officers,” and the “Director Code of Conduct,” respectively, can be found on our corporate and investor website at www.dswinc.com and are available in print (without charge) to any shareholder upon request. We intend to disclose any amendment to, or waiver from, any applicable provision of the Code of Conduct, Code of Ethics for Senior Financial Officers, or Director Code of Conduct by posting such information on our corporate and investor website at www.dswinc.com.

AUDIT AND OTHER SERVICE FEES
Our Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The pre-approval policy is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm and is summarized below.

•
Delegation — The Audit Committee may delegate pre-approval authority to one or more of its independent members provided that the member(s) to whom such authority is delegated promptly reports any pre-approval decisions to the other Audit Committee members. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

•
Audit Services — Annual audit, review and attestation engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Any changes in the terms, conditions or fees resulting from changes in the audit scope requires the Audit Committee’s approval.

•
Other Services — Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.

•
Tax Services — The Audit Committee believes that our independent registered public accounting firm can provide tax services to us such as tax compliance and certain tax advice without impairing its independence. In no event, however, will the independent registered public accounting firm be retained in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations or similar regulations of other applicable jurisdictions.

No services were provided by the independent public accountants during fiscal 2013 or fiscal 2012 that were approved by the Audit Committee under Securities and Exchange Commission Regulation S-X Rule 2-01(c)(7)(i)(C) (which addresses certain services considered de minimis and may be approved by the Committee after such services have been performed).
The following table sets forth the aggregate fees for professional services rendered by Deloitte & Touche LLP, our independent registered accountants, for each of the last two fiscal years.

	2013	2012
Audit fees	$1,284,013	$1,312,000
Audit-related fees(1)	$5,950	$99,000
Tax fees	—	—
All other fees(2)	$550,000	—
Total	$1,839,963	$1,411,000
_________________________________________

(1)
Audit-related fees for fiscal 2013 relate to services provided in connection to our stock split. Audit-related fees for fiscal 2012 relate to services provided in connection to the following: (i) the purchase of the Air Center property and (ii) an amendment to our Form S-3.

(2)	All other fees includes $550,000 paid in 2013 to Deloitte Consulting in connection with Deloitte's advisory services relating to our Omni-channel initiative.

AUDIT COMMITTEE REPORT
The members of our Audit Committee are Messrs. Sonnenberg (Chair), Miller, and Tanenbaum and Ms. Lau. The Board of Directors has determined that each of them is independent and is financially literate in accordance with the applicable Securities and Exchange Commission rules and listing standards of the New York Stock Exchange. The Board of Directors has also determined that our Audit Committee’s Chairman, Harvey L. Sonnenberg, qualifies as an audit committee financial expert as such term is defined by the Securities and Exchange Commission under Item 407(d)(5) of Regulation S-K. Although our Board of Directors has determined that Mr. Sonnenberg is a financial expert as defined under Securities and Exchange Commission rules, his responsibilities are the same as those of other Audit Committee members. The Securities and Exchange Commission has determined that an audit committee financial expert will not be deemed an “expert” for any purpose as a result of being identified as an audit committee financial expert.
The Audit Committee operates under a written charter, which is available on our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request. Under the charter, the Audit Committee’s responsibilities include:

•
Review of our annual financial statements to be included in our Annual Report on Form 10-K and recommendation to the Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K;

•	Review of our quarterly financial statements to be included in our Quarterly Reports on Form 10-Q;

•	Oversight of our relationship with our independent auditors, including:

•	Appointment, termination and oversight of our independent auditors; and

•	Pre-approval of all auditing services and permitted non-audit services by our independent auditors;

•	Oversight of our internal controls;

•	Oversight of the review and response to complaints made to us regarding accounting, internal accounting controls and auditing matters or other compliance matters;

•	Oversight of our internal audit function; and

•	Review and approval of related party transactions.
Our management is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. Their audit is performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by our management and our independent registered public accounting firm.
In conducting its oversight function, the Audit Committee discusses with our internal auditors and our independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews our programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at our expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.
The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, the evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended February 1, 2014. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its report on our annual financial statements.
The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended February 1, 2014 in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
Harvey L. Sonnenberg, Chair
Joanna T. Lau
Philip B. Miller
Allan J. Tanenbaum

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the material compensation decisions and elements for DSW's executive team. As more fully described below, the Compensation Committee of DSW's Board of Directors (the “Committee”) makes all compensation decisions for DSW's executive officers, including the executive officers named in the Summary Compensation Table (the “Named Executive Officers”):

•	Jay L. Schottenstein - Executive Chairman of the Board;

•	Michael R. MacDonald - President and Chief Executive Officer;

•	Deborah L. Ferrée - Vice Chairman and Chief Merchandising Officer;

•	Douglas J. Probst - Executive Vice President, and Chief Financial Officer; and

•	Harris Mustafa - Executive Vice President, Supply Chain and Merchandise Planning & Allocation.

At DSW, we believe we have assembled an experienced and talented executive team with a proven track record of delivering notable results. Mr. Schottenstein, a seasoned retail industry executive, is our Executive Chairman of the Board and provides strategic guidance and insight to the DSW business. Mr. MacDonald, our Chief Executive Officer, is an accomplished retail executive who provides leadership to DSW's senior executive team. Ms. Ferrée, our Vice Chairman and Chief Merchandising Officer, leads our merchandising strategy and oversees a merchant team that is focused on continually delivering a broad assortment of fresh and current merchandise at price points that appeal to consumers from a broad range of socioeconomic and demographic backgrounds. Mr. Probst, our Chief Financial Officer, provides daily leadership to a finance function that plays a critical role in ensuring the availability of the investment capital necessary to deliver on our growth strategy. Mr. Probst also leads our Affiliated Business Group. Mr. Mustafa leads our supply chain and merchandise planning and allocation functions. We believe that our current senior executive team possesses a proven ability to develop and execute merchandising, customer, real estate and infrastructure strategies. As a result, we believe our compensation program must incentivize and reward their efforts and also serve to keep their services with DSW, thus allowing us to compete in attracting and developing talent to support the continued development and execution of DSW's business strategy.

Executive Summary
Executive Compensation Philosophy & Objectives
The Committee believes that executive compensation arrangements should incorporate an appropriate balance of fixed versus variable compensation–as well as cash-based versus stock-based compensation–and reward performance that is measured against established goals that correspond to our short-term and long-term business plan and objectives.
DSW’s executive compensation program is designed to:

(1)
Attract and retain highly talented, experienced retail executives who can make significant contributions to our long-term business success. Specifically, we structure our compensation program to attract and keep executives we believe are critical to the implementation of our business strategy to:

•
Anticipate the desires of our brand, quality and style conscious customers who have a passion for footwear and accessories and provide them with a vast, exciting assortment of in-season styles combined with the convenience and value they desire;

•	Create a distinctive store experience that satisfies both the rational and emotional shopping needs of our customers; and

•
Execute on a growth strategy to increase total net sales through DSW store expansion, positive comparable store sales for DSW stores, increase in sales through leased business partners, and the expansion of dsw.com.

(2)
Reward executives for delivering superior performance. The Committee regularly reviews executive compensation packages to ensure a proper balance between fixed and variable compensation with more of the focus on, and potential reward to the executive for, achievement of short- and long-term performance goals. This was true for 2013 – in aggregate, the Named Executive Officer compensation opportunity consisted of approximately 30% fixed compensation (base salary) and approximately 70% variable compensation (annual cash incentive and long-term equity compensation). The chart below reflects details for the CEO and the other Named

Executive Officers. The Committee believed the balance was appropriate given the current focus and goals of the Company. In addition, it should be noted the Compensation Committee replaced time vested Restricted Stock Units with performance vested Restricted Stock Units in 2013.

Note: May not add to 100% due to rounding

Fixed Compensation	Variable Compensation
Base Salary	Target Annual Cash Incentive
Target Annual Stock Options Value
Target Annual Performance-Based Restricted Stock Units Value

(3)
Create a strong link between DSW's financial performance and the total compensation of executives, and align executive incentives with shareholder value creation. The Committee believes targeting above-median long-term equity award levels (as discussed below) is appropriate for DSW during a growth phase. As a result, the Committee annually awards equity, generally in the form of stock options and restricted stock units, to the Named Executive Officers based, in part, on DSW's financial performance. Such grants strongly align these officers' interests with the interests of our shareholders as each is focused on the same result - long-term value creation.

Fiscal 2013 Performance. In fiscal 2013, DSW delivered record sales and earnings performance. Performance highlights included:

•	Total sales of $2.4 billion - the highest in Company history;

•	Opened 30 new stores;

•	Operating income (adjusted to exclude (i) Retail Ventures, Inc. (“RVI”) transaction costs and related expenses, and (ii) all items related to the Luxury test) rate of 11.7%; and

•	Net Income (adjusted to exclude (i) RVI transaction costs and related expenses, and (ii) all items related to the Luxury test) of $172.8 million - the highest in Company history.

For fiscal 2013, the Committee determined that 100% of each Named Executive Officer’s annual cash incentive compensation award would be based upon DSW’s net income adjusted to exclude RVI transaction costs and related expenses and all items related to the Luxury. In February 2013 the Committee established a target threshold performance level for fiscal 2013. Unless otherwise determined by the Committee, all associates who participated in the annual cash incentive plan (including the Named Executive Officers) received cash incentive awards based on the chart below.

Adjusted Net Income Achievement
$190
$185
$180
$175
$170
$165
$160
$155
Net Income ($M)
$187.8
$184.9
$182.0
$179.2
$176.2
$168.3
$160.3
101% - 200%
50% - 100%
NO PAYOUT WHEN NET INCOME IS BELOW $160.3 MILLION
50%
75%
100%
125%
150%
175%
200%
Payout Level

Executive Compensation Process

Role of the Board of Directors and the Committee. The Committee determines the compensation of our Named Executive Officers, including that of our CEO. The Committee did not delegate any of its authority with respect to the compensation of any executive officer for fiscal 2013.

Advisory Vote on the Compensation Paid to Named Executive Officers. At the 2013 annual shareholder meeting, a substantial majority of the votes cast on the advisory vote on executive compensation were voted in favor of the proposal. The Compensation Committee viewed the vote as a strong expression of our shareholders' general satisfaction with the Company's current executive compensation programs.

Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for DSW's Named Executive Officers based upon input provided by the Executive Chairman of the Board and certain members of Company management, as discussed under “Elements of DSW's 2013 Executive Compensation Program," and the objective market data provided by Hay Group. The Committee can exercise its discretion and modify any recommendations that may be provided by Company management and the independent compensation consultant. Company management does not provide input in determining the compensation of the Chief Executive Officer and the Vice Chairman and Chief Merchandising Officer, which is determined solely by the Compensation Committee with input from the Executive Chairman of the Board and the independent compensation consultant.

Independent Compensation Consultant. The Committee retained Hay Group, a global human resources consulting firm, as its independent compensation consultant for fiscal 2013. Hay Group provides research, market data, survey and proxy information, and design expertise in developing executive and director compensation programs.

The Hay Group executive compensation consultant attended all Committee meetings in fiscal 2013 and advised the Committee on all principal aspects of executive compensation including the competitiveness of program design and award values and specific analyses for the Named Executive Officers and other executive officers. Hay Group reports directly to the Committee and the Committee may replace the independent compensation consultant or hire additional consultants or advisers at any time.

Hay Group also provides limited compensation services to Company management.

Setting Executive Compensation. Based on the objectives described above, the Committee has structured DSW's executive compensation programs primarily to motivate executives to achieve the business goals established by DSW and reward executives for meeting business goals, and perhaps more importantly, delivering superior performance as measured against those business goals. For fiscal 2013, the Committee engaged Hay Group to conduct a review of its total compensation program for the Named Executive Officers as well as for other company executives. As requested by the Committee, Hay Group provided the Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for our Named Executive Officers. Hay Group also provided similar input to support compensation recommendations and decisions made for Company executives who are not Named Executive Officers.

Proxy Peer Group
The Committee evaluated the actual pay of the Named Executive Officers with pay data drawn from proxy-disclosed pay information for the following publicly-traded companies (collectively, the “Proxy Peer Group”):

Abercrombie & Fitch	Aeropostale	American Eagle Outfitters
Ann Inc.	Ascena Retail Group*	Big Lots
Bon-Ton Stores	Brown Shoe Company	Dick's Sporting Goods
Express Inc.*	Finish Line	Genesco*
L Brands, Inc.	Men's Wearhouse*	New York & Company
Pacific Sunwear	Skechers USA	Stein Mart
Ulta

*Companies added to replace Charming Shoppes (acquired by Ascena Retail Group) and Collective Brands (split and acquired in 2012).

For fiscal 2013, the compensation paid to Messrs. Schottenstein, MacDonald, Probst and Mustafa and Ms. Ferrée was reviewed pursuant to the Proxy Peer Group (in addition to the Survey Peer Group below). By looking at this proxy-disclosed information, as reviewed and summarized for the Committee by Hay Group, the Committee was able to analyze the relation between performance and the resulting pay delivered.

Supplemental Survey Peer Group
In making compensation decisions for executive officers in fiscal 2013, including the Named Executive Officers, the Committee compared each officer's compensation against market compensation benchmark data drawn from a peer group of publicly-traded and privately-held retail industry companies (collectively, the “Survey Peer Group”). With input from Hay Group, the Committee ensured the Survey Peer Group generally consisted of retail companies with a focus on specialty retail and fashion similar to DSW. In addition, the Committee ensured the Survey Peer Group included companies against which the Committee believes DSW competes for talent and shareholder investment. The companies included in the Survey Peer Group for fiscal 2013 pay comparisons were:

Abercrombie & Fitch	Aeropostale	American Eagle Outfitters
Ann Inc.	Ascena Retail Group	Big Lots
Bon-Ton Stores	Charming Shoppes	Chico's FAS
Children's Place	Coach	Collective Brands
Dick's Sporting Goods	Express Inc.	Finish Line*
Footlocker	J. Crew	J.C. Penney
Kohl's	L Brands, Inc.	Limited Stores
Macy's	Michael's	New York & Company
Nordstrom	rue21*	Stage Stores
Talbots	Target	TJX Companies
Ulta

Although DSW's revenue may differ from the median revenue of the Survey Peer Group companies, Hay Group uses proprietary methodologies that allow for pay comparisons for the same job between companies of different sizes so that large or smaller companies do not unduly influence the resulting market data.

The pay elements used for comparison purposes are base salary, target total cash compensation (consisting of base salary and annual cash incentive compensation), long-term incentive compensation and target total direct compensation (consisting of target total cash compensation and long-term incentive compensation). Generally, the Committee targets Named Executive Officer pay to fall between the 50th and 75th percentiles of Survey Peer Group data. This pay objective reflects the fact that DSW is a growth company and executives with the skills and experience necessary to deliver contributions that will significantly impact DSW's long-term business success and intended growth pattern command a premium in the marketplace. Variations to this pay objective may occur as dictated by the experience level of the individual and market factors.

Finally, the Committee takes into consideration a review of each Named Executive Officer's compensation relative to the other Named Executive Officers, taking into account each officer's performance and impact on DSW's business results.

Elements of DSW's 2013 Executive Compensation Program

For the fiscal year ended February 1, 2014, the total compensation opportunity for DSW's executives (including the Named Executive Officers) was generally comprised of the following principal components:

•	base salary;

•	performance-based annual cash incentive compensation;

•	long-term equity incentive compensation in the form of service-based stock options and performance-based restricted stock units; and

•	retirement savings contributions through both the 401(k) plan and the nonqualified deferred compensation plan.

Base Salary

While the Committee's focus is on variable compensation based on performance, a clear objective of our executive compensation program is to pay a base salary that is competitive with the stated Survey Peer Group and Proxy Peer Group in order to retain our Named Executive Officers. The base salaries of all DSW executives (including the Named Executive Officers) are determined based on job responsibilities and individual contribution, and with reference to the market data provided by the independent compensation consultant. In the case of DSW's executive team, the salary opportunity for a given position is targeted to be between the 50th percentile and the 75th percentile of Survey Peer Group market data for that position.

In March each year, the Committee determines the base salary of each Named Executive Officer for the next year. During its review, the Committee primarily considers:

•	overall DSW financial performance during the prior year;

•	the individual performance of the Named Executive Officer during the prior year;

•	base salary data drawn from the Survey Peer Group and Proxy Peer Group;

•	the target total cash compensation level of the appropriate benchmark position(s) as reflected in Survey Peer Group and Proxy Peer Group data; and

•	if relevant, compensation paid by a previous employer.

The Board of Directors met with Hay Group and reviewed market information related to the pay of the Executive Chairman of the Board. After discussing the market information, the Executive Chairman's role in the DSW business and other relevant factors, the Board of Directors increased the Executive Chairman's base salary to $700,000 for 2013.

The Executive Chairman of the Board met with the Committee and reviewed the accomplishments and contributions made by Mr. MacDonald and Ms. Ferrée in fiscal 2013. In addition, the Chief Executive Officer reviewed with the Committee the accomplishments and contributions made by each of the Named Executive Officers under his supervision and provided his proposed base salary changes. After (i) discussing the performance of each Named Executive Officer, including overall company performance and progress on key initiatives, and (ii) reviewing the recommendations made by the Executive Chairman of the Board and the Chief Executive Officer, and (iii) based upon the Committee's individual review and analysis of compensation paid by Survey Peer Group and Proxy Peer Group companies for the comparable position and any other relevant factors, the Committee approved the following salary changes for 2013:

	2012 Salary	2013 Salary	% Increase
Mr. Schottenstein	$650,000	$700,000	7.7%
Mr. MacDonald	$1,050,000	$1,050,000	—%
Ms. Ferrée	$985,000	$1,000,000	1.5%
Mr. Probst	$535,000	$570,000	6.5%
Mr. Mustafa	$625,000	$650,000	4.0%

Performance-Based Annual Cash Incentive Compensation

In May 2009, the DSW Inc. 2005 Cash Incentive Compensation Plan (the “ICP”) was re-approved by DSW's shareholders, and we are asking the shareholders to re-approve the ICP at this year's annual meeting. The ICP gives the Committee the ability to foster and promote the financial success of the Company and increase shareholder value by providing cash incentives to the Named Executive Officers based on the achievement of specified annual business objectives. The ICP is designed to promote the achievement of annual performance goals and focuses the Named Executive Officers on short-term objectives which ultimately will contribute to the likelihood of achieving long-term business objectives and increase shareholder value. Under the ICP, Named Executive Officers earn annual cash incentives only when pre-established business objectives and targets are achieved. The Company currently has approximately 450 associates who are eligible to receive awards under the ICP. The Named Executive Officers are generally treated the same as all other eligible DSW associates under the ICP.

Generally, in the first quarter of each year, the Committee establishes the performance criteria that will be used to determine incentive compensation awards for the subsequent year. Company associates who participate in the plan have incentive levels that vary based on the individual's position and contribution to business performance. The target award opportunities, as seen in the table below, are established as a percentage of base salary and range from 50% to 110% of base salary for the Named Executive Officers.

Target Annual Cash Incentive Compensation
As a % of Base Salary

	Threshold Payout	Target Payout	Maximum Payout
Mr. Schottenstein	50%	100%	150%
Mr. MacDonald	50%	110%	200%
Ms. Ferrée	50%	110%	200%
Mr. Probst	40%	80%	160%
Mr. Mustafa	25%	50%	100%

For fiscal 2013, the Committee determined that each Named Executive Officer’s annual cash incentive compensation award would be based upon DSW’s adjusted net income performance as reported in DSW’s financial statements. The Committee believed adjusted net income was the most relevant metric to DSW's existing growth plan and best aligned with the growth objective shared with investors. Additionally, the company reports adjusted net income to investors to provide transparency to all ICP participants.

In February 2013, the Committee established a target threshold performance level for fiscal 2013. Unless otherwise determined by the Committee, all associates who participate in the plan (including the Named Executive Officers) receive:

•	no payment unless the Company achieved adjusted net income of $160.3 million (approximately 91% of the target level established);

•
a payment of at least 50% but less than 100% of the target award opportunity if the Company achieved or exceeded $160.3 million of adjusted net income but did not achieve $176.2 million of adjusted net income (the target level established);

•
a payment of at least 100% but less than 200% of the target award opportunity if the Company achieved or exceeded $176.2 million of adjusted net income but did not achieve $187.8 million of adjusted net income (approximately 107% of the target level established); and

•	a payment of 200% of the target award opportunity if the Company achieved or exceeded $187.8 million of adjusted net income.

In making the annual determination of the minimum, target and maximum levels of performance, the Committee may consider specific circumstances facing the company during the prior and subsequent years. In fiscal 2013, the Committee set the threshold adjusted net income level approximately 5.1% above the prior year actual performance and set the target adjusted net income level equal to approximately 15.5% growth over the prior year. Generally, the Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is reasonably consistent from year to year.

DSW’s fiscal 2013 performance led to a payout equal to 89.1% of the of the target award for ICP participants, including each of the Named Executive Officers. The bonuses paid to the Named Executive Officers for the fiscal year ending February 1, 2014 are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

Long-Term Equity Incentive Compensation

The DSW Inc. 2005 Equity Incentive Plan, as amended (the “Equity Plan”) was originally approved by our shareholders prior to our IPO in 2005 and was subsequently re-approved by shareholders in 2009. We are asking shareholders to re-approve various features of the Equity Plan at this year's annual meeting. The Equity Plan generally furthers the Committee's objectives to retain its executives as well as build a link between executive compensation and shareholder interests and objectives. All equity awards are granted in respect to DSW's Class A Common Stock.

DSW's executive compensation philosophy generally calls for grants of both service-based stock options and restricted stock units to executives including the Named Executive Officers. Performance-based restricted stock units were introduced and granted to executive officers including the Named Executive Officers in 2013. As discussed above, in determining the value of annual long-term equity incentive grants for DSW executives, the Committee's overall objective-consistent with the executive compensation philosophy-is to target the combined grant value of stock options and restricted stock units to fall between the 50th and 75th percentile of Survey Peer Group long-term incentive data. The Committee believes targeting above-median long-term incentive levels is appropriate for DSW as it seeks to create a compelling value proposition during a critical growth phase. Furthermore, the Committee believes that an above-median long-term equity incentive target is necessary to attract and retain executives with the skills and experience necessary to deliver contributions that will significantly impact DSW's long-term business success and intended growth pattern.

In addition, long-term equity incentive grants to the Named Executive Officers are based on each individual's (i) scope of job responsibilities, (ii) assessment of past performance, and (iii) assessment of potential future contribution.

Historically, the value of long-term equity incentive awards has been delivered to executives 70% in stock options and 30% in restricted stock units. The Committee believes that delivery in this form provides an appropriate incentive to the leadership team to focus on long-term shareholder value creation and, at the same time, provides the Company with the retention value necessary in a competitive labor market.

In 2009, the Company modified its approach to converting the targeted long-term incentive value into stock options and restricted stock units. Instead of using a fair value methodology, the Company used a growth model that evaluated how the Company's earnings were likely to grow over the applicable vesting period. The Company used this methodology to determine grants made in 2013.

In 2013, performance-based restricted stock unit grants were utilized instead of time-based restricted stock units. This change allows for full vesting of units granted three years following the grant date if the performance goal is achieved. If the 2013 performance goal is not achieved the grants will be canceled. The performance goal for the performance-based stock units granted to Executive Officer in fiscal 2013 was operating income of at least $200 million as adjusted to exclude (i) all operating expenses and other costs related to the RVI and its operations assumed as part of the merger and, (ii) all items related to the Luxury test, ("Adjusted Net Income"). The performance goal was achieved; therefore 100% of the units will vest on March 26, 2016, which is three years after the grant date.

The performance-based grant is designed to promote the achievement of annual performance goals and focuses the executive officers on financial objectives which ultimately will contribute to the likelihood of achieving long-term goal business objectives and increase shareholder value.

In determining the conversion of the targeted long-term incentive value into stock options and restricted stock units for 2013, the Company used a growth model that evaluated how the Company's earnings were likely to grow over the applicable vesting period.

Stock Options

Stock options provide executives with financial gain derived from the potential appreciation in the DSW share price between the award's grant date and the date the executive elects to exercise the option. As a result, DSW's long-term financial performance, as reflected in share price appreciation, ultimately determines the value of stock options. Because financial gain from stock options is only possible after the price of DSW common stock has increased, the Company believes grants encourage executives to focus on reasonable behaviors and actions that lead to an increase in the DSW share price, thus benefiting both company associates and shareholders. Generally, stock options vest annually in equal installments over the five years following the grant date.

In October 2013, DSW announced the approval of a 2-for-1 stock split by its shareholders. The effective date of the split was November 2, 2013. As a result of the split, stock options and restricted stock units outstanding under the Equity Plan, were adjusted to account for the split per the terms of the Plan. For stock options, the grant price for each stock option was reduced to one-half the original grant price and one additional option was awarded for each option that was outstanding on the effective date.

Performance-Based Restricted Stock Units

Performance-based restricted stock units provide retention value because, generally, they vest 100% at the end of three years if performance goals are met. In this way, executives are unable to realize the value of restricted stock units unless the performance goals are met and until a significant period of time has passed since the grant date. Additionally, since the restricted stock unit value is tied directly to the market value of DSW common stock, and not exclusively to the increase in the market value of DSW common stock, restricted stock units provide retention value even when the stock price is stable or declining. Thus, the Committee believes that restricted stock units are a key component of the long-term incentive portfolio in that they help retain executives and keep them focused on long-term value creation for shareholders.

In October 2013, DSW announced the approval of a 2-for-1 stock split by its shareholders. The effective date of the split was November 2, 2013. As a result of the split, stock options and restricted stock units outstanding under the DSW Inc. 2005 Equity Incentive Plan, as amended (the "Plan"), were adjusted to account for the split per the terms of the Plan. Restricted stock unit and performance-based restricted stock unit recipients received one additional unit for each unit that was outstanding- including dividend equivalent units on the effective date.

2013 Long-Term Equity Incentive Awards for the Named Executive Officers

In March 2013, the Committee granted long-term equity incentive awards to Named Executive Officers as part of the annual performance review process. The Committee considered various alternatives based on input from management and the independent compensation consultant based on Proxy and Survey Peer Group data. The Committee considered alternative scenarios to effectively balance the delivery of cash and equity to the Named Executive Officers. Based upon the information provided, the Committee determined to deliver to each Named Executive Officer a long-term incentive award with a targeted value consistent with market data for the Proxy and Survey Peer Group companies. In addition, the Committee determined to deliver the award approximately 70% in stock options and 30% in performance-based restricted stock units to each Named Executive Officer. The table below reflects the grants and applicable vesting schedule for each of the grants to the Named Executive Officers.

Name	# of Nonqualified Stock Options*	# of Performance-Based Restricted Stock Units**
Mr. Schottenstein	43,470	8,520
Mr. MacDonald	144,890	28,400
Ms. Ferree	83,310	16,330
Mr. Probst	25,360	4,970
Mr. Mustafa	14,490	2,840

These grants were made on March 26, 2013, and the stock options had an exercise price of $31.68 (after the adjustment for the November 2013 stock split).
* Options vest 20% per year.

** Performance-based restricted stock units vest 100% on the 3rd anniversary of the grant date if the performance goal is achieved. If the performance goal is not achieved, the grant is canceled.

Equity Grant Practices

Under the Equity Plan, the Committee (or the chair of the Committee) approves all equity awards and has not delegated to management the authority to approve equity awards. In August 2011, the Board amended the Equity Plan to give the Chair of the Committee authority to approve equity awards in situations where it is not practical to bring the Committee together for such a purpose. In no circumstances may the Committee delegate duties the Committee is required to discharge under Code §162(m). The Committee may not grant stock options at a discount to the closing price of DSW common stock on the grant date, nor may the Committee reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. All stock options granted under the Equity Plan have an exercise price that is equal to the closing market price of DSW common stock on the grant date. The grant date is the date of approval by the Committee, or the Chair of the Committee, except in the case of prospective hires who meet the criteria outlined below.

The Committee, or the chair of the Committee, also reviews and considers approval of off-cycle equity awards recommended by management. These off-cycle equity awards reflect commitments made by DSW, subject to approval by the Committee, or the chair of the Committee, and are for current associates (generally in the case of promotion or retention), new hires who have already become employees of DSW or prospective hires who have agreed to a start date with DSW that will occur within the three weeks following approval by the Committee or the chair of the Committee. The grant date for current associates and for new hires who have already become employees of DSW is the date the Committee, or the chair of the Committee, approves the grant. The grant date for prospective hires is their future start date.

In March 2007, the Committee established a methodology to determine the grant date on which annual equity awards would be granted to eligible associates. The Committee determined that the annual equity grant date would be the seventh calendar day following DSW's fiscal year-end earnings release. The Committee does not backdate stock options or grant stock options retroactively. Additionally, the Committee does not coordinate equity grants so that they are made before announcement of favorable information or after announcement of unfavorable information.

Stock Ownership

DSW implemented stock ownership guidelines for the CEO in November 2011. The CEO is encouraged to hold shares of DSW stock with a value at least equal to one times his annual base salary, to be achieved within three years of becoming CEO. Mr. MacDonald owns shares in excess of the ownership guidelines.

DSW Board Members have an ownership guideline of three times their total annual cash retainer to be achieved within three years of joining the Board.

401(k) Plan

DSW sponsors a tax-qualified 401(k) plan (the “401(k) Plan”) in which all DSW associates, including the Named Executive Officers (other than Mr. Schottenstein), are eligible to participate. Under the 401(k) Plan, participants are able to contribute up to 50% of their total eligible cash compensation (including base salary and annual cash incentives) on a pre-tax or after-tax basis up to the limits imposed by the Code. The maximum allowable per participant deferral in 2013 under the Internal Revenue Code was $17,500. DSW provides a 100% match on the first 3% contributed by a participant and an additional 50% match on the next 2% contributed by a participant. Matching contributions are not made by the Company until participants have completed at least one year of service with DSW. In light of the matching contribution for participants, and the Code §401(a)(17) annual compensation limit, the maximum allowable per participant company matching contribution in 2013 was $10,200. Participants choose to invest their account balances in an array of 13 investment alternatives as selected by plan fiduciaries from time to time. A DSW stock fund is not among the investment alternatives available to plan participants. The 401(k) Plan allows for distributions in a lump sum after termination of service. However, loans-and in-service distributions under certain circumstances such as a hardship, attainment of age 59-1/2 or a disability-are permitted.

Nonqualified Deferred Compensation Plan

DSW sponsors a nonqualified retirement plan (the “Nonqualified Plan”) in which Board members and a select group management and other highly compensated associates, including Named Executive Officers, may participate. Under the Nonqualified Plan, Board Members may contribute up to 100% of the annual cash retainer paid by DSW (described in detail in the Director Compensation Table on page 39). Eligible DSW associates may contribute up to 80% of their base salary and 90% of their monthly and/or annual bonus on a pre-tax basis. Deferral elections are made annually related to future compensation, in compliance with Internal Revenue Code §409A. DSW does not provide a company matching contribution in the Nonqualified Plan. DSW associates who also participate in the 401(k) plan may earn a 401(k) make-up contribution under the Nonqualified Plan if their contributions to the Nonqualified Plan plan reduce the matching contributions they receive in the 401(k) Plan. Nonqualified Plan balances are tracked on a “bookkeeping basis” in accounts that are credited with deferrals and earnings. In order to maintain the Nonqualified Plan's tax-deferred status, Nonqualified Plan assets are subject to the claims of creditors of DSW Inc. Participants choose to invest their bookkeeping account in an array of 13 investment alternatives that mirror investment alternatives available under the 401(k) Plan. The Nonqualified Plan allows for in-service distributions in a lump sum. The Nonqualified Plan also allows for retirement distributions which are permitted as a lump sum, five annual installments or ten annual installments. Distribution elections are made when deferral elections are made in compliance with Code §409A.

Tax Considerations

Code §162(m) limits deductibility of certain compensation paid to the chief executive officer and three other executive officers (exclusive of the Chief Financial Officer) who are the highest paid and employed at fiscal year-end to $1 million per year. The Committee annually considers the impact of Code §162(m) in structuring DSW's executive compensation program. In light of the competitive nature of the market for our executive talent, and our philosophy to pay and reward individual contributions to overall Company performance, the Committee reserves the discretion to reward significant contributions by the Named Executive Officers to building shareholder value, regardless of the tax deductibility limits of Code §162(m).

Termination and Change in Control Arrangements

The Named Executive Officers (other than Mr. Schottenstein) have employment agreements that entitle them to receive certain benefits and payments if their employment terminates in specified separation scenarios. All of the Named Executive Officers (and all Company associates) are entitled to certain payments or benefits upon a change in control, including acceleration of the vesting of outstanding equity awards pursuant to the Equity Plan, these benefits are available to all Company associates. These arrangements are described under Potential Payments upon Termination and Change in Control below.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee

Philip B. Miller, Chair
Henry L. Aaron
Elaine J. Eisenman
Carolee Friedlander

COMPENSATION OF MANAGEMENT

The following table summarizes compensation earned by each of the Named Executive Officers during fiscal 2013, fiscal 2012 and fiscal 2011. We follow a 52/53 week fiscal year that ends on the Saturday nearest to January 31 in each year. Fiscal 2013 and fiscal 2011 consisted of 52 weeks, whereas fiscal 2012 consisted of 53 weeks.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Jay L. Schottenstein	2013	$693,269	—	$269,871	$558,283	$623,700	—	$2,145,123
Executive Chairman of	2012	$662,500	—	$225,172	$604,204	$755,950	—	$2,247,826
the Board of Directors	2011	$626,923	—	$146,172	456,945	975,000	—	$2,205,040
Michael R. MacDonald	2013	$1,050,000	—	$899,570	$1,860,815	$1,029,105	$10,200	$4,849,690
President and Chief	2012	$1,062,500	—	$768,880	$2,024,083	$1,221,150	$10,630	$5,087,243
Executive Officer	2011	$1,000,000	—	$494,736	$1,532,585	$2,000,000	$10,733	$5,038,054
Deborah L. Ferrée	2013	$997,981	—	$517,253	$1,069,946	$980,100	$10,805	$3,576,085
Vice Chairman and	2012	$996,250	—	$439,360	$1,170,645	$1,145,555	$10,630	$3,762,440
Chief Merchandising	2011	$929,615	—	$284,848	$885,583	$1,870,000	$10,733	$3,980,779
Officer
Douglas J. Probst	2013	$565,289	—	$157,425	$325,697	$406,296	$10,805	$1,465,512
Executive Vice President	2012	$542,212	—	$153,776	$395,250	$497,764	$10,630	$1,599,632
and Chief Financial Officer	2011	$511,154	—	$101,196	$309,348	$824,000	$10,729	$1,756,427
Harris Mustafa	2013	$646,635	—	$89,957	$186,094	$289,575	$10,805	$1,223,066
Executive Vice President,	2012	$632,096	—	$82,380	$211,471	$363,438	$10,630	$1,300,015
Supply Chain &	2011	$588,692	—	$63,716	$192,079	$593,000	$10,733	$1,448,220
Merchandise Planning & Allocation
_________________________________________
Note: Aggregate Deferred Compensation earnings in the fiscal year are not reflected in the 2013 Summary Compensation Table above because the earnings were neither preferential nor above-market.

(1)
This column represents the grant date fair value of Restricted Stock Units (RSU) and Performance-Based Stock Units (PSU) granted in each fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codifications Topic 718 (“ASC 718”). For RSUs & PSUs, fair value is determined by multiplying the number of units granted by the closing price of DSW Class A Common Stock on the date of grant. For additional information on the valuation assumptions, refer to note 7 of DSW’s financial statements in the Form 10-K for the year ended February 1, 2014, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in fiscal 2013. The amounts reflected are for the fair value of RSUs & PSUs granted and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers upon vesting.

(2)
This column represents the grant date fair value of stock options granted in each fiscal year in accordance with ASC 718. DSW uses the Black-Scholes pricing model to value stock-based compensation expense. For additional information on the valuation assumptions, refer to note 7 of DSW’s financial statements in the Form 10-K for the year ended February 1, 2014, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on options granted in fiscal 2013. The amounts reflected are for the fair value of the stock options granted and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officers upon exercise.

(3)
This column represents the dollar amount paid to each applicable Named Executive Officer pursuant to our Incentive Compensation Plan (ICP) for fiscal 2013, 2012 and 2011, respectively. See the Compensation Discussion and Analysis above for information on the Plan.

(4)	The following table sets forth detail about the amounts reported for 2013 in the "All Other Compensation" column of the Summary Compensation Table above.

Name	401(k) Matching Contributions	Life Insurance Premium	Total
Michael R. MacDonald (a)	$10,200	$—	$10,200
Deborah L. Ferrée	$10,200	$605	$10,805
Douglas J. Probst	$10,200	$605	$10,805
Harris Mustafa	$10,200	$605	$10,805

(a) Mr. MacDonald elected not to receive company paid life insurance for 2013.
FISCAL YEAR 2013 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentives Plan Awards (#) (2)			All Other Option Awards: Number of Securities Underlying Options (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum		Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards
Jay L. Schottenstein	3/26/2013	$350,000	$700,000	$1,050,000	—	8,598	—	43,470	$31.68	$828,154
Michael R. MacDonald	3/26/2013	$577,500	$1,155,000	$2,310,000	—	28,663	—	144,890	$31.68	$2,760,385
Deborah L. Ferrée	3/26/2013	$550,000	$1,100,000	$2,200,000	—	16,482	—	83,310	$31.68	$1,587,199
Douglas J. Probst	3/26/2013	$228,000	$456,000	$912,000	—	5,016	—	25,360	$31.68	$483,122
Harris Mustafa	3/26/2013	$162,500	$325,000	$650,000	—	2,866	—	14,490	$31.68	$276,051
_________________________________________

(1)
These columns represent possible payouts for fiscal 2013 under our Incentive Compensation Plan (ICP). See the Compensation Discussion and Analysis for a discussion of the performance-based criteria applicable to these awards.

(2)
Detailed in these columns is the number of shares underlying the performance-based stock units and stock options granted March 26, 2013. Performance-based stock units reflect dividend equivalents with respect to the quarterly dividend paid on June 28, 2013 and September 30, 2013, and December 31, 2013. The units also reflect the adjustment due to the 2 for 1 stock split that was effective November 2, 2013. Option amounts have been adjusted to reflect the 2 for 1 stock split. Performance-Based Stock Units vest 100% on the third anniversary of the Grant Date subject to the Company’s 100% achievement of the Performance Goal. Options vest ratably over five years on each of the first five anniversaries of the grant date.

(3)
DSW sets the exercise price of all stock options using the closing market price of its Common Shares on the date of grant. The grant price was subsequently adjusted for the 2 for 1 stock split that occurred during fiscal 2013 and as shown in the table reflects the adjustments for the split.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2013
The following table provides information regarding outstanding equity awards held as of February 1, 2014 by each of the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Jay L. Schottenstein	89,688	—		N/A	$12.93	9/7/2016	25,904	(8)	$975,286	N/A	N/A
	115,930	—		N/A	$19.94	4/5/2017
	40,176	—		N/A	$6.01	4/3/2018
	35,774	49,642	(4)	N/A	$12.38	3/24/2020
	19,444	29,164	(5)	N/A	$17.43	3/22/2021
	9,888	39,558	(6)	N/A	$26.66	3/27/2022
	—	43,470	(7)	N/A	$31.68	3/26/2023
Michael R. MacDonald	46,460	92,916	(4)	N/A	$12.38	3/24/2020	125,473	(9)	$4,724,058	N/A	N/A
	32,606	97,820	(5)	N/A	$17.43	3/22/2021
	33,128	132,520	(6)	N/A	$26.66	3/27/2022
	—	144,890	(7)	N/A	$31.68	3/26/2023
Deborah L. Ferrée	106,682	—		N/A	$8.84	6/28/2015	73,098	(10)	$2,752,140	N/A	N/A
	114,854	—		N/A	$19.94	4/5/2017
	101,952	—		N/A	$6.29	4/23/2018
	30,110	60,224	(2)	N/A	$4.65	4/1/2019
	83,884	55,922	(4)	N/A	$12.38	3/24/2020
	37,684	56,522	(5)	N/A	$17.43	3/22/2021
	19,160	76,644	(6)	N/A	$26.66	3/27/2022
	—	83,310	(7)	N/A	$31.68	3/26/2023
Douglas J. Probst	—	33,552	(2)	N/A	$4.65	4/1/2019	25,578	(11)	$963,012
	—	20,648	(3)	N/A	$12.34	3/23/2020
	—	19,744	(5)	N/A	$17.43	3/22/2021
	—	25,878	(6)	N/A	$26.66	3/27/2022
	—	25,360	(7)	N/A	$31.68	3/26/2023
Harris Mustafa	—	—		N/A	$6.01	4/3/2018	15,575	(12)	$586,399	N/A	N/A
	—	24,088	(2)	N/A	$4.65	4/1/2019
	—	13,764	(3)	N/A	$12.34	3/23/2020
	4,086	12,260	(5)	N/A	$17.43	3/22/2021
	3,460	13,846	(6)	N/A	$26.66	3/27/2022
	—	14,490	(7)	N/A	$31.68	3/26/2023
_________________________________________

(1)	Represents the closing share price of DSW Class A common stock on the last day of the fiscal year ($37.65) multiplied by the number of shares not yet vested.

(2)	The remaining options vest on April 1, 2014.

(3)	The remaining options vest ratably on March 23, 2014 and 2015.

(4)	The remaining options vest ratably on March 24, 2014 and 2015.

(5)	The remaining options vest ratably on March 22, 2014, 2015 and 2016.

(6)	The remaining options vest ratably on March 27, 2014, 2015, 2016 and 2017.

(7)	The remaining options vest ratably on March 26, 2014, 2015, 2016, 2017 and 2018.

(8)	Restricted stock units vest on March 22, 2015 (8,661), and March 27, 2016 (8,645). Performance-based stock units vest on March 26, 2016 (8,598).

(9)	Restricted stock units vest on March 24, 2014 (37,973), March 22, 2015 (29,313), and March 27, 2016 (29,524). Performance-based stock units vest on March 26, 2016 (28,663).

(10)	Restricted stock units vest on March 24, 2014 (22,874), March 22, 2015 (16,875), and March 27, 2016 (16,867). Performance-based stock units vest on March 26, 2016 (16,482).

(11)	Restricted stock units vest on March 23, 2014 (8,661), March 22, 2015 (5,998), and March 27, 2016 (5,903). Performance-based stock units vest on March 26, 2016 (5,016).

(12)	Restricted stock units vest on March 23, 2014 (5,773), March 22, 2015 (3,777), and March 27, 2016 (3,159). Performance-based stock units vest on March 26, 2016 (2,866).

FISCAL YEAR 2013 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the exercise of stock options and the vesting of restricted stock units during the year ended February 1, 2014 for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Jay L. Schottenstein	—	$—	—	$—
Michael R. MacDonald	—	$—	6	$251
Deborah L. Ferrée	30,110	$1,048,284	33,002	$1,052,784
Douglas J. Probst	297,192	$9,075,678	17,594	$561,249
Harris Mustafa	43,878	$1,121,400	13,202	$421,144

(1)	The number of shares acquired on exercise has been adjusted for the 2 for 1 stock split that was effective November 2, 2013.
FISCAL YEAR 2013 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($) (1)		DSW Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Jay L. Schottenstein	DSW Inc. Nonqualified Deferred Compensation Plan	—		—	—	—	—
Michael R. MacDonald	DSW Inc. Nonqualified Deferred Compensation Plan	—		—	—	—	—
Deborah L. Ferrée	DSW Inc. Nonqualified Deferred Compensation Plan	—		—	—	—	—
Douglas J. Probst	DSW Inc. Nonqualified Deferred Compensation Plan	—		—	—	—	—
Harris Mustafa	DSW Inc. Nonqualified Deferred Compensation Plan	151,439	(2)	—	129,991	—	801,958

(1)	Amounts eligible to be deferred into the Nonqualified Deferred Compensation Plan are described in more detail in the Compensation Discussion and Analysis on page 29.

(2)	Amounts deferred are included in the Salary and Non-Equity Incentive Plan compensation columns presented in the Summary Compensation Table on page 31.

(3)	Aggregate earnings in the last fiscal year are not reflected in the 2013 Summary Compensation Table because the earnings were neither preferential nor above-market.

Potential Payments Upon Termination and Change in Control

Ms. Ferrée and Messrs. MacDonald, Probst and Mustafa have employment agreements with DSW that provide for limited payments and benefits following termination of their employment without “cause” or if the executive terminates employment for “good reason.” Additionally, our existing Equity Plan provides for acceleration of the vesting of outstanding equity awards upon a change in control for all Company associates, including the Named Executive Officers. Mr. Schottenstein does not have an employment agreement with DSW. In other words, the 2014 Long-Term Incentive Plan proposed for approval in this proxy statement changes the vesting of equity from single trigger to double trigger requiring both a change-in-control and a qualifying termination event as a condition to vesting acceleration.

Employment Agreements with Ms. Ferrée and Messrs. MacDonald, Probst and Mustafa

Generally, pursuant to the Named Executive Officers’ (other than Mr. Mustafa) employment agreements, if DSW involuntarily terminates the officer’s employment without “cause” or if the officer voluntarily terminates employment for “good reason,” each of Ms. Ferrée and Messrs. MacDonald, Probst and Mustafa are entitled to receive:

(i)    salary continuation for at least a 12-month period based on the executive’s salary as of the date of termination;
(ii)    a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year in which the termination occurs;
(iii)    one year of accelerated vesting with respect to outstanding stock options and restricted stock units; and
(iv)    continuing health coverage for at least 12 months.

Also, pursuant to each officer’s employment agreement, if employment terminates as a result of death or disability, each of Ms. Ferrée and Messrs. MacDonald, Probst and Mustafa are entitled to receive a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year in which the termination occurs.

Each executive’s employment agreement also contains confidentiality and non-disparagement provisions effective through the term of the agreement, a non-competition provision effective through the one year following termination of employment or the period of any salary continuation, and a non-solicitation provision effective through two years following termination of employment or the period of any salary continuation.

For additional information about these employment agreements, see “Employment Agreements with Named Executive Officers” below.

Equity Plan

Pursuant to our existing Equity Plan and any applicable award agreement, termination by reason of death, disability or retirement (defined as termination after reaching age 65 and completing at least five years of employment) entitles each Named Executive Officer to receive accelerated vesting with respect to all equity awards that are not vested as of the date of termination.

Pursuant to our existing Equity Plan and any applicable award agreement, a change in control entitles all associates, including each Named Executive Officer, to receive accelerated vesting with respect to all equity awards that are not vested as of the date of the change in control.

Potential Termination and Change In Control Payments

The estimated value of the benefits described above are presented in the following table and are calculated as if the respective termination or change in control event occurred on February 1, 2014 and our stock price was $37.65, the closing market price of our Class A Common Shares on January 31, 2014, the last trading day of fiscal 2013, in case of termination and $43.21 in the case of change in control based on the calculation methodology specified in our Equity Plan. The salary continuation amounts below are based on each Named Executive Officer’s salary as of the end of fiscal 2013. The actual amounts to be paid will only be determinable at the time of actual payment.

Named Executive Officer	Involuntary Termination Without Cause or Voluntary Termination for Good Reason (1)	Involuntary Termination Because of Death or Disability (2)	Voluntary Termination Because of Retirement (2)	Change in Control (3)
Jay L. Schottenstein
Salary Continuation	—	—	—	—
Benefits Continuation	—	—	—	—
Accelerated Vesting of Equity	—	$3,513,693	$3,513,693	$4,413,490
Total	—	$3,513,693	$3,513,693	$4,413,490
Michael R. MacDonald
Salary Continuation (4)	$1,050,000	—	—	—
Benefits Continuation (5)	$5,652	—	—	—
Accelerated Vesting of Equity	$3,800,068	$11,371,354	$11,371,354	$13,974,246
Total	$4,855,720	$11,371,354	$11,371,354	$13,974,246
Deborah L. Ferrée
Salary Continuation (4)	$1,000,000	—	—	—
Benefits Continuation (5)	$3,008	—	—	—
Accelerated Vesting of Equity	$4,246,173	$8,635,234	$8,635,234	$10,484,612
Total	$5,249,181	$8,635,234	$8,635,234	$10,484,612
Douglas J. Probst
Salary Continuation (4)	$570,000	—	—	—
Benefits Continuation (5)	$8,114	—	—	—
Accelerated Vesting of Equity	$1,929,128	$3,427,954	$3,427,954	$4,123,966
Total	$2,507,242	$3,427,954	$3,427,954	$4,123,966
Harris Mustafa (6)
Salary Continuation (4)	$650,000	—	—	—
Benefits Continuation (5)	$7,909	—	—	—
Accelerated Vesting of Equity	$1,324,449	$2,216,240	$2,216,240	$2,652,411
Total	$1,982,358	$2,216,240	$2,216,240	$2,652,411
_________________________________________

(1)
The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options and restricted stock units that otherwise would have vested during the one year following the Named Executive Officer’s date of termination.

(2)
The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of unvested stock options and restricted stock units that would vest immediately upon the Executive’s date of death, disability or retirement as defined by our existing Equity Plan.

(3)
The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all unvested stock options and restricted stock units that would vest immediately upon the change in control date based on the change in control price, which is represented by the highest closing stock price within 30 days of the fiscal year end.

(4)	The amount reported reflects the continued payment of base salary for a period of 12 months at the rate in effect on the Executive’s date of termination.

(5)
The amount reported reflects the cost of maintaining health care coverage for a period of 12 months at the coverage level in effect as of the Executive’s date of termination. The cost of maintaining health care coverage is calculated as the difference between (i) the company’s cost of providing the benefits and (ii) the amount the Executive paid for such benefits as of the Executive’s date of termination.

(6)	Mr. Mustafa’s employment agreement does not contain a “Good Reason” termination clause.

Employment Agreements with Named Executive Officers
Mr. Schottenstein
We have not entered into an employment agreement with Mr. Schottenstein, our Executive Chairman of the Board. Mr. Schottenstein was appointed to this position in March 2005. Effective January 30, 2011, Mr. Schottenstein participates in our ICP with a target bonus opportunity of 100% of base salary and a maximum annual bonus opportunity of 150% of base salary.
Mr. MacDonald
We entered into an employment agreement with Mr. MacDonald, our President and Chief Executive Officer, in March 2009. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of February 1, 2014, Mr. MacDonald’s base salary was $1,050,000. The agreement also provides for Mr. MacDonald’s participation in our 401(k) Plan and welfare benefit plans.
Ms. Ferrée
We entered into an employment agreement with Ms. Ferrée, our Vice Chairman and Chief Merchandising Officer, in November 2004. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of February 1, 2014, Ms. Ferrée’s base salary was $1,000,000, which is to be increased annually by a minimum of 2.5% over the previous year’s base salary. The agreement also provides for Ms. Ferrée’s participation in our 401(k) Plan and welfare benefit plans.
Mr. Probst
We entered into an employment agreement with Mr. Probst, our Executive Vice President and Chief Financial Officer, in March 2005. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of February 1, 2014, Mr. Probst’s base salary was $570,000. The agreement also provides for Mr. Probst’s participation in our 401(k) Plan and welfare benefit plans.
Mr. Mustafa
We entered into an employment agreement with Mr. Mustafa, our Executive Vice President, Supply Chain and Merchandise Planning and Allocation, in July 2006. The agreement provides for an indefinite term, subject to earlier termination pursuant to certain events (and potential payment amounts) summarized under “Potential Payments upon Termination and Change in Control” above. As of February 1, 2014, Mr. Mustafa’s base salary was $650,000. The agreement also provides for Mr. Mustafa’s participation in our 401(k) Plan and welfare benefit plans.
Compensation Committee Review of the Relation of Compensation Design to Risk
The Compensation Committee has reviewed the design and operation of our compensation policies and practices, including incentive compensation arrangements for our Named Executive Officers and for all employees. The Compensation Committee has determined that the Company’s compensation policies and practices do not encourage our employees to take unnecessary or inappropriate risks that could reasonably be expected to materially threaten our value. Several factors contributed to this assessment, including the following:

•	The Compensation Committee reviews the quality of our earnings prior to approving incentive payments;

•
We provide a significant percentage of compensation based on performance, which is in turn based on annual and long-term incentives that require sustained value creation over several years to earn target incentives;

•	For cash incentive payments made under our ICP, the Compensation Committee provides a maximum payout of 200% of target;

•	We use the same financial metric—historically net income—to determine annual incentive payouts for all home office bonus eligible associates;

•
Certain payments to our Named Executive Officers are subject to recovery if we restate a financial statement due to material noncompliance with any financial reporting requirement under the securities laws and such noncompliance is a result of misconduct; and

•
The Compensation Committee has the discretion to adjust incentive payments based on (i) key performance indicators that have a long-term financial impact, and (ii) an assessment of whether results are consistent with our values.

Compensation of Directors
Our Compensation Committee reviews director compensation and makes recommendations to our Board of Directors regarding director compensation.
Our current director compensation policies provide that each director who does not otherwise receive compensation from DSW will receive:

•	An annual cash retainer of $55,000;

•	An annual equity retainer of $110,000; and

•	An additional annual retainer for committee service for each committee on which such director serves (provided that the committee chairs do not receive such additional retainer) as follows:

•	Audit Committee — $15,000

•	Compensation Committee — $11,500

•	Nominating and Corporate Governance Committee — $10,000

•	Technology Committee — $10,000
The annual retainers are paid as follows:

•	The annual cash retainer and the additional annual retainer for committee service are payable in quarterly installments on the last day of each fiscal quarter; and

•
The annual equity retainer is payable on the date of each annual meeting of the shareholders for the purpose of electing directors, determined by dividing the amount of the retainer by the share price of our Class A Common Shares on the grant date.

Directors do not receive any additional compensation for attending board meetings or board committee meetings. However, the chairmen of the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Technology Committee each receive an additional $35,000, $25,000, $30,000, and $25,000 in cash or stock units (as they may elect) per year, respectively. We pay this compensation on a quarterly basis. All members of our Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors and its committees.
Non-management directors may elect to have any of the cash portion of their compensation paid in the form of stock units in lieu of cash.
Stock units issued to a director are fully vested on the date of grant. Beginning in calendar year 2012, the director may elect to have the stock units distributed (i) 30 days following the grant date, (ii) at a specified future date more than 30 days following the grant date, or (iii) when the director leaves the Board (for any reason). Stock units are settled in DSW Class A Common Shares, unless the director’s award agreement provides for a cash settlement. The stock units are settled in a lump sum.
Directors have no voting rights in respect to the stock units, but they will have the power to vote the DSW Class A Common Shares received upon settlement of the award. In general, directors have equivalent rights to receive dividends paid on DSW Class A Common Shares. Each director is “credited” with the same dividend that would be issued if the stock unit was a DSW Class A Common Share. The amounts associated with the dividend equivalent rights will not be distributed until the director’s stock unit award is settled.

FISCAL YEAR 2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Henry L. Aaron	$66,500	$110,000	—	—	—	—	$176,500
Elaine J. Eisenman	$76,500	$110,000	—	—	—	—	$186,500
Carolee Friedlander	$76,500	$110,000	—	—	—	—	$186,500
Joanna T. Lau	$95,000	$110,000	—	—	—	—	$205,000
Philip B. Miller	$100,000	$110,000	—	—	—	—	$210,000
James O'Donnell	$65,000	$110,000	—	—	—	—	$175,000
Joseph A. Schottenstein (2)	—	$173,956	—	—	—	—	$173,956
Harvey L. Sonnenberg	$100,000	$110,000	—	—	—	—	$210,000
Allan J. Tanenbaum (3)	—	$205,000	—	—	—	—	$205,000
_________________________________________

(1)
Each director who is not an employee of DSW and who does not otherwise receive compensation (including severance) from DSW was granted stock units on June 5, 2013. The amounts reported in the “Stock Awards” column represent the full grant date fair value for financial statement reporting purposes, as provided by ASC 718. Messrs. Schottenstein, Sonnenberg, and Tanenbaum, Ms. Friedlander and Ms. Lau elected to have the shares distributable within 30 days of the grant date. The remaining directors have elected to settle the units upon leaving the Board of Directors.

(2)	Beginning in the first quarter of fiscal 2013, Mr. Schottenstein elected to receive payment of all fees in the form of stock awards.

(3)	Beginning in calendar year 2012, Mr. Tanenbaum elected to receive payment of all fees in the form of stock awards.

As of February 1, 2014, the directors held the following number of stock units:

Name	Number of Stock Units Outstanding as of February 1, 2014
Henry L. Aaron	11,482
Elaine J. Eisenman	44,014
Carolee Friedlander	51,062
Joanna T. Lau	38,574
Philip B. Miller	59,170
James O'Donnell	5,717
Joseph A. Schottenstein	432
Harvey L. Sonnenberg	46,730
Allan J. Tanenbaum	73,152

PROPOSAL 2 — APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN
Introduction
Our Compensation Committee views equity-based incentive awards as an important component of our overall compensation programs. We believe it is essential to maintain a flexible equity incentive compensation program in order to maximize our ability to recruit, retain and motivate key employees. Accordingly, we are asking our shareholders to approve the 2005 Equity Incentive Plan (the “2005 Plan”), so that we may grant equity-based incentive awards to eligible participants that are exempt from the deduction limits that would otherwise apply under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
Background

The 2005 Plan has not been amended in any way requiring shareholder approval, and accordingly we are not asking for shareholder approval of any amendment to the 2005 Plan. We are asking shareholders to approve the performance criteria to which awards may be subject under the 2005 Plan so that future awards under the 2005 Plan may continue to qualify for the exemption under Section 162(m) for qualified performance-based compensation.

Section 162(m) generally limits the deductibility for federal income tax purposes of annual compensation paid to any "covered employee" in excess of $1 million. For purposes of Section 162(m), the term "covered employee" for any year includes the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) who are serving as executive officers at year end and whose compensation is subject to disclosure in the proxy statement for the next year's annual meeting of shareholders. Certain compensation paid based on the achievement of pre-established performance goals is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders. The shareholders previously approved the 2005 Plan at the Company's 2009 annual meeting of shareholders, which satisfied these approval requirements. Where the applicable targets under the performance goals may vary (for instance, where the approved goal is a net income measure and the applicable award establishes required net income performance levels), Section 162(m) requires that shareholders reapprove the performance goals under the plan every five years. Accordingly, by approving the 2005 Plan, shareholders will be approving the performance goals described below for use under awards that are designed to satisfy the requirements of Section 162(m), which goals are the same as those originally approved by shareholders in 2009.

If the 2005 Plan is not approved by shareholders, the 2005 Plan will continue in effect in accordance with its terms and the performance goals described in the 2005 Plan will not be deemed to have been reapproved by shareholders for purposes of Section 162(m).

The Company may issue up to 11,198,972 million shares under the 2005 Plan, subject to adjustment. As of April 2, 2014, there were 6,215,741 shares available for future issuance as awards under the 2005 Plan, excluding outstanding awards subject to forfeiture. As of April 2, 2014, the number of outstanding awards granted under the 2005 Plan totals 4,180,596 shares.
Vote Required
Under the rules of the New York Stock Exchange, the approval of the 2005 Plan requires an affirmative vote of the majority of the votes cast on the proposal. Votes “For” and “Against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Under our Code of Regulations, the proposal must be approved by the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote.
Plan Description
The material features of the 2005 Plan are summarized below. This summary does not contain all the information that may be important to you. A copy of the complete text of the 2005 Plan is included in Appendix A to this Proxy Statement and the following description is qualified in its entirety by reference to the text of the 2005 Plan. You are urged to read the 2005 Plan in its entirety.
Purposes
Our 2005 Plan is intended to foster and promote our long-term financial success and to materially increase shareholder value by:

•	providing consultants, employees and eligible directors an opportunity to acquire an ownership interest in the

Company;

•
enabling the Company and related entities to attract and retain the services of outstanding consultants, employees and eligible directors upon whose judgment, interest and special efforts the successful conduct of our business is largely dependent; and

•	meeting the requirements for deductibility of certain performance-based compensation awarded to covered officers under Section 162(m).
Plan Administration
The 2005 Plan is administered by the Committee, which, in the case of any awards granted to eligible non-employee directors, is the entire Board of Directors, or, in the case of awards granted to participants other than eligible directors, is the Compensation Committee of the Board of Directors. The Compensation Committee will be comprised of at least three persons, each of whom is an outside director (within the meaning of Section 162(m)) and a “non-employee” director (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934). The Committee may, in its sole discretion, delegate any ministerial duties associated with the 2005 Plan to any person (including employees of the Company or any related entity) that it deems appropriate; however, the Committee may not delegate any duties that it is required to discharge in accordance with Section 162(m).
The Committee (or its delegate) has broad authority to administer the 2005 Plan, including the authority to:

•	decide which employees, consultants and eligible directors will be selected to participate in and be granted awards under the 2005 Plan;

•
specify the type of award to be granted and the terms and conditions upon which an award will be granted and may be earned (including, without limitation, when and how an award may be exercised or earned and the exercise price, if applicable, associated with each award);

•	prescribe any other terms and conditions (including accelerated vesting or forfeiture provisions) affecting an award;

•	adopt, amend and rescind rules and regulations relating to the 2005 Plan; and

•	make all other decisions necessary or advisable for the administration and interpretation of the 2005 Plan.

Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
Regardless of any other provision of the 2005 Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the underlying stock is then traded) any award without the prior approval of the shareholders.
Shares Reserved for Issuance
Subject to adjustment, the number of our Class A Common Shares or any security issued by the Company in substitution, exchange or in place of these shares (“Stock”) issued under the 2005 Plan may not exceed 11,200,000 shares, as amended pursuant to this Proposal 2), of which up to 11,200,000 shares may be issued as incentive stock options. Any Stock subject to an award that, for any reason, is forfeited, canceled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the fair market value of the award and its exercise price (if any) may again be granted under the 2005 Plan and, in the discretion of the Committee and subject to the share limits described in the preceding sentence, may be subject to a subsequent award.
The closing price of our Class A Common Shares was $37.00 on April 1, 2014.
Individual Award Limits
During any fiscal year, no covered employee may receive (i) stock options and stock appreciation rights covering more than 1,000,000 shares, subject to adjustment, including awards that are canceled during each fiscal year granted, or (ii) other awards covering more than 200,000 shares, subject to adjustment, including awards that are canceled during each fiscal year granted.
Adjustments in Capitalization
If there is a Stock dividend or Stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting the Stock, the Committee will appropriately adjust:

•	the number of awards that may or will be granted to participants during a fiscal year;

•	the aggregate number of shares of Stock available for awards under the 2005 Plan or subject to outstanding awards (as well as any share-based limits imposed under the 2005 Plan);

•	the respective exercise price, number of shares and other limitations applicable to outstanding or subsequently granted awards; and

•	any other factors, limits or terms affecting any outstanding or subsequently granted awards.
Eligibility
Employees of the Company or any related entity, eligible non-employee directors, and consultants who provide significant services to the Company or any related entity are eligible to become participants and receive awards under the 2005 Plan.
There are approximately 2,000 employees and 9 non-employee directors who are currently eligible to participate in the 2005 Plan. Actual participation and receipt of an award under the 2005 Plan will be determined by the Committee in its sole discretion.
Types of Plan Awards
The following awards may be granted under the 2005 Plan:

•	incentive stock options (i.e., stock options which meet the requirements of Section 422 of the Internal Revenue Code) and nonstatutory stock options;

•	performance shares;

•	performance units;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	stock units.
Any award granted under the 2005 Plan will be evidenced by an award agreement which will describe the terms and conditions of the award, including, without limitation, the type of award granted, when and how the award may be exercised or earned, and any exercise price (as appropriate) associated with the award.
Stock Options. The Committee may grant nonstatutory stock options to employees, directors, and consultants. No incentive stock option will be granted to any person who is not an employee of the Company or a related entity on the grant date. The terms and conditions of stock options granted to participants will be determined by the Committee and set forth in the applicable award agreement and, with respect to incentive stock options, will include such additional terms as are necessary to satisfy the applicable requirements of U.S. tax law. Stock options will have an exercise price at least equal to the fair market value of the underlying Stock on the grant date. In the case of incentive stock options, the aggregate fair market value of the Stock (determined as of the grant date) with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year (under all option plans of the Company and all related entities) will not exceed $100,000. Unless otherwise specified in the award agreement and subject to certain accelerated vesting provisions set forth in the 2005 Plan, stock options granted to employees and consultants will vest ratably over a five-year period.
A participant may exercise a stock option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment of the exercise price. Unless the Committee specifies otherwise in the award agreement, the exercise price associated with each stock option must be paid in cash. However, the Committee may, in its discretion, develop and extend to some or all participants other procedures through which participants may pay the exercise price, including a cashless exercise and allowing a participant to tender Stock the participant already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its fair market value on the exercise date, as partial or full payment of the exercise price.
Subject to certain exceptions set forth in the 2005 Plan, stock options that are not exercisable upon termination of employment or service (as defined in the 2005 Plan) will be fully and immediately exercisable if, in the case of an employee, the employee terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. In all other cases, subject to certain exceptions set forth in the 2005 Plan, stock options issued to an employee or consultant that are not exercisable when the employee or consultant terminates for any other reason will be forfeited. Stock options granted to eligible directors will be exercisable for twelve complete consecutive calendar months beginning after the grant date if the eligible director has not then terminated, and will be fully and immediately exercisable if the eligible director terminates because of death, retirement or disability, but will be forfeited if the eligible director terminates for any other reason. In no event may a stock option be exercised more than ten years after it is granted (five years in the case of an incentive stock option granted to an employee who, on the grant date, owns stock possessing more than 10 percent of the total combined voting power of all classes of Company stock or the combined voting power of any related entity).
Stock Appreciation Rights (“SARs”). The Committee may grant affiliated SARs, tandem SARs and freestanding SARs (or a combination of each) to employees or consultants. An affiliated SAR is an SAR that is granted in conjunction with a stock option and which is always deemed to have been exercised at the same time that the related stock option is exercised. The value of the payout under an affiliated SAR will not be more than the exercise price of the related stock option, and an affiliated SAR may be exercised only if the value of the Stock subject to the related option exceeds the option exercise price. A tandem SAR is an SAR that is associated with a stock option and which expires when that stock option expires or is exercised. A freestanding SAR is an SAR that is not associated with a stock option. The exercise price of an SAR will be specified in the award agreement and will not be less than 100 percent of the fair market value of a share of Stock on the grant date, and, in the case of a tandem SAR, will not be less than 100 percent of the exercise price of the related option.
SARs must be exercised in accordance with the terms set forth in the 2005 Plan and in the applicable award agreement. Participants exercising a tandem SAR or a freestanding SAR will receive an amount equal to the difference (if any) between the fair market value of a share of Stock on the exercise date and the exercise price, multiplied by the number of shares of Stock with respect to which the tandem SAR or freestanding SAR is exercised. Tandem SARs and freestanding SARs always will be settled in shares of Stock unless the award agreement specifies otherwise. A participant will not receive any cash or other amount when exercising an affiliated SAR. Instead, the value of the affiliated SAR being exercised will be applied to reduce (but not below zero) the exercise price of the related stock option.
Restricted Stock. The Committee may grant restricted stock to participants in accordance with the terms and conditions specified by the Committee in the applicable award agreements. Subject to the provisions of the 2005 Plan, and unless otherwise specified in the award agreement, time-based restrictions will lapse four years from the date of grant. Unless otherwise provided, during the applicable restriction period, each participant to whom restricted stock has been issued may exercise full voting rights associated with the restricted stock and will be entitled to receive all dividends and other distributions paid with respect to the restricted stock. However, if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were issued. Once the restrictions have been met, restricted stock will be distributed as soon as practicable after the last day of the restriction period. Restricted stock will be forfeited (or if shares were issued to the participant for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the restriction period, and will again become available for issuance under the 2005 Plan. Unless the Committee specifies otherwise in the award agreement, restrictions that have not lapsed upon a participant’s termination will fully lapse if, in the case of an employee or eligible director, the employee or eligible director terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. Restricted stock subject to restrictions when a participant terminates for any other reason will be forfeited.
Restricted Stock Units. The Committee may grant restricted stock units to participants under the terms and conditions specified by the Committee in the applicable award agreements. Subject to the provisions of the 2005 Plan and unless otherwise specified in the award agreement, time-based restrictions will lapse four years from the date of grant. Restricted stock units will be settled in shares of Stock unless the award agreement specifies otherwise. If restricted stock units are settled in shares of Stock, the number of shares of Stock distributed will be equal to the number of restricted stock units to be settled. In the event that restricted stock units are settled in cash, the amount distributed will be equal to the number of restricted stock units to be settled, multiplied by the fair market value of a share of Stock on the settlement date. During the restriction period, a participant may not exercise any voting rights associated with the shares of Stock underlying the participant’s restricted stock units or receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying the participant’s restricted stock units. Unless the Committee specifies otherwise in the award agreement, restrictions that have not lapsed at termination will fully lapse if, in the case of an employee or eligible director, the employee or eligible director terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. Restricted stock units subject to restrictions when a participant terminates for any other reason will be forfeited.
Stock Units. The Committee may grant stock units to participants in accordance with the terms and conditions set forth in the applicable award agreement. Stock units will be settled in shares of Stock unless the award agreement specifies otherwise. The number of shares of Stock distributed in settlement of a stock unit will equal the whole number of stock units to be settled in Stock, with the fair market value of any fractional share of Stock distributed in cash. In the event that stock units are to be settled in cash, the amount distributed will be calculated by multiplying the number of stock units to be settled by their fair market value. If provided in an award agreement, a dividend equivalent right may be granted in connection with any stock unit. If granted, the right to receive any dividend equivalent right will be forfeited or paid in cash or in the form of additional stock units (as provided in the award agreement) when the associated stock unit is forfeited or settled. Subject to Committee approval and the terms of the applicable award agreement, all stock units will be settled as of the date specified in the award agreement, in the case of stock units issued to employees and consultants, or, in the case of stock units issued to eligible directors, the date the eligible director terminates service. If a participant dies or become disabled before all of the participant’s stock units have been settled, the value of any unpaid stock units will be paid in a lump sum in shares of Stock to the participant’s beneficiary.

Performance Shares and Performance Units. Any award may be granted to covered employees (as defined above) in a manner that qualifies as “performance-based compensation” under Section 162(m) or, with respect to employees (who are not covered employees) and consultants, in a manner determined by the Committee. The grant or vesting of performance shares and performance units will, in the Committee’s sole discretion, be based on the achievement of performance objectives derived from one or more of the performance criteria described below. Unless otherwise provided in the award agreement, during the performance period, participants may not exercise voting rights associated with their performance shares or performance units and all dividends and other distributions paid with respect to these awards will be held by the Company during the performance period. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Stock with respect to which they were issued. Generally, as of the end of each performance period, the Committee will certify to the Board of Directors the extent to which each participant has or has not met the applicable performance criteria. If the performance criteria have been attained, the performance shares or performance units will be valued and distributed in a single lump sum to participants in the form of cash, Stock, or a combination thereof (as specified in the award agreement) as soon as practicable after the last day of the applicable performance period. If the performance criteria have not been met, performance shares or performance units will be forfeited and will again become available to be issued as awards under the 2005 Plan.
Performance-Based Awards. Any award granted under the 2005 Plan to an employee who is (or is reasonably expected to be) a covered employee (as defined above) may be granted in a manner that qualifies as “performance-based compensation” under Section 162(m). With respect to employees (who are not covered employees) or consultants, performance-based awards may be granted in a manner determined by the Committee. In each case, vesting and payment of performance-based awards will be subject to attainment of specified performance criteria. The performance criteria will be set forth in an award agreement as soon as administratively practicable after they are determined by the Committee, except that in the case of covered employees, the performance criteria must be established no later than the earlier of ninety days after the beginning of the applicable performance period or the date on which twenty-five percent of the applicable performance period will have elapsed.
Any award that is granted to any employee who is (or is reasonably expected to be) a covered employee and that is intended to qualify as “performance-based compensation” under Section 162(m) must be based on one or more (or a combination of) the following performance criteria, which criteria may be applied solely with reference to the Company (and/or any related entity) or relatively between the Company (and/or any related entity) and one or more unrelated entities:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales or revenue growth;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	market share;

•	customer satisfaction;

•	working capital targets; and

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
With respect to participants who are not covered employees, different performance criteria may be applied and, as specified by the Committee, may be based on the results achieved separately by the Company or any related entity, any combination of the Company and related entities, or any combination of segments, products or divisions of the Company and related entities.
The Committee will make appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting the Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. In addition, the Committee will make a similar adjustment to any portion of a performance criterion that is not based on Stock but which is affected by an event having an effect similar to those just described. The Committee may also make appropriate adjustments to performance criteria to reflect a substantive change in a participant’s job description or assigned duties and responsibilities.
Subject to the terms of the 2005 Plan or as specified in the applicable award agreement, at the end of each performance period, the Committee will certify to the Board of Directors the extent to which each participant has or has not attained the applicable performance criteria. If the specified performance criteria have been met at the end of the applicable performance period, performance-based awards will be valued and distributed as soon as practicable after the last day of the performance period. If performance criteria have not been met at the end of the performance period, performance-based awards will be forfeited.
Termination of Employment or Service
Unless otherwise specified in the applicable award agreement or the 2005 Plan, the following provisions will apply in the event a participant terminates employment or service.

•
Retirement. All awards that are exercisable when a participant “retires” (as defined in the 2005 Plan) may be exercised at any time before the earlier of the expiration date specified in the award agreement or one year (three months in the case of incentive stock options) after the retirement date (or any shorter period specified in the award agreement).

•
Death or Disability. All awards that are exercisable when a participant terminates because of death or “disability” (as defined in the 2005 Plan) may be exercised by the participant or the participant’s beneficiary at any time before the earlier of the expiration date specified in the award agreement or one year after the date of death or termination because of disability (or any shorter period specified in the award agreement).

•	Termination for Cause. All awards that are outstanding (whether or not then exercisable) will be forfeited if a participant terminates for “cause” (as defined in the 2005 Plan).

•
Termination in Connection with a Section 424 Transaction. Stock options held by a participant who terminates in connection with a transaction described in Section 424 of the Internal Revenue Code will expire immediately upon the date of termination, but only if and to the extent that another party to that transaction will grant substitute options in exchange for the stock options to be cancelled and otherwise comply with the rules and procedures prescribed under the provisions of Section 424 of the Internal Revenue Code governing that substitution. In all other cases, stock options held by a participant who terminates in connection with a transaction described in Section 424 of the Internal Revenue Code will expire as otherwise provided in the 2005 Plan and the award agreement.

•
Termination for any Other Reason. Any awards that are outstanding when a participant terminates for any reason not described above and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of the expiration date specified in the award agreement or ninety days after the termination date (or any shorter period specified in the award agreement) and all awards that are not then exercisable will terminate on the termination date.

Buy Out of Awards
At any time before a “change in control” (as defined in the 2005 Plan) or the commencement of any activity that may reasonably be expected to result in a change in control, the Committee, without the consent of the affected participant, may cancel any or all outstanding awards held by that participant, whether or not exercisable, by providing to that participant written notice (a “Buy Out Notice”) of its intention to cancel outstanding awards. If a Buy Out Notice is given, in the case of a stock option, the Company also will pay to each affected participant the difference between the fair market value of the Stock underlying each exercisable stock option (or portion thereof) to be cancelled and the exercise price associated with each exercisable stock option to be cancelled. With respect to any award other than a stock option, the Company will pay to each affected participant the fair market value of the Stock subject to the award. However, unless otherwise specified in the award agreement, no payment will be made with respect to any awards that are not exercisable or are subject to a restriction when cancelled. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the fair market value as of the date of the Buy Out Notice.
In addition, at any time before a change in control or the commencement of any activity that may reasonably be expected to result in a change in control, the Committee may offer to buy for cash or by substitution of another award any or all outstanding awards held by any participant, whether or not exercisable, by providing to that participant written notice (a “Buy Out Offer”) of its intention to purchase or substitute outstanding awards. If a Buy Out Offer is given, the Company also will transfer to each participant accepting the offer the value (determined under the procedures adopted by the Committee) of the award to be purchased or exchanged. The Company will complete any buy out as soon as administratively possible after the date of the Buy Out Offer and the shares of Stock subject to the awards purchased may again be subject to a subsequent award under the 2005 Plan.
Effect of Change in Control
Awards under the 2005 Plan are generally subject to special provisions upon the occurrence of a change in control transaction. On the date of any change in control the following will occur:

•
each outstanding stock option, whether or not exercisable, will be cancelled in exchange for cash equal to the excess of the “change in control price” (as defined in the 2005 Plan) over the exercise price associated with the cancelled stock option, or, at the Committee’s discretion, for whole shares of Stock with a fair market value equal to the excess of the change in control price over the exercise price associated with the cancelled stock option, and the fair market value of any fractional share of Stock will be distributed in cash, and all related affiliated and tandem SARs will be cancelled;

•
all performance criteria associated with performance shares or performance units will be deemed to have been met, all performance periods will be accelerated to the date of the change in control and all outstanding performance shares and performance units will be distributed in a single lump sum cash payment;

•	all freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment;

•	all stock units issued to directors will be distributed immediately in the form provided in the “annual retainer deferral form” (as defined in the 2005 Plan); and

•	all restrictions then imposed on restricted stock or restricted stock units will lapse.
Section 280G of the Internal Revenue Code
Unless otherwise specified in the applicable award agreement or in another written agreement between the participant and the Company or a related entity executed simultaneously with or before any change in control, if the sum (or value) of the payments which accelerate on a change in control of the Company constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code) when combined with all other “parachute payments” (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code) attributable to the same change in control, the Company or other entity making the payment will reduce the participant’s benefits under the 2005 Plan so that the participant’s total parachute payment under the 2005 Plan, any award agreement and all other agreements, will be $1.00 less than the amount that otherwise would generate an excise tax under Section 4999 of the Internal Revenue Code.
Transferability
Except as described below, an award may not be transferred except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant or the participant’s guardian or legal representative. However, with the permission of the Committee, a participant or a specified group of participants may transfer awards (other than incentive stock options) to a revocable inter vivos trust, of which the participant is the settlor, or may transfer awards (other than incentive stock options) to any member of the participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the participant’s immediate family or an organization described in Section 501(c)(3) of the Internal Revenue Code. Any award so transferred will continue to be subject to all of the terms and conditions that applied to the award before the transfer and to any other rules prescribed by the Committee.
Term, Amendment and Termination
The 2005 Plan became effective upon its adoption by the Board on June 20, 2005, and has a term of ten years expiring on June 20, 2015, unless terminated earlier by the Board or the Committee.
The Board or the Committee may terminate, suspend or amend the 2005 Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the

Securities Exchange Act of 1934, applicable requirements of the Internal Revenue Code or any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. No amendment may result in the loss of a Committee member’s status as a “non-employee director” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934) with respect to any employee benefit plan of the Company or cause the 2005 Plan to fail to meet requirements imposed by Rule 16b-3.
Except as specifically provided otherwise in the 2005 Plan or an applicable award agreement, no amendment, modification or termination may adversely affect any award previously granted to a participant without the participant’s consent. Notwithstanding the foregoing, the Committee may amend the 2005 Plan and any award agreement without any additional consideration to the affected participants to the extent necessary to avoid penalties arising under Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted under the 2005 Plan or applicable award agreement (or both) before those amendments.
Plan Benefits
Please refer to the Fiscal Year 2013 Grants of Plan-Based Awards Table on page 32 of this Proxy Statement to review equity-based awards granted to our Named Executive Officers in 2013. Equity grants are made in the discretion of the Committee and therefore are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying Stock at the time of settlement, which likewise is not determinable at this time.
The following table provides information about all previous option grants under the 2005 Plan since its adoption. The information below is provided as of February 1, 2014.

Options
Granted Since
Name of Individual or Identity of Group	Inception (#)
Jay L. Schottenstein Executive Chairman of the Board of Directors	672,134
Michael R. MacDonald President and Chief Executive Officer	931,702
Deborah L. Ferrée Vice Chairman and Chief Merchandising Officer	1,321,640
Douglas J. Probst Executive Vice President and Chief Financial Officer	605,088
Harris Mustafa Executive Vice President, Supply Chain & Merchandise Planning & Allocation	380,652
All Current Executive Officers as a Group	4,964,830
All Current Directors Who are not Executive Officers as a Group	78,022
Each Nominee for Election as Director	7,008
Each Associate of any such Directors, Executive Officers or Nominees	None
Each Other Person Who Received or Is to Receive 5% of Such Options, Warrants or Rights	None
All Employees (including terminated Employees and Officers who are not Executive Officers) as a Group	5,825,354
Certain Federal Income Tax Consequences of Stock Options
The following is a discussion of the principal United States federal income tax consequences currently applicable to stock options granted under the 2005 Plan. The summary below does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon the participant’s individual circumstances. Reference is made to the Internal Revenue Code of 1986, as amended, for a complete statement of all relevant federal income tax provisions.
Nonstatutory Stock Options
Under existing law and regulations, the grant of nonstatutory stock options will not result in income taxable to the participant or provide a deduction to the Company. However, the exercise of a nonstatutory stock option results in taxable income to the holder, and the Company generally is entitled to a corresponding deduction. At the time of the exercise of a nonstatutory stock option, the participant will be taxed at ordinary income tax rates on the excess of the fair market value of the shares purchased over the stock option’s exercise price.

Incentive Stock Options (“ISOs”)
A participant will not recognize any ordinary income (and the Company will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of the underlying Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a 50%-or-more owned subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with rules applicable to nonstatutory stock options, discussed above.
If Stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the Stock is a capital asset of the participant, the participant generally will recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the participant) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the Stock by the participant.
If, however, Stock acquired pursuant to the timely exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date the Stock is transferred to the participant upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of the disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the Stock on the date the ISO is exercised or the amount realized on the disqualifying disposition and (ii) if the Stock is a capital asset of the participant, as short-term or long-term capital gain (depending upon the length of time the shares were held by the participant) to the extent of any excess of the amount realized on the disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the participant. In this case, the Company generally may claim an income tax deduction at the time of the disqualifying disposition for the amount taxable to the participant as ordinary income.
Your Board of Directors unanimously recommends a vote FOR the approval of our 2005 Equity Incentive Plan.

PROPOSAL 3 — APPROVAL OF THE 2005 CASH INCENTIVE COMPENSATION PLAN
Introduction
We presently have in effect the 2005 Cash Incentive Compensation Plan (the “2005 ICP”). Our Board of Directors recommends that shareholders approve the 2005 ICP to enable the Company to award cash incentives that qualify for the performance-based exception under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
Background

The 2005 ICP has not been amended in any way requiring shareholder approval, and accordingly we are not asking for shareholder approval of any amendment to the 2005 ICP. We are asking shareholders to approve the performance criteria to which awards may be subject under the 2005 ICP so that future awards under the 2005 ICP may continue to qualify for the exemption under Section 162(m) for qualified performance-based compensation.

As discussed above in connection with Proposal 2, Section 162(m) generally limits the deductibility for federal income tax purposes of annual compensation paid to any "covered employee" in excess of $1 million. For purposes of Section 162(m), the term "covered employee" for any year includes the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) who are serving as executive officers at year end and whose compensation is subject to disclosure in the proxy statement for the next year's annual meeting of shareholders. Certain compensation paid based on the achievement of pre-established performance goals is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders. The shareholders previously approved the 2005 ICP at the Company's 2009 annual meeting of shareholders, which satisfied these approval requirements. Where the applicable targets under the performance goals may vary (for instance, where the approved goal is a net income measure and the applicable award establishes required net income performance levels), Section 162(m) requires that shareholders re-approve the performance goals under the plan every five years. Accordingly, by approving the 2005 ICP, shareholders will be approving the performance goals described below for use under awards that are designed to satisfy the requirements of Section 162(m), which goals are the same as those originally approved by shareholders in 2009.

If the 2005 ICP is not approved by shareholders, the 2005 ICP will continue in effect in accordance with its terms and the performance goals described in the 2005 ICP will not be deemed to have been re-approved by shareholders for purposes of Section 162(m).
Vote Required
Under our Code of Regulations, the proposal must be approved by the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal.
Purpose of the 2005 ICP
The 2005 ICP is intended to foster and promote the financial success of the Company and related entities and to increase shareholder value by:

•	providing participants an opportunity to earn incentive compensation if specified objectives are met; and

•
enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent.

Plan Description
The following is a summary of the material provisions of the 2005 ICP. The summary is qualified in its entirety by the specific language of the 2005 ICP, which is attached hereto as Appendix B.
Plan Administration
The 2005 ICP is administered by the Compensation Committee of our Board of Directors. Except with respect to duties that the Committee is required to discharge under Section 162(m), in its sole discretion, the Committee may delegate any ministerial duties associated with the 2005 ICP to any person (including employees of the Company or any related entity) that it deems appropriate. The Committee (or its delegate) has broad authority to administer the 2005 ICP and to exercise all powers appropriate and necessary to that purpose, including the authority to:

•	determine who will participate in the 2005 ICP;

•	determine the terms and conditions of awards, the type of awards to be granted and when awards will be granted;

•	determine the performance goals applicable to awards;

•	adopt, amend and rescind rules and regulations relating to the 2005 ICP; and

•	make all other decisions necessary or advisable for the administration of the 2005 ICP.
Eligibility
The Committee will designate those employees of the Company or any related entity who will be eligible to participate in the 2005 ICP. Any employee to whom an award under the 2005 ICP is granted will be designated as a participant in the 2005 ICP. As of the date of this Proxy Statement, the Committee has designated approximately 404 employees as eligible to participate in the 2005 ICP for fiscal 2014.
General Terms of Awards
At the time an award is made under the 2005 ICP, the Committee will specify in an award agreement the terms of the award, the applicable performance period and performance objectives, and when and how the award may be earned. Performance criteria will be established in the award agreement as soon as administratively practicable after determined by the Committee except that with regard to any participant who is or is reasonably expected to be a covered officer (as defined above), the Committee will specify the applicable performance criteria no later than the earlier of ninety days after the beginning of the applicable performance period or the date on which twenty-five percent of the applicable performance period will have elapsed.
Subject to any terms, restrictions and conditions specified in the 2005 ICP or the award agreement, as of the end of each performance period, the Committee will certify to the Board of Directors the extent to which each participant has or has not met the applicable performance criteria. If performance criteria have not been met at the end of the performance period, awards will be forfeited. If the performance criteria have been met, and unless deferred in accordance with the terms of the 2005 ICP, awards will be valued and distributed, in a single lump sum cash payment (subject to applicable withholding), in the form specified in the award agreement as soon as practicable after the last day of the performance period.
Except in the case of a termination of employment on account of death or disability, no award will be paid to a participant who terminates employment before the end of the applicable performance period. A prorated award will be paid to a participant (or to the participant’s beneficiary) who terminates on account of death or disability, but only if the performance criteria applicable to that performance period are met at the end of that performance period. The amount paid will be equal to the award the disabled or deceased participant would have received had the participant’s employment not terminated before the end of the performance period, multiplied by the number of days between the beginning of the performance period during which the termination occurred and divided by the total number of days in that performance period. This amount, if any, will be paid at the same time and in the same manner as the award would have been paid if the participant had not terminated employment.
Maximum Award Amounts
The maximum award that any covered officer may earn in any single calendar year is $3,000,000.
Determination of Performance Criteria
The performance criteria may be based on one or more (or a combination of) the performance criteria set forth below or on other factors the Committee believes are relevant or appropriate. Notwithstanding the foregoing, any award to any employee who is (or is reasonably expected to be) a covered officer that is intended to qualify as “performance-based compensation” under Section 162(m) must be based on one or more (or a combination of) the following performance criteria and may be applied solely with reference to the Company (and/or any related entity) or relatively between the Company (and/or any related entity) and one or more unrelated entities:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales or revenue growth;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	market share;

•	customer satisfaction;

•	working capital targets; and

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
Different performance criteria may be applied to individual participants or to groups of participants and, as specified by the Committee, may be based on the results achieved separately by the Company or any related entity, any combination of the Company and related entities, or any combination of segments, products or divisions of the Company and related entities.
Adjustments to Performance Criteria
The Committee will make appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting our Class A Common Shares, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. In addition, the Committee will make a similar adjustment to any portion of a performance criterion that is not based on our Class A Common Shares but which is affected by an event having an effect similar to those just described. The Committee may make appropriate adjustments to performance criteria to reflect a substantive change in a participant’s job description or assigned duties and responsibilities.
Change in Control
On the date of any “change in control” (as defined in the 2005 ICP), all performance criteria will be deemed to have been met on the date of the change in control, all performance periods will be accelerated to the date of the change in control, and all awards will be distributed in full as of the date of the change in control.
Section 280G of the Internal Revenue Code
Unless otherwise specified in an award agreement or in another written agreement between the participant and the Company or a related entity executed simultaneously with or before any change in control, if the sum (or value) of the payments described in the preceding paragraph constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code) when combined with all other “parachute payments” (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code) attributable to the same change in control, the Company or other entity making the payment will reduce the participant’s benefits under the 2005 ICP so that the participant’s total parachute payments under the 2005 ICP and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Section 4999 of the Internal Revenue Code.
Amendment and Termination
The Board of Directors or the Committee may terminate, suspend or amend the 2005 ICP at any time without shareholder approval, except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Securities Exchange Act of 1934, applicable requirements of the Internal Revenue Code or any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. In addition, no amendment of the 2005 ICP may result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 with respect to any employee benefit plan of the Company or cause the 2005 ICP to fail to meet requirements imposed by Rule 16b-3.
In addition, no amendment may, without the consent of the affected participant (and except as specifically provided otherwise in the 2005 ICP or applicable award agreement thereunder), adversely affect any award granted before the amendment, modification or termination. Notwithstanding the foregoing, the Committee may amend the 2005 ICP and any award agreements without any additional consideration to the affected participants to the extent necessary to avoid penalties arising under Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted under the 2005 ICP or award agreement (or both) before those amendments.

Your Board of Directors unanimously recommends a vote FOR the approval of the 2005 Cash Incentive Compensation Plan

PROPOSAL 4 — APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN
Introduction
Our Compensation Committee views equity-based incentive awards as an important component of our overall compensation programs. We believe it is essential to maintain a flexible equity incentive compensation program in order to maximize our ability to recruit, retain and motivate key employees. Accordingly, we are asking our shareholders to approve the 2014 Equity Incentive Plan (the “2014 Plan”), so that we may grant equity-based incentive awards to eligible participants.
Background

The 2014 Plan was approved by the Board of Directors on March 27, 2014, subject to approval by shareholders. The 2014 Plan is intended to foster and promote the long-term financial success of the Company and its subsidiaries and affiliates by attracting and retaining talent. The 2014 Plan is expected to materially increase shareholder value by providing consultants, employees and directors an opportunity to acquire an ownership interest in the Company, and other rights with respect to stock of the Company, thereby providing consultants, employees and directors with incentives to perform at the highest level.

Shareholder approval of the 2014 Plan will serve to satisfy the listing requirements of the New York Stock Exchange, permit all of the shares underlying the 2014 Plan to be made subject to incentive stock options (options that enjoy certain favorable tax treatment under Sections 421 and 422 of the Internal Revenue Code), and permit the Company to make awards under the 2014 Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). If shareholders do not approve the 2014 Plan, no awards will be granted under it.
Vote Required
Under the rules of the New York Stock Exchange, the approval of the 2014 Plan requires an affirmative vote of the majority of the votes cast on the proposal. Votes “For” and “Against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Under our Code of Regulations, the proposal must be approved by the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote.

Effect on 2005 Plan and Shares Available for Issuance

Regardless of whether the 2014 Plan is approved by shareholders, the 2005 Plan will continue in effect. As explained further below, if the 2014 Plan is approved, an additional 8,500,000 shares of our Class A Common Shares ("Stock") will be made available for issuance under our equity incentive compensation plans. In determining the number of additional shares to authorize under the 2014 Plan, the Compensation Committee and the Board of Directors considered a number of factors, including the following:

•	the number of shares available for issuance under the 2005 Plan;

•	the Company's historical burn rate for equity (which was 0.72% in 2013 and averaged 1.01% for the previous three years;

•	the potential dilutive effect the issuance of shares under the 2014 Plan could have; and

•	anticipated head count growth of the Company.
Plan Description
The material features of the 2014 Plan are summarized below. This summary does not contain all the information that may be important to you. A copy of the complete text of the 2014 Plan as it is proposed to be amended is included in Appendix C to this Proxy Statement and the following description is qualified in its entirety by reference to the text of the 2014 Plan. You are urged to read the 2014 Plan in its entirety.
Purposes
Our 2014 Plan is intended to foster and promote our long-term financial success and to materially increase shareholder value by:

•	providing consultants, employees and eligible directors an opportunity to acquire an ownership interest in the Company;

•
enabling the Company and related entities to attract and retain the services of outstanding consultants, employees and eligible directors upon whose judgment, interest and special efforts the successful conduct of our business is largely dependent; and

•	meeting the requirements for deductibility of certain performance-based compensation awarded to covered officers under Section 162(m).
Plan Administration
The 2014 Plan will be administered by the Committee, which, in the case of any awards granted to eligible non-employee directors, is the entire Board of Directors, or, in the case of awards granted to participants other than eligible directors, is the Compensation Committee of the Board of Directors. The Compensation Committee will be comprised of at least three persons, each of whom is an outside director (within the meaning of Section 162(m)) and a “non-employee” director (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934). The Committee may, in its sole discretion, delegate any ministerial duties associated with the 2014 Plan to any person that it deems appropriate; however, the Committee may not delegate any duties that it is required to discharge in accordance with Section 162(m).
The Committee (or its delegate) has broad authority to administer the 2014 Plan, including the authority to:

•	decide which employees, consultants and eligible directors will be selected to participate in and be granted awards under the 2014 Plan;

•
specify the type of award to be granted and the terms and conditions upon which an award will be granted and may be earned (including, without limitation, when and how an award may be exercised or earned and the exercise price, if applicable, associated with each award);

•	prescribe any other terms and conditions (including accelerated vesting or forfeiture provisions) affecting an award;

•	adopt, amend and rescind rules and regulations relating to the 2014 Plan; and

•	make all other decisions necessary or advisable for the administration and interpretation of the 2014 Plan.
Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
Regardless of any other provision of the 2014 Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the underlying stock is then traded) any award without the prior approval of the shareholders.
Shares Reserved for Issuance
Subject to adjustment, the number of our stock issued under the 2014 Plan may not exceed 8,500,000 shares. Any Stock subject to an award that, for any reason, is forfeited, canceled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the fair market value of the award and its exercise price (if any) may again be granted under the 2014 Plan and, in the discretion of the Committee and subject to the share limits described in the preceding sentence, may be subject to a subsequent award.
The closing price of our Class A Common Shares was $37.00 on April 1, 2014.
Individual Award Limits
During any Performance Period for an award, no covered officer may receive stock awards covering more than 1,000,000 shares, subject to adjustment.
Adjustments in Capitalization
If there is a Stock dividend or Stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting the Stock, the Committee will appropriately adjust:

•	the aggregate number and/or kind of shares of Stock reserved for issuance under the Plan (including without limitation, the ISO limit);

•	the number and/or kind of shares of Stock subject to outstanding awards

•	the exercise price with respect to outstanding Stock Appreciation Value Awards;

•	any individual participant share limitations set forth herein; and

•
any other adjustment that the Committee determines to be in equitable, provided, however, that the number if shares subject to any Opetion shall be rounded down to the nearest whole number; provided,further, that no such adjustment shall fail to satisfy Code Section 409A and the regulations thereunder, and that all awards shall continue to be exempt from Code Section 409A.

Eligibility
Employees of the Company or any related entity, eligible non-employee directors, and consultants who provide significant services to the Company or any related entity are eligible to become participants and receive awards under the 2014 Plan.
There are approximately 2,000 employees and 9 non-employee directors who would be currently eligible to participate in the 2014 Plan if it were approved by the shareholders. Actual participation and receipt of an award under the 2014 Plan will be determined by the Committee in its sole discretion.
Types of Plan Awards
The following awards may be granted under the 2014 Plan:

•	incentive stock options (i.e., stock options which meet the requirements of Section 422 of the Internal Revenue Code) and nonstatutory stock options;

•	performance shares;

•	performance units;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	unrestricted stock units.
Any award granted under the 2014 Plan will be evidenced by an award agreement which will describe the terms and conditions of the award, including, without limitation, the type of award granted, when and how the award may be exercised or earned, and any exercise price (as appropriate) associated with the award.
Stock Options. The Committee may grant nonstatutory stock options to employees, directors, and consultants. No incentive stock option will be granted to any person who is not an employee of the Company or a related entity on the grant date. The terms and conditions of stock options granted to participants will be determined by the Committee and set forth in the applicable award agreement and, with respect to incentive stock options, will include such additional terms as are necessary to satisfy the applicable requirements of U.S. tax law. Stock options will have an exercise price at least equal to the fair market value of the underlying Stock on the grant date. In the case of incentive stock options, the aggregate fair market value of the Stock (determined as of the grant date) with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year (under all option plans of the Company and all related entities) will not exceed $100,000. Unless otherwise specified in the award agreement and subject to certain accelerated vesting provisions set forth in the 2014 Plan, stock options granted to employees and consultants will vest ratably over a five-year period.
A participant may exercise a stock option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment of the exercise price. Unless the Committee specifies otherwise in the award agreement, the exercise price associated with each stock option must be paid in cash. However, the Committee may, in its discretion, develop and extend to some or all participants other procedures through which participants may pay the exercise price, including a cashless exercise and allowing a participant to tender Stock the participant already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its fair market value on the exercise date, as partial or full payment of the exercise price.
Subject to certain exceptions set forth in the 2014 Plan, stock options that are not exercisable upon termination of employment or service (as defined in the 2014 Plan) will be fully and immediately exercisable if, in the case of an employee, the employee terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. In all other cases, subject to certain exceptions set forth in the 2014 Plan, stock options issued to an employee or consultant that are not exercisable when the employee or consultant terminates for any other reason will be forfeited. Stock options granted to eligible directors will be exercisable for twelve complete consecutive calendar months beginning after the grant date if the eligible director has not then terminated, and will be fully and immediately exercisable if the eligible director terminates because of death, retirement or disability, but will be forfeited if the eligible director terminates for any other reason. In no event may a stock option be exercised more than ten years after it is granted (five years in the case of an incentive stock option granted to an employee who, on the grant date, owns stock possessing more than 10 percent of the total combined voting power of all classes of Company stock or the combined voting power of any related entity).
Stock Appreciation Rights (“SARs”). The Committee may grant affiliated SARs, tandem SARs and freestanding SARs (or a combination of each) to employees or consultants. An affiliated SAR is an SAR that is granted in conjunction with a stock option and which is always deemed to have been exercised at the same time that the related stock option is exercised. The value of the payout under an affiliated SAR will not be more than the exercise price of the related stock option, and an affiliated SAR may be exercised only if the value of the Stock subject to the related option exceeds the option exercise price. A tandem SAR is an SAR that is associated with a stock option and which expires when that stock option expires or is exercised. A freestanding SAR is an SAR that is not associated with a stock option. The exercise price of an SAR will be specified in the award agreement and will not be less than 100 percent of the fair market value of a share of Stock on the grant date, and, in the case of a tandem SAR, will not be less than 100 percent of the exercise price of the related option.
SARs must be exercised in accordance with the terms set forth in the 2014 Plan and in the applicable award agreement. Participants exercising a tandem SAR or a freestanding SAR will receive an amount equal to the difference (if any) between the fair market value of a share of Stock on the exercise date and the exercise price, multiplied by the number of shares of Stock with respect to which the tandem SAR or freestanding SAR is exercised. Tandem SARs and freestanding SARs always will be settled in shares of Stock unless the award agreement specifies otherwise. A participant will not receive any cash or other amount when exercising an affiliated SAR. Instead, the value of the affiliated SAR being exercised will be applied to reduce (but not below zero) the exercise price of the related stock option.
Restricted Stock. The Committee may grant restricted stock to participants in accordance with the terms and conditions specified by the Committee in the applicable award agreements. Subject to the provisions of the 2014 Plan, and unless otherwise specified in the award agreement, time-based restrictions will lapse three years from the date of grant. Unless otherwise provided, during the applicable restriction period, each participant to whom restricted stock has been issued may exercise full voting rights associated with the restricted stock and will be entitled to receive all dividends and other distributions paid with respect to the restricted stock. However, if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were issued. Once the restrictions have been met, restricted stock will be distributed as soon as practicable after the last day of the restriction period. Restricted stock will be forfeited (or if shares were issued to the participant for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the restriction period, and will again become available for issuance under the 2014 Plan. Unless the Committee specifies otherwise in the award agreement, restrictions that have not lapsed upon a participant’s termination will fully lapse if, in the case of an employee or eligible director, the employee or eligible director terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. Restricted stock subject to restrictions when a participant terminates for any other reason will be forfeited.
Restricted Stock Units. The Committee may grant restricted stock units to participants under the terms and conditions specified by the Committee in the applicable award agreements. Subject to the provisions of the 2014 Plan and unless otherwise specified in the award agreement, time-based restrictions will lapse three years from the date of grant. Restricted stock units will be settled in shares of Stock unless the award agreement specifies otherwise. If restricted stock units are settled in shares of Stock, the number of shares of Stock distributed will be equal to the number of restricted stock units to be settled. In the event that restricted stock units are settled in cash, the amount distributed will be equal to the number of restricted stock units to be settled, multiplied by the fair market value of a share of Stock on the settlement date. During the restriction period, a participant may not exercise any voting rights associated with the shares of Stock underlying the participant’s restricted stock units or receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying the participant’s restricted stock units. Unless the Committee specifies otherwise in the award agreement, restrictions that have not lapsed at termination will fully lapse if, in the case of an employee or eligible director, the employee or eligible director terminates because of death, retirement or disability or if, in the case of a consultant, the consultant terminates because of death or disability. Restricted stock units subject to restrictions when a participant terminates for any other reason will be forfeited.
Stock Units. The Committee may grant stock units to participants in accordance with the terms and conditions set forth in the applicable award agreement. Stock units will be settled in shares of Stock unless the award agreement specifies otherwise. The number of shares of Stock distributed in settlement of a stock unit will equal the whole number of stock units to be settled in Stock, with the fair market value of any fractional share of Stock distributed in cash. In the event that stock units are to be settled in cash, the amount distributed will be calculated by multiplying the number of stock units to be settled by their fair market value. If provided in an award agreement, a dividend equivalent right may be granted in connection with any stock unit. If granted, the right to receive any dividend equivalent right will be forfeited or paid in cash or in the form of additional stock units (as provided in the award agreement) when the associated stock unit is forfeited or settled. Subject to Committee approval and the terms of the applicable award agreement, all stock units will be settled as of the date specified in the award agreement, in the case of stock units issued to employees and consultants, or, in the case of stock units issued to eligible directors, the date the eligible director terminates service. If a participant dies or become disabled before all of the participant’s stock units have been settled, the value of any unpaid stock units will be paid in a lump sum in shares of Stock to the participant’s beneficiary.
Performance Shares and Performance Units. Any award may be granted to covered officers (as defined above) in a manner that qualifies as “performance-based compensation” under Section 162(m) or, with respect to employees (who are not covered officers) and consultants, in a manner determined by the Committee. The grant or vesting of performance shares and performance units will, in the Committee’s sole discretion, be based on the achievement of performance objectives derived from one or more of the performance criteria described below. Unless otherwise provided in the award agreement, during the performance period, participants may not exercise voting rights associated with their performance shares or performance units and all dividends and other distributions paid with respect to these awards will be held by the Company during the performance period. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Stock with respect to which they were issued. Generally, as of the end of each performance period, the Committee will certify to the Board of Directors the extent to which each participant has or has not met the applicable performance criteria. If the performance criteria have been attained, the performance shares or performance units will be valued and distributed in a single lump sum to participants in the form of cash, Stock, or a combination thereof (as specified in the award agreement) as soon as practicable after the last day of the applicable performance period. If the performance criteria have not been met, performance shares or performance units will be forfeited and will again become available to be issued as awards under the 2014 Plan.
Performance-Based Awards. Any award granted under the 2014 Plan to an employee who is (or is reasonably expected to be) a covered officer (as defined above) may be granted in a manner that qualifies as “performance-based compensation” under Section 162(m). With respect to employees (who are not covered officers) or consultants, performance-based awards may be granted in a manner determined by the Committee. In each case, vesting and payment of performance-based awards will be subject to attainment of specified performance criteria. The performance criteria will be set forth in an award agreement as soon as administratively practicable after they are determined by the Committee, except that in the case of covered officers, the performance criteria must be established no later than the earlier of ninety days after the beginning of the applicable performance period or the date on which twenty-five percent of the applicable performance period will have elapsed.
Any award that is granted to any employee who is (or is reasonably expected to be) a covered officer and that is intended to qualify as “performance-based compensation” under Section 162(m) must be based on one or more (or a combination of) the following performance criteria, which criteria may be applied solely with reference to the Company (and/or any related entity) or relatively between the Company (and/or any related entity) and one or more unrelated entities:

•	net earnings or net income (before or after taxes);

•	earnings per share;

•	net sales or revenue growth;

•	net operating profit;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);

•	earnings before or after taxes, interest, depreciation and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	marketshare;

•	customer satisfaction;

•	working capital targets; and

•	economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
With respect to participants who are not covered officers, different performance criteria may be applied and, as specified by the Committee, may be based on the results achieved separately by the Company or any related entity, any combination of the Company and related entities, or any combination of segments, products or divisions of the Company and related entities.
The Committee will make appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting the Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. In addition, the Committee will make a similar adjustment to any portion of a performance criterion that is not based on Stock but which is affected by an event having an effect similar to those just described. The Committee may also make appropriate adjustments to performance criteria to reflect a substantive change in a participant’s job description or assigned duties and responsibilities.
Subject to the terms of the 2014 Plan or as specified in the applicable award agreement, at the end of each performance period, the Committee will certify to the Board of Directors the extent to which each participant has or has not attained the applicable performance criteria. If the specified performance criteria have been met at the end of the applicable performance period, performance-based awards will be valued and distributed as soon as practicable after the last day of the performance period. If performance criteria have not been met at the end of the performance period, performance-based awards will be forfeited.
Termination of Employment or Service
Unless otherwise specified in the applicable award agreement or the 2014 Plan, the following provisions will apply in the event a participant terminates employment or service.

•
Retirement. All awards that are exercisable when a participant “retires” (as defined in the 2014 Plan) may be exercised at any time before the earlier of the expiration date specified in the award agreement or one year (three months in the case of incentive stock options) after the retirement date (or any shorter period specified in the award agreement).

•
Death or Disability. All awards that are exercisable when a participant terminates because of death or “disability” (as defined in the 2014 Plan) may be exercised by the participant or the participant’s beneficiary at any time before the earlier of the expiration date specified in the award agreement or one year after the date of death or termination because of disability (or any shorter period specified in the award agreement).

•	Termination for Cause. All awards that are outstanding (whether or not then exercisable) will be forfeited if a participant terminates for “cause” (as defined in the 2014 Plan).

•
Termination in Connection with a Section 424 Transaction. Stock options held by a participant who terminates in connection with a transaction described in Section 424 of the Internal Revenue Code will expire immediately upon the date of termination, but only if and to the extent that another party to that transaction will grant substitute options in exchange for the stock options to be canceled and otherwise comply with the rules and procedures prescribed under the provisions of Section 424 of the Internal Revenue Code governing that substitution. In all other cases, stock options held by a participant who terminates in connection with a transaction described in Section 424 of the Internal Revenue Code will expire as otherwise provided in the 2014 Plan and the award agreement.

•
Termination for any Other Reason. Any awards that are outstanding when a participant terminates for any reason not described above and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of the expiration date specified in the award agreement or ninety days after the termination date (or any shorter period specified in the award agreement) and all awards that are not then exercisable will terminate on the termination date.

Clawback
If the Committee determines in good faith either that: (i) if required by law with respect to a participant, or (ii) (x) a participant engaged in fraudulent conduct or activities relating to the Company, (y) a participant had knowledge of such conduct or activities, or (z) a participant, based on participant's position, duties or responsibilities, should have had knowledge of such conduct or activities, the Committee shall have the power and authority under the Plan to terminate without payment all outstanding awards under the Plan. If required by applicable law with respect to a participant or if a participant described in (ii) above has received any compensation pursuant to an award granted under this Plan that is based on results from such conduct or activities, such participant shall promptly reimburse to the Company a sum equal to either n amount required by such law or the amount of compensation paid in respect of the year in which such conduct or activities occurred, as applicable. Further, if the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the participant pursuant to an award had the financial results been properly reported would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may, in whole or in part, amend, cancel, or rescind any prior delivery of shares of Stock or value of shares of Stock or cash or property granted within the three (3) year period preceding the date on which the Company is required to prepare the statement.
Effect of Change in Control
Awards under the 2014 Plan are generally subject to special provisions upon the occurrence of a change in control transaction. On the date of any change in control, and to the extent that outstanding awards are not assumed by a successor corporation (or affiliate thereto) or other successor entity or person, or replaced with an award or grant that solely in the reasonable discretion of the Committee, preserves the existing value of outstanding awards at the time of change in control, the following will occur:

•	all options and stock appreciation rights shall vest and become exercisable immediately upon the change in control event;

•	the restrictions on all shares of restricted stock shall lapse and all restricted stock units shall vest immediately;

•	all performance awards shall fully vest immediately and shall be considered to be earned in full at target as if the applicable performance goals for the performance period had been achieved.
If in the event of a change in control and to the extent outstanding awards are assumed by any successor corporation, affiliate thereof, person or entity, or are replaced with awards that, solely in the discretionary judgment of the Committee preserve the existing value of outstanding awards at the time of the change in control and provide for vesting payout terms, and performance goals, as applicable, that are at least as favorable to participants as vesting, payout terms and performance goals applicable to awards, then all such awards or such substitutes thereof shall remain outstanding and be governed by their respective terms.
Section 280G of the Internal Revenue Code
Unless otherwise specified in the applicable award agreement or in another written agreement between the participant and the Company or a related entity executed simultaneously with or before any change in control, if the sum (or value) of the payments which accelerate on a change in control of the Company constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Internal Revenue Code) when combined with all other “parachute payments” (as defined in Section 280G(b)(2)(A) of the Internal Revenue Code) attributable to the same change in control, the Company or other entity making the payment will reduce the participant’s benefits under the 2014 Plan so that the participant’s total parachute payment under the 2014 Plan, any award agreement and all other agreements, will be $1.00 less than the amount that otherwise would generate an excise tax under Section 4999 of the Internal Revenue Code.
Transferability
Except as described below, an award may not be transferred except by will or the laws of descent and distribution and, during the participant’s lifetime, may be exercised only by the participant or the participant’s guardian or legal representative. However, with the permission of the Committee, a participant or a specified group of participants may transfer awards (other than incentive stock options) to a revocable inter vivos trust, of which the participant is the settlor, or may transfer awards (other than incentive stock options) to any member of the participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the participant’s immediate family or an organization described in Section 501(c)(3) of the Internal Revenue Code. Any award so transferred will continue to be subject to all of the terms and conditions that applied to the award before the transfer and to any other rules prescribed by the Committee.
Term, Amendment and Termination
The 2014 Plan shall become effective upon its adoption by the Board on June 18, 2014, and has a term of ten years expiring on June 18, 2024, unless terminated earlier by the Board or the Committee.
After adoption, the Board or the Committee may terminate, suspend or amend the 2014 Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Securities Exchange Act of 1934, applicable requirements of the Internal Revenue Code or any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. No amendment may result in the loss of a Committee member’s status as a “non-employee director” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934) with respect to any employee benefit plan of the Company or cause the 2014 Plan to fail to meet requirements imposed by Rule 16b-3.
Except as specifically provided otherwise in the 2014 Plan or an applicable award agreement, no amendment, modification or termination may adversely affect any award previously granted to a participant without the participant’s consent. Notwithstanding the foregoing, the Committee may amend the 2014 Plan and any award agreement without any additional consideration to the affected participants to the extent necessary to avoid penalties arising under Section 409A of the Internal Revenue Code, even if those amendments reduce, restrict or eliminate rights granted under the 2014 Plan or applicable award agreement (or both) before those amendments.
Plan Benefits
Equity grants are made in the discretion of the Committee and therefore are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying Stock at the time of settlement, which likewise is not determinable at this time.
Certain Federal Income Tax Consequences of Stock Options
The following is a discussion of the principal United States federal income tax consequences currently applicable to stock options granted under the 2014 Plan. The summary below does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon the participant’s individual circumstances. Reference is made to the Internal Revenue Code of 1986, as amended, for a complete statement of all relevant federal income tax provisions.
Nonstatutory Stock Options
Under existing law and regulations, the grant of nonstatutory stock options will not result in income taxable to the participant or provide a deduction to the Company. However, the exercise of a nonstatutory stock option results in taxable income to the holder, and the Company generally is entitled to a corresponding deduction. At the time of the exercise of a nonstatutory stock option, the participant will be taxed at ordinary income tax rates on the excess of the fair market value of the shares purchased over the stock option’s exercise price.
Incentive Stock Options (“ISOs”)
A participant will not recognize any ordinary income (and the Company will not be permitted any deduction) upon the grant or timely exercise of an ISO. However, the amount by which the fair market value of the underlying Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a 50%-or-more owned subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with rules applicable to nonstatutory stock options, discussed above.
If Stock acquired pursuant to the timely exercise of an ISO is later disposed of, and if the Stock is a capital asset of the participant, the participant generally will recognize short-term or long-term capital gain or loss (depending upon the length of time such shares were held by the participant) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the Stock by the participant.
If, however, Stock acquired pursuant to the timely exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date the Stock is transferred to the participant upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of the disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the Stock on the date the ISO is exercised or the amount realized on the disqualifying disposition and (ii) if the Stock is a capital asset of the participant, as short-term or long-term capital gain (depending upon the length of time the shares were held by the participant) to the extent of any excess of the amount realized on the disqualifying disposition over the sum of the exercise price and any ordinary income recognized by the participant. In this case, the Company generally may claim an income tax deduction at the time of the disqualifying disposition for the amount taxable to the participant as ordinary income.
Your Board of Directors unanimously recommends a vote FOR the approval of our 2014 Equity Incentive Plan.

PROPOSAL 5 — ADVISORY VOTE ON THE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS

At the Company's 2011 annual meeting of shareholders, our shareholders voted to hold an advisory vote on executive compensation every year. Consistent with that vote, the Board resolved to hold an advisory "say-on-pay" vote every year in connection with its annual meeting of shareholders. At the 2013 annual shareholder meeting, a substantial majority of the votes cast on the advisory vote on executive compensation were voted in favor of the proposal. The Compensation Committee viewed the vote as a strong expression of our shareholders' general satisfaction with the Company's current executive compensation programs. As a result, the Compensation Committee decided that it was not necessary to implement changes to our executive compensation programs.
The Company asks that you indicate your approval of the compensation paid to our named executive officers as described in this Proxy Statement under Compensation Discussion and Analysis, compensation tables and narratives included elsewhere in this Proxy Statement.
Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
As described in the Compensation Discussion and Analysis, the Company’s objectives for its executive compensation program are as follows:

•	Attract and retain highly talented, experienced retail executives who can make significant contributions to our long-term success;

•	Reward executives for delivering superior performance; and

•	Create a strong link among the interests of shareholders, DSW’s financial performance and the total compensation of executives, and align executive incentives with shareholder value creation.
Based on the objectives described above, the Committee has structured DSW’s executive compensation programs primarily to motivate executives to achieve the business goals established by DSW and reward executives for meeting business goals and delivering superior performance as measured against those business goals.
For the reasons discussed above and in this Proxy Statement, the Board of Directors recommends that shareholders vote to approve the following resolution:
“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, is approved.”
Vote Required
Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case broker non-votes are disregarded and have no effect on the outcome of the vote. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” the proposal.
Your Board of Directors unanimously recommends a vote “FOR” the approval of the resolution relating to the compensation of our named executive officers.

EQUITY COMPENSATION PLAN TABLE
The following table sets forth additional information as of February 1, 2014 about our Class A Common Shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights. This table contains additional information that may be relevant to shareholders in considering Proposals 2, 3 and 4 in this proxy statement.

Number of securities
remaining available for
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights (a)	warrants and rights(b)	reflected in column(a))(c)
Equity compensation plans approved by security holders (1)	4,122,591	$17.62	6,713,220

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	4,122,591	$17.62	6,713,220

(1) DSW Inc. 2005 Equity Incentive Plan.
(2) Includes 3,347,063 shares issuable pursuant to the exercise of outstanding stock options, 376,651 shares issuable pursuant to restricted stock units, and 68,540 shares issuable pursuant to performance-based restricted stock units and 330,337 shares issuable pursuant to director stock units. Since the restricted stock units and director stock units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
As of March 24, 2014, Jay L. Schottenstein, the Executive Chairman of DSW, beneficially owned approximately 15,378,514 of DSW Class A Common Shares and approximately 7,720,154 of DSW Class B Common Shares. Mr. Schottenstein serves as chairman of Schottenstein Stores Corporation (SSC) and other affiliated entities of SSC. For fiscal 2013, we paid approximately $855,766 in total fees, rents and expenses to SSC and its affiliates.
In the ordinary course of business, we have entered into a number of agreements with SSC and its affiliates relating to our business and our relationship with these companies, the material terms of which are described below. We believe that each of the agreements entered into with these entities is on terms at least as favorable to us as could be obtained in an arm’s length transaction with an unaffiliated third party. In the event that we desire to enter into any agreements with SSC or any of our directors, officers or other affiliates in the future, in accordance with Ohio law, any contract, action or other transaction between or affecting us and one of our directors or officers or between or affecting us and any entity in which one or more of our directors or officers is a director, trustee or officer or has a financial or personal interest, will either be approved by the shareholders, a majority of the disinterested members of our Board of Directors or a committee of our Board of Directors that authorizes such contracts, action or other transactions or must be fair to us as of the time our directors, a committee of our directors or our shareholders approve the contract, action or transaction. In addition, any transactions with directors, officers or other affiliates will be subject to requirements of the Sarbanes-Oxley Act and other Securities and Exchange Commission rules and regulations, as well as to our written related party transaction policy described below.
Procedures for Review of Related Party Transactions
In June 2006, our Board of Directors approved a written related party transaction policy which gives our Audit Committee the power to approve or disapprove potential related party transactions, arrangements or relationships between us and a related person, as described below. The related party transaction policy was amended in March 2007 and a copy of the policy can be found at our corporate and investor website at www.dswinc.com and is available in print (without charge) to any shareholder upon request. The related party transaction policy provides for the review, approval or ratification of any “related person transaction” that we are required to report under this section of the proxy statement.
For purposes of this policy, a “related person transaction” is any transaction which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which the Company or any of its subsidiaries, was, or is proposed to be, a participant, and in which any of the following persons (each, a “related person”) has or will have a direct or indirect material interest:

(1)	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee or executive officer of the Company;

(2)	a shareholder of the Company who owns more than five percent (5%) of any class of the Company’s voting securities;

(3)	a member of the immediate family of any person described in (1) or (2) above; and

(4)	an entity in which any person described in (1), (2) or (3) above has a greater than ten percent (10%) equity interest.
In determining whether to approve a related person transaction, the Audit Committee considers the following factors, to the extent relevant:

•	Is the transaction in the normal course of the Company’s business?

•	Are the terms of the transaction fair to the Company?

•
Are the terms of the transaction commercially reasonable? Are the terms of the transaction substantially the same as the terms that the Company would be able to obtain in an arm’s-length transaction with an unrelated third party?

•	Has the Company obtained an independent appraisal or completed a financial analysis of the transaction? If so, what are the results of such appraisal or analysis?

•	Is the transaction in the best interests of the Company? The Company’s shareholders?

•	Would the transaction impair a director’s independence in the event that the related person is an independent director?
Based on an analysis of these factors (and other additional factors that the Audit Committee may deem relevant based on the circumstances), the Audit Committee takes formal action to either approve or reject the related person transaction.

Acquisition of Corporate Headquarters and Columbus Distribution Center

In 2012, we entered into a purchase agreement with an affiliate of SSC. In connection with that purchase, we entered into and assumed the following agreements:

Cost Sharing Agreement. On November 1, 2012, in connection with the completion of the Acquisition, we entered into a cost sharing agreement with an SSC affiliate pursuant to which we agreed to contribute $3 million to the cost of replacing the roof of a building acquired in the Acquisition, which we completed in fiscal 2013.

Management Agreement. On November 1, 2012, we entered into a management agreement (the “Management Agreement”) with Schottenstein Property Group, LLC (“SPG”), an affiliate of SSC, pursuant to which SPG will provide management, operation, repair, maintenance, replacement, and supervision services with respect to the properties that are the subject of the Management Agreement, collect rent from other tenants, and provide other landlord services with respect to such tenants. SPG previously managed the properties prior to the Acquisition. As compensation, DSW pays SPG 4% of rents collected from lessees of certain portions of the properties, plus reimbursement for certain costs pursuant to the Management Agreement. Under this agreement, we incurred approximately $212,045 of expense for fiscal 2013. Joseph Schottenstein, a member of the DSW Board of Directors, is an executive officer of SPG.

SB Capital Lease. Prior to the Acquisition, certain portions of the purchased property were leased to third-party tenants. One of these tenants is SB Capital, which is an affiliate of SSC. In connection with the Acquisition, we assumed the role of landlord to the lease with SB Capital. On December 6, 2013, the lease was amended to provide that the lease shall expire on or before December 6, 2014 for a payment of $48,705. Under this agreement, we received approximately $161,774 in rent for fiscal 2013.
Leases and Subleases
Fulfillment Center. In fiscal 2007, we entered into a lease for a fulfillment center for dsw.com adjacent to our existing home office in Columbus, Ohio. The landlord is an affiliate of SSC. The lease expires in September 2017 and has two renewal options with terms of five years each. Under this agreement, we incurred approximately $2.0 million of expense for fiscal 2013 (includes rent, real estate taxes, and CAM).
Utilities. In connection with our lease for the fulfillment center (described above), we incurred approximately $0.8 million of expense related to the payment of utilities to the landlords in fiscal 2013. The landlord of this facility is an affiliate of SSC.
DSW stores. As of February 1, 2014, we leased or subleased 22 DSW stores from affiliates of SSC. We incurred approximately $9.0 million of rent and approximately $2.0 million of other expense (real estate taxes, maintenance and insurance) related to these leases for fiscal 2013. In addition to base rent, for each lease, we also (a) pay percentage rent equal to approximately 2% annually of gross sales that exceed specified breakpoints that increase as the minimum rent increases and (b) pay a portion of expenses related to maintenance, real estate taxes and insurance. These leases have terms expiring between October 2015 and October 2025 and generally have at least three renewal options of five years each. Additionally, we paid an affiliate of SSC approximately $0.4 million in 2013 to modify the lease related to our existing Sawmill store location in Dublin, Ohio.
Executive Officer Share Repurchase
On December 19, 2013, we purchased 38,333 shares of common stock from Bank of America Merrill Lynch, which acquired the shares immediately prior to the sale from our Executive Vice President and Chief Financial Officer Douglas J. Probst, in transactions that qualified as riskless principal transactions within the meaning of Rule 10b-18 under the Exchange Act. The price paid for the shares was $41.75 per share, the market price at the time of the transaction. The total price paid for the shares was $1,600,402.75.
Luxury Goods Partnership
In fiscal 2012, we entered into an agreement with SB Capital, an SSC affiliate, to run five pop-up stores to sell luxury inventory for a limited time beginning in fiscal 2013. Under this agreement, SB Capital managed all distribution, store operations, reporting and other management for these stores. For fiscal 2013, we incurred approximately $1.8 million of expense under this agreement, which relates primarily to pass-through expense to unrelated vendors.

Agreement for Media Services
We receive media services for our stores from Retail Entertainment Design (RED), an affiliate of SSC. The agreement provides for media services such as digital music, video services, and other related services. For fiscal 2013, we paid approximately $0.7 million to RED.
Corporate Services Agreement with SSC
We receive services from SSC pursuant to a Corporate Services Agreement between us and SSC. The agreement sets forth the costs of shared services, including specified legal, travel expense, and administrative services. For fiscal 2013, our allocated portion of the amount we paid to SSC was in an amount immaterial to the financial statements.
Registration Rights Agreements
We entered into a registration rights agreement with SSC and its affiliated companies, under which we agreed to register in specified circumstances the Class B Common Shares that they hold. Under this agreement, SSC (together with transferees of at least 15% of its interest in registrable DSW Common Shares) may request up to three demand registrations. The agreement will also grant SSC the right to include these Class A Common Shares in an unlimited number of other registrations of any of our securities initiated by us or on behalf of our other shareholders (other than a demand registration made under the agreement).
Provisions of Our Amended Articles of Incorporation Governing Corporate Opportunities and Related Party Transactions
SSC is engaged in the same or similar activities or lines of business as we are and has interests in the same areas of corporate opportunities. Summarized below are provisions in our amended articles of incorporation that govern conflicts, corporate opportunities and related party transactions.
Conflicts / Competition. SSC and its affiliates have the right to engage in the same businesses as we do, to do business with our suppliers and customers and to employ any of our officers or employees.
Corporate Opportunities. In the event that SSC or any director or officer of SSC who is also one of our directors or officers learns about a potential transaction or business opportunity which we are financially able to undertake, which is in our line of business, which is of practical advantage to us and in which we have an interest or a reasonable expectancy, but which may also be appropriate for SSC, our amended articles of incorporation provide:

•
If SSC learns about a corporate opportunity, it does not have to tell us about it and it is not a breach of any fiduciary duty for it to pursue such corporate opportunity for itself or to direct it elsewhere.

•
If one of our directors or officers who is also a director or officer of SSC learns about a corporate opportunity, he or she shall not be liable to us or to our shareholders if SSC pursues the corporate opportunity for itself, directs it elsewhere or does not communicate information about the opportunity to us, if such director or officer acts in a manner consistent with the following policy:

•
If the corporate opportunity is offered to one of our officers who is also a director but not an officer of SSC, the corporate opportunity belongs to us unless it was expressly offered to the officer in writing solely in his or her capacity as a director of SSC, in which case it belongs to SSC.

•
If the corporate opportunity is offered to one of our directors who is not an officer of DSW, and who is also a director or officer of SSC, the corporate opportunity belongs to us only if it was expressly offered to the director in writing solely in his or her capacity as our director.

•
If the corporate opportunity is offered to one of our officers, whether or not such person is also a director, who is also an officer of SSC, it belongs to us only if it is expressly offered to the officer in writing solely in his or her capacity as our officer or director.

Related Party Transactions. We may, from time to time, enter into contracts or otherwise transact business with SSC, our directors, directors of SSC or organizations in which any of such directors has a financial interest. Such contracts and transactions are permitted if:

•
the relationship or interest is disclosed or is known to the Board of Directors or the committee approving the contract or transaction, and the Board of Directors or committee, in good faith reasonably justified by the facts, authorizes the contract or transaction by the affirmative vote of a majority of the directors who are not interested in the contract or transaction;

•
the relationship or interest is disclosed or is known to the shareholders, and the shareholders approve the contract or transaction by the affirmative vote of the holders of a majority of the voting power of the Company held by persons not interested in the contract or transaction; or

•	the contract or transaction is fair at the time it is authorized or approved by the Board of Directors, a committee of the board of directors, or the shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We engaged Deloitte & Touche LLP as our independent registered public accountants to audit our consolidated financial statements for fiscal 2013. Services provided by Deloitte & Touche LLP for each of fiscal 2013 and fiscal 2012 and the related fees are described under the caption “Audit and Other Service Fees” of this proxy statement. Our Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors, and has the sole responsibility to retain and replace our independent auditor.
We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER MATTERS
Shareholder Proposals Pursuant to Rule 14a-8
In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2015, a shareholder proposal in compliance with Rule 14a-8 of the Exchange Act must be received by DSW no later than December 31, 2014. Written requests for inclusion should be addressed to: Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219. It is suggested that you mail your proposal by certified mail, return receipt requested.
Shareholder Proposals Other Than Pursuant to Rule 14a-8
In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Corporate Secretary at the above address by March 16, 2015. Our Code of Regulations also provides that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or by a shareholder of record entitled to vote who sends notice to our Corporate Secretary not fewer than 60 nor more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in our Code of Regulations. To be eligible for consideration at the 2015 Annual Meeting, any nominations for director must be received by our Corporate Secretary between March 20, 2015 and April 19, 2015. This advance notice period is intended to allow all shareholders an opportunity to consider any nominees expected to be considered at the meeting.
Shareholder Communications to the Board of Directors
Shareholders and interested parties may communicate with the Board of Directors (including the non-management directors as a group) or individual directors directly by writing to the directors in care of our Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219, in an envelope clearly marked “shareholder communication.” Such communications will be provided promptly and, if requested, confidentially to the respective directors.
General Information
A COPY OF THE FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2014 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SENT TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, 810 DSW DRIVE, COLUMBUS, OHIO 43219.
Management knows of no other business which may be properly brought before the 2014 Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their best judgment on such matters.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE AND SUBMIT YOUR PROXY.

By Order of the Board of Directors

William L. Jordan
Secretary

APPENDIX A
DSW INC.
2005 EQUITY INCENTIVE PLAN
1.00 PURPOSE AND EFFECTIVE DATE
1.01 Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to materially increase shareholder value by [1] providing Consultants, Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Consultants, Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Group’s business is largely dependent.
1.02 Effective Date. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures described in Code §§162(m) and 422. Any Award granted before shareholder approval will be null and void if the shareholders do not approve the Plan within the period just described. Subject to Section 14.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.
2.00 DEFINITIONS
When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect even if the Company is not subject to the Act.
Affiliated SAR. An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.
Annual Meeting. The annual meeting of the Company’s shareholders.
Annual Retainer. The annual retainer and any other fees paid to each Eligible Director for service as a member of the Board and as a member of any Board committee.
Annual Retainer Deferral Form. The form each Eligible Director must complete to defer all or a portion of his or her Annual Retainer.
Award. Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right and Stock Unit granted under the Plan.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.
Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in Section 15.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.
Board. The Company’s board of directors.
Cause. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Participant and subject to any cure provision included in any written agreement between the Participant and the Company:
[1] A material failure to substantially perform his or her position or duties;

[2] Engaging in illegal or grossly negligent conduct that is materially injurious to the Company or any Related Entity;
[3] A material violation of any law or regulation governing the Company or any Related Entity;
[4] Commission of a material act of fraud or dishonesty which has had or is likely to have a material adverse effect     upon the Company’s (or any Related Entity’s) operations or financial conditions;
[5] A material breach of the terms of any other agreement (including any employment agreement) with the Company or any Related Entity; or
[6] A breach of any term of this Plan or Award Agreement.
If a Participant Terminates (or is Terminated) for any reason other than Cause and the Company subsequently discovers an act, failure or event that, if known before the Participant’s Termination would have justified a Termination for Cause and that act, event or failure was actively concealed by the Participant and could not have been discovered through reasonable diligence before the Participant Terminated, that Participant will be retroactively treated as having been Terminated for Cause.
Change in Control. The earliest of any of the following events to occur after completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement:
[1] During any period consisting of 12 consecutive calendar months beginning after completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement, the members of the Board specified in the Registration Statement (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided [a] that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director unless that person was nominated for election to the Board (or otherwise became a member of the Board) in connection with an actual or threatened election contest relating to the election or removal of Board members or other threatened or actual solicitation of proxies of consent by or in behalf of any “person,” including a “group” [as those terms are used in Act §§13(d) and 14(d)(2)], [b] this element of this definition will not apply if the Company reorganizes into an entity that does not have a board of directors or analogous governing body and that reorganization is not a Change in Control under another element of this definition and [c] if the Company becomes a subsidiary of another entity (i.e., another entity owns, directly or indirectly, more than 50 percent of the total combined voting power of all classes of Stock) in a transaction that is not a Change in Control under another element of this definition, subpart [1] of this definition will be applied by reference to changes to the board of directors of the parent entity (or of the ultimate parent entity).
[2] Any “person,” including a “group” [as these terms are used in Act §§13(d) and 14(d)(2)], becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company and of securities of the Company sufficient to elect a majority of the members of the Board but disregarding the effect of [a] any acquisition by a person who on the Effective Date is the beneficial owner of 30 percent or more of the combined voting power of the Company, [b] any acquisition directly from the Company, including a public offering of securities, [c] any acquisition by the Company or any Related Entity, [d] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity, [e] any acquisition through a transaction described in subpart [3], [4] or [5] of this definition, [f] any acquisition by Retail Ventures, Inc. or any corporation, partnership or other form of unincorporated entity of which Retail Ventures, Inc. owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity, [g] any acquisition by Schottenstein Stores Corporation (the persons identified in subparts [a], [c], [f] and [g] of this subpart being sometimes referred to as “Permitted Acquirers”), [h] any acquisition by any one or more of the trusts established for the benefit of any of Jay L. Schottenstein, Susan S. Diamond, Ann Deshe, Lori Schottenstein, Geraldine Schottenstein or any of their respective spouses, children or lineal descendants or any person controlled by any such trust or trusts, [i] any acquisition by an entity that files SEC Form 13-G in connection with its ownership of Stock unless and until that entity files SEC Form 13-D in connection with its ownership of Stock or [j] any acquisition by Cerberus Partners, Ltd. unless, at the time of the acquisition, the Permitted Acquirers, as defined in subpart [2][g] of this definition and the trusts described in subpart [2][h] of this definition, directly or indirectly, own less than 10 percent of the voting power of the Company’s stock.

[3] The completion of a transaction or a series of related transactions effecting [a] the merger or other business combination of the Company with or into another entity other than a Permitted Acquirer in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] the sale or other disposition of all or substantially all of the assets of the Company except a sale or other disposition to [i] an entity in which the shareholders of the Company immediately before the sale or disposition own more than 50 percent of the voting power of such entity after that transaction or [ii] a Permitted Acquirer.
[4] Liquidation or dissolution of the Company other than a liquidation or dissolution into an entity [a] in which the shareholders of the Company before the effective date of the liquidation or dissolution own more than 50 percent of the voting power of such entity after the liquidation or dissolution or [b] which is a Permitted Acquirer.

[5] Any other transaction or event that the Board, in its sole discretion, decides will have as material an effect on the Company as any transaction or event described in subparts [1] through [4] of this definition but which is not otherwise described in this section.
Provided, in the case of an award (or portion thereof) subject to Code §409A, such event also constitutes a change in the ownership or effective voting control of the Company, or in the ownership of a substantial portion of the Company's assets, within the meaning of Code §409A. However, and regardless of any other provision of this Plan or element of this definition, a Change in Control will not occur solely as a result of the initial public offering of the Company’s stock which is the subject of the Registration Statement or of any event directly related to that initial public offering.
Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.
Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.
Committee.
[1] In the case of any Award to Eligible Directors, the entire Board;
[2] In the case of any Award granted to Participants other than Eligible Directors before the Company becomes a “publicly held corporation,” as defined in Code §162(m)(2), the entire Board; or
[3] In the case of Awards made to Participants other than Eligible Directors after the Company becomes a “publicly held corporation,” as defined in Code §162(m)(2), the Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [ii] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. DSW Inc., an Ohio corporation, and any and all successors to it.
Consultant. Any person, other than an Employee or an Eligible Director, who provides significant services to the Company or any Related Entity.
Covered Officer. Those Employees whose compensation is subject to limited deductibility under Code §162(m) as of the last day of any calendar year ending with or within any Performance Period.
Disability. Unless the Committee specifies otherwise in the Award Agreement:
[1] With respect to an Incentive Stock Option, as defined in Code §22(e)(3).
[2] With respect to any Award subject to Code §409A, the Participant is [a] unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment arising before Termination which can be expected to result in death or can be expected to last for a continuous period of not less than 12 continuous months beginning before Termination; or [b] by reason of any readily determinable physical or mental impairment arising before Termination which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months beginning before Termination, receiving income replacement benefits for a period of not less than three months beginning before Termination under an accident and health plan covering employees of the Participant’s employer; or
[3] With respect to any Award not described in subpart [1] or [2] of this definition, the Participant’s inability, with a reasonable accommodation, to perform his or her duties on a full-time basis for a period of more than six consecutive calendar months due to a physical or mental infirmity arising before Termination.
Dividend Equivalent Right. A right to receive the amount of any dividend paid on a share of Stock underlying a Stock Unit, as provided in Section 7.01.
Eligible Director. A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, an Eligible Director’s status will be determined as of the Grant Date applicable to each affected Award.

Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Exercise Price. The price at which a Participant may exercise an Award.
Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:
[1] If the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;
[2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or
[3] If neither subparts [1] nor [2] of this definition apply, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under Code §422.
Freestanding SAR. An SAR that is not associated with an Option and is granted under Section 10.00.
Grant Date. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.
Group. The Company and all Related Entities. The composition of the Group will be determined as of any relevant date.
Incentive Stock Option. Any Option granted under Section 6.00 that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.
Nonstatutory Stock Option. Any Option granted under Section 6.00 that is not an Incentive Stock Option.
Option. The right granted to a Participant to purchase a share of Stock at a stated price for a specified period of time. Subject to Section 6.00, an Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.
Participant. Any Consultant, Employee or Eligible Director to whom an Award has been granted and is still outstanding.
Performance-Based Award. An Award granted subject to Section 11.00.
Performance Criteria. The criteria described in Section 11.02.
Performance Period. The period over which the Committee will determine if applicable Performance Criteria have been met.
Performance Share. An Award granted under Section 9.00.
Performance Unit. An Award granted under Section 9.00.
Plan. The DSW Inc. 2005 Equity Incentive Plan.
Plan Year. The Company’s fiscal year.
Registration Statement. The Form S-1 Registration Statement filed with the Securities and Exchange Commission on March 14, 2005 (Registration #333-123289), as amended at the time it is declared effective by the Securities and Exchange Commission.
Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.
Related Entity. Any corporation, partnership or other form of unincorporated entity [1] of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity or [2] except when identifying Related Boards, which owns 50 percent or more of the total combined voting power of all classes of the Stock.
Restricted Stock. An Award granted under Section 8.01.
Restricted Stock Unit. An Award granted under Section 8.02.
Restriction Period. The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.
Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date:

[1] An Employee Terminates on or after reaching age 65 and completing at least five years of service; or
[2] An Eligible Director Terminates as a Board or a Related Board member after completing one full term as a member of the Board or the board of directors of a Related Entity after reaching age 65.
[3] For purposes of applying this definition:
[a] No Consultant will be deemed to have “Retired” regardless of the circumstances surrounding his or her Termination;
[b] A Participant’s status as an Employee or an Eligible Director will be determined as of the Grant Date applicable to each affected Award; and
[c] An Eligible Director serving on the Board and/or one or more Related Boards may Retire from one board while continuing to serve as a member of other Group boards (or governing bodies). In this case, the Eligible Director’s Retirement will affect only Awards granted with respect to his or her service on the board (or other governing body) from which he or she is Retiring.
Stock. The Class A common shares, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.
Stock Appreciation Right (or “SAR”). An Award granted under Section 10.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.
Stock Unit. A right to receive payment of the Fair Market Value of a share of Stock as provided in Section 7.00.
Tandem SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 10.00.
Terminate.
[1] Unless the Committee specifies otherwise in the Award Agreement:
[a] Cessation of the employee-employer relationship between an Employee and the Company and all Related Entities for any reason;
[b] A Participant who is an Employee of a Related Entity at a Grant Date [i] will not be treated as having Terminated solely because his or her employer ceases to be a Related Entity and that individual continues to be employed by the former Related Entity (in which case the former employee will be treated as having Terminated or not Terminated under this definition as if the former Related Entity had remained a Related Entity) but [ii] will be treated as having Terminated if (and to the extent that) his or her Award is replaced by the former Related Entity following procedures and principles described in Code §424 within 90 days after the disaffiliation;
[c] With respect to a Participant who is a Consultant, a cessation of the service relationship between the Consultant and the Company and all Related Entities, unless there is a simultaneous reengagement of the Consultant by the Company or a Related Entity;
[d] With respect to a Participant who is an Eligible Director, cessation of his or her service on the Board or a Related Board for any reason.
[2] For purposes of this definition:
[a] An Eligible Director serving on the Board and/or one or more Related Boards may Terminate from one board while continuing to serve as a member of other Related Boards. In this case, the Eligible Director’s Termination will affect only Awards granted with respect to his or her Terminating board membership.
[b] With respect to any Award (including an Incentive Stock Option granted to an Employee) a Termination will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee.
[c] Subject to other rules described in the Plan and the Award Agreement, an Employee whose status changes from an Employee to a Consultant will not be treated as having Terminated. In these circumstances, the former Employee will be treated as having Terminated under rules applicable to Consultants.

3.00 PARTICIPATION
3.01 Participation.
[1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Consultants, Employees and Eligible Directors will be granted Awards; and [b] specify the type of Award to be granted and the terms upon which an Award will be granted and may be earned.
[2] The Committee may establish different terms and conditions [a] for each type of Award, [b] for each Participant receiving the same type of Award; and [c] for the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.
[3] The Committee (or the Board, as appropriate) also may amend the Plan and the Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
[4] Unless permitted by Code §409A, no Award subject to Code §409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code §§414(b) and (c).
3.02 Conditions of Participation. By accepting an Award, each Participant agrees:
[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and
[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
4.00 ADMINISTRATION
4.01 Committee Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Group’s interests, and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
4.02 Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, the Committee may not delegate any duties it is required to discharge under Code §162(m).
4.03 Award Agreement. At the time an Award is made, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:
[1] Will describe [a] the type of Award and when and how it may be exercised or earned and [b] any Exercise Price associated with each Award.
[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on Awards and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released and [c] any other applicable terms and conditions affecting the Award.
4.04 Restriction on Repricing. Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock is then traded) any Award without the prior approval of the shareholders.
5.00 STOCK SUBJECT TO PLAN
5.01 Number of Shares of Stock. Subject to Section 5.03, the number of shares of Stock issued under the Plan may not be larger than 11,198,972, subject to adjustment. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 Unfulfilled Awards. Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price (if any) may again be granted under the Plan and, in the discretion of the Committee and subject to the limits described in Section 5.01, may be subject to a subsequent Award. Any decision by the Committee under this section will be final and binding on all Participants.
5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1] the number of Awards that may or will be granted to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards.

5.04 Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive [1] Options and Stock Appreciation Rights covering more than 1,000,000 shares (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted, or [2] other Awards covering more than 200,000 shares (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted.
6.00 OPTIONS
6.01 Grant of Options. At any time during the term of this Plan, the Committee may grant [1] Incentive Stock Options or Nonstatutory Stock Options to Employees and [2] Nonstatutory Stock Options to Consultants and Eligible Directors.
6.02 Exercise Price. Except as required to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date. However, the Exercise Price associated with an Incentive Stock Option will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock (or the combined voting power of any Related Entity), determined under rules issued under Code §422.
6.03 Exercise of Options. Subject to any terms, restrictions and conditions specified in the Plan and unless specified otherwise in the Award Agreement:
[1] Options granted to Employees and Consultants will be exercisable according to the following schedule:

Number of Full Years Beginning After
Grant Date	Cumulative Percentage Vested
1 but fewer than 2	20 percent
2 but fewer than 3	40 percent
3 but fewer than 4	60 percent
4 but fewer than 5	80 percent
5 or more	100 percent
Regardless of the vesting schedule just described but subject to Section 12.00 and the terms of the Award Agreement, Options that are not exercisable at Termination will be fully and immediately exercisable [a] in the case of an Employee, if the Employee Terminates because of death, Retirement or Disability or [b] in the case of a Consultant, the Consultant Terminates because of death or Disability. In all other cases (but subject to Section 12.00), Options issued to an Employee or Consultant that are not exercisable when the Employee or Consultant Terminates for any other reason will be forfeited.
[2] Options granted to Eligible Directors will be exercisable:
[a] 12 complete consecutive calendar months beginning after the Grant Date, if the Eligible Director has not then Terminated; and
[b] Will be fully and immediately exercisable if the Eligible Director Terminates because of death, Retirement or Disability but will be forfeited if the Eligible Director Terminates for any other reason.
[3] However:

[a] Any Option to purchase a fraction of a share of Stock will automatically be converted to an Option to purchase an additional whole share.
[b] Unless the Committee specifies otherwise in the Award Agreement, no Participant may exercise Options for fewer than the smaller of [i] 100 shares of Stock or [ii] the full number of shares of Stock for which Options are then exercisable.
[c] No Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to an Employee who owns [as defined in Code §424(d)] on the Grant Date
Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Related Entity, determined under rules issued under Code §422).
6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:
[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.
[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities of the Company) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.
[3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.
[4] An Incentive Stock Option granted to an Employee who, without Terminating, [a] becomes a Consultant after the Grant Date or [b] is no longer an Employee because he or she is employed by an entity that no longer is a Related Entity, [c] will be treated as a Nonstatutory Stock Option beginning at the end of the third month after the former Employee becomes a Consultant or the date the former Employee’s employer no longer is a Related Entity, whichever is applicable.
6.05 Exercise of and Payment for Options. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash. However, the Committee may, in its discretion, develop and extend to some or all Participants, other procedures through which Participants may pay the Exercise Price, including a cashless exercise and allowing a Participant to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price. A Participant may exercise an Option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment of the Exercise Price. As soon as administratively feasible after those steps are taken, the Committee will issue to the Participant the appropriate share certificates.
6.06 Substitution of Options. In the Committee’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) or Employees holding options issued by a former Related Entity at the occurrence of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §424.
6.07 Transferability of Stock. Unless the Committee specifies otherwise in the Award Agreement or as otherwise specifically provided in the Plan, Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.
7.00 STOCK UNITS
7.01 Granting Stock Units
[1] Subject to the terms of this Plan, the Committee may grant Stock Units to Employees, Eligible Directors, and Consultants at any time during the term of this Plan under the terms and conditions that the Committee specifies in the Award Agreement.
[2] On the last day of the fiscal quarter during which the Company completes the initial public offering of the Company’s stock which is the subject of the Registration Statement, each Eligible Director will automatically receive 3,100 Stock Units.

[3] Each Eligible Director may elect to have any Annual Retainer payable in cash (including any amount paid for service as the chair of a Board committee) automatically converted to Stock Units by returning to the Committee an Annual Retainer Deferral Form. The Committee may, in its sole discretion, reject any election made on an Annual Retainer Deferral Form. Any election under this subsection must be made in a manner acceptable to the Committee and be consistent with rules described in Section 7.03. If this election is made, the electing Eligible Director will receive a number of Stock Units determined by dividing the portion of the Annual Retainer subject to this election by the Fair Market Value of a share of Stock on the Grant Date, which will coincide with the date that the affected portion of the Annual Retainer otherwise would have been paid in cash.
4] If provided in the Award Agreement, a Dividend Equivalent Right also may be granted in connection with any Stock Unit. If granted, the right to receive any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.
7.02 Settling Stock Units.
[1] Stock Units always will be settled in shares of Stock unless the Award Agreement specifies another form of settlement.
[2] Subject to Committee approval and the terms of the Award Agreement, all Stock Units will be settled as of [a] the date specified in the Award Agreement, in the case of Stock Units issued to Employees and Consultants or [b] in the case of Stock Units issued to Eligible Directors under Section 7.01[2] and [3], the date the Eligible Director Terminates.
[3] If Stock Units are to be settled in cash, the amount distributed will be calculated by multiplying the number of Stock Units to be settled in cash by their Fair Market Value.
[4] If Stock Units are to be settled in shares of Stock, the number of shares of Stock distributed will equal the whole number of Stock Units to be settled in Stock, with the Fair Market Value of any fractional share of Stock distributed in cash.
[5] If a Participant dies or becomes Disabled before all of his or her Stock Units have been settled, the value of any unpaid Stock Units will be paid in a lump sum in shares of Stock to his or her Beneficiary.
7.03 Election Procedures. To be effective, an election under Section 7.01[3] may be made only by returning a completed Annual Retainer Deferral Form to the Committee no later than:
[1] The last day preceding the calendar year for which the Annual Retainer is earned and otherwise would have been paid in cash; or
[2] Not later than 30 days after the Eligible Director first becomes eligible to make an election under this section, although an election under this subpart will apply only to the portion of the Annual Retainer attributable to services performed after the date of that election.
Once filed, elections made on an Annual Retainer Deferral Form may be revoked or changed by filing a subsequent Annual Retainer Deferral Form with the Committee and subject to approval by the Committee. However, that revocation or change will be effective only with respect to any Annual Retainer to be earned for any calendar year beginning after the effective date of the revocation or change.
8.00 RESTRICTED STOCK/RESTRICTED STOCK UNITS
8.01 Restricted Stock. Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement.
[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. At the Committee’s sole discretion, all shares of Restricted Stock will:
[a] Be held by the Company as escrow agent during the Restriction Period; or
[b] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.
[2] Restricted Stock will be:
[a] Forfeited (or if shares were issued to the Participant for a cash payment, those shares will be resold to the Company for the amount paid), if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or
[b] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.
[3] During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom     Restricted Stock has been issued as described in Section 8.01[1][b]:
[a] May exercise full voting rights associated with that Restricted Stock; and
[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.
8.02 Restricted Stock Units. Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan under terms and conditions that the Committee specifies in the Award Agreement and to the terms of the Plan.
[1] Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.
[2] Restricted Stock Units will be:
[a] Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available under the Plan; or
[b] Settled in shares of Stock unless the Award Agreement specifies another form of settlement.
[3] If Restricted Stock Units are settled [a] in shares of Stock, the number of shares of Stock distributed will be equal to the number of Restricted Stock Units to be settled, [b] in cash, the amount distributed will be equal to the number of Restricted Stock Units to be settled multiplied by the Fair Market Value of a share of Stock on the settlement date or [c] in a combination of shares of Stock or cash, the number of shares of Stock distributed and the amount of cash distributed will be computed under subpart 8.02[3][a] and [b].
[4] During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or to receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.
8.03 Vesting. Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement and unless specified otherwise in the Award Agreement, time-based restrictions imposed on Restricted Stock or Restricted Stock Units will lapse under the following schedule:

Number of Full Years Beginning After
Grant Date	Cumulative Percentage Vested
Fewer than 4	0 percent
4 or more	100 percent
Also, and unless the Committee specifies otherwise in the Award Agreement, restrictions that have not lapsed at Termination will fully lapse [a] in the case of an Employee or Eligible Director, if the Employee or Eligible Director Terminates because of death, Retirement or Disability or [b] in the case of a Consultant, the Consultant Terminates because of death or Disability. However, Restricted Stock and Restricted Stock Units subject to restrictions when the Participant Terminates for any other reason will be forfeited.
9.00. PERFORMANCE SHARES AND PERFORMANCE UNITS
9.01 Generally. Any Award may be granted [1] to Covered Officers in a manner that qualifies as “performance-based compensation” under Code §162(m) or [2] to Employees who are not Covered Officers or to Consultants in a manner determined by the Committee. Subject to any terms, restrictions and conditions specified in the Plan and the Award Agreement, the granting or vesting of Performance Shares and Performance Units will, in the Committee’s sole discretion, be based on achieving performance objectives derived from one or more of the Performance Criteria.
9.02 Earning Performance Shares and Performance Units. Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each

Participant has or has not met his or her Performance Criteria and Performance Shares or Performance Units will be:
[1] Forfeited, to the extent that Performance Criteria have not been met at the end of the Performance Period, and again become available to be granted under the Plan; or
[2] Valued and distributed, in a single lump sum, to Participants, in the form of cash, Stock or a combination of both (as specified by the Committee in the Award Agreement) as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.
9.03 Rights Associated with Performance Shares and Performance Units. During the Performance Period, and unless the Award Agreement provides otherwise:
[1] Participants may not exercise voting rights associated with their Performance Shares or Performance Units; and
[2] All dividends and other distributions paid with respect to any Performance Shares or Performance Units will be held by the Company as escrow agent during the Performance Period. At the end of the Performance Period, these dividends (and other distributions) will be distributed to the Participant or forfeited as provided in Section 9.02. No interest or other accretion will be credited with respect to any dividends (and other distributions) held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Stock with respect to which they were issued.
10.00 STOCK APPRECIATION RIGHTS
10.01 SAR Grants. Subject to the terms of the Plan, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Employees or Consultants at any time during the term of this Plan.
10.02 Exercise Price. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:
[1] In the case of an Affiliated SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date;
[2] In the case of a Freestanding SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date; and
[3] In the case of a Tandem SAR, not be less than the Exercise Price of the related Option.
10.03 Exercise of Affiliated SARs. Affiliated SARs will be deemed to be exercised on the date the related Option is exercised. However:
[1] An Affiliated SAR will expire no later than the date the related Option expires;
[2] The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and
[3] An Affiliated SAR may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is larger than the Exercise Price of the related Option.
10.04 Exercise of Freestanding SARs. Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.
10.05 Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. However:
[1] A Tandem SAR will expire no later than the date the related Option expires or is exercised;
[2] The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and
[3] A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is larger than the Exercise Price of the related Option.
10.06 Settling SARs.

[1] A Participant exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:
[a] The difference between the Fair Market Value of a share of Stock on the exercise date and the Exercise Price multiplied by
[b] The number of shares of Stock with respect to which the Tandem SAR or Freestanding SAR is exercised.
[2] Tandem SARs and Freestanding SARs always will be settled in shares of Stock unless the Award Agreement specifies another form of settlement.
[3] A Participant will not receive any cash or other amount when exercising an Affiliated SAR. Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.
At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.
11.00 PERFORMANCE-BASED AWARD
11.01 Generally. Any Award granted under the Plan to [1] Covered Officers may be granted in a manner that qualifies as “performance-based compensation” under Code §162(m) or [2] Employees who are not Covered Officers or who are Consultants, may be granted in a manner determined by the Committee. As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Performance Criteria over the Performance Period established by the Committee.
11.02 Performance Criteria.
[1] The payment or vesting of an Award to a Covered Officer that is intended to qualify as “performance-based     compensation” under Code §162(m) will be based on one or more (or a combination) of the following Performance Criteria and may be applied solely with reference to the Company (and/or any Related Entity) or relatively between the Company (and/or any Related Entity) and one or more unrelated entities:
[a] Net earnings or net income (before or after taxes);
[b] Earnings per share;
[c] Net sales or revenue growth;
[d] Net operating profit;
[e] Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);
[f] Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
[g] Earnings before or after taxes, interest, depreciation and/or amortization;
[h] Gross or operating margins;
[i] Productivity ratios;
[j] Share price (including, but not limited to, growth measures and total shareholder return);
[k] Expense targets;
[l] Margins;
[m] Operating efficiency;
[n] Market share;
[o] Customer satisfaction;
[p] Working capital targets; and
[q] Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

[2] The payment or vesting of an Award to Participants who are not Covered Officers may be based on one or more (or a combination) of the Performance Criteria listed in Section 11.02[1] or on other factors the Committee believes are relevant and appropriate.
[3] Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company or any Related Entity , [b] any combination of the Company and Related Entities , or [c] any combination of segments, products or divisions of the Company and Related Entities.
[4] The Committee:
[a] Will make appropriate adjustments to Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Stock, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. Also, the Committee will make a similar adjustment to any portion of a Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.
[b] May make appropriate adjustments to Performance Criteria to reflect a substantive change in a Participant’s job description or assigned duties and responsibilities.
[5] Performance Criteria will be established in an Award Agreement [a] as soon as administratively practicable after established but [b] in the case of Covered Officers, no later than the earlier of [i] 90 days after the beginning of the applicable Performance Period or [ii] the expiration of 25 percent of the applicable Performance Period.
11.03 Earning Awards. Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria. Performance-Based Awards will be:
[1] Forfeited, if Performance Criteria have not been met at the end of the Performance Period; or
[2] Subject to Section 5.04, valued and distributed as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.
12.00 TERMINATION/BUY OUT
12.01 Retirement. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are exercisable when a Participant Retires may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] one year (three months in the case of Incentive Stock Options) after the Retirement date (or any shorter period specified in the Award Agreement).
12.02 Death or Disability. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are exercisable when a Participant Terminates because of death or Disability may be exercised by the Participant or the Participant’s Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] one year after the date of death or Termination because of Disability (or any shorter period specified in the Award Agreement).
12.03 Termination for Cause. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then exercisable) will be forfeited if a Participant Terminates (or is deemed to have been Terminated) for Cause.
12.04 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or this Plan or subsequently, any Awards that are outstanding when a Participant Terminates for any reason not described in Sections 12.01 through 12.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days after the Termination date (or any shorter period specified in the Award Agreement) and all Awards that are not then exercisable will terminate on the Termination date.
12.05 Expiration of Options in Connection with Termination Associated with Merger, Etc. Unless otherwise provided in an Award Agreement or this Plan), Options held by a Participant who Terminates in connection with a transaction described in Code §424 will expire immediately upon the date of Termination but only if and to the extent that another party to that transaction will grant substitute options in exchange for the Options to be cancelled and otherwise comply with the rules and procedures prescribed under the provisions of Code §424 governing that substitution. In all other cases, Options held by a Participant who Terminates in connection with a transaction described in Code §424, will expire as otherwise provided in this

Plan and the Award Agreement.
12.06 Buy Out of Awards.
[1] At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Committee, in its sole discretion and without the consent of the affected Participant, may cancel any or all outstanding Awards (other than an Award subject to Code §409A)held by that Participant, whether or not exercisable, by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, in the case of an Option, the Company also will pay to each affected Participant the difference between [a] the Fair Market Value of the Stock underlying each exercisable Option (or portion of an Option) to be cancelled and [b] the Exercise Price associated with each exercisable Option to be cancelled. With respect to any Award other than an Option, the Company will pay to each affected Participant the Fair Market Value of the Stock subject to the Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable or are subject to a restriction when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.
[2] At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Committee, in its sole discretion, may offer to buy for cash or by substitution of another Award any or all outstanding Awards (other than an Award subject to Code §409A)held by any Participant, whether or not exercisable, by providing to that Participant written notice (“Buy Out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable security laws. If a Buy Out Offer is given, the Company also will transfer to each Participant accepting the offer the value (determined under procedures adopted by the Committee) of the Award to be purchased or exchanged. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Offer and the shares of Stock subject to the Awards purchased will be recredited as provided in Section 5.02.
13.00 CHANGE IN CONTROL
13.01 Accelerated Vesting and Settlement. Subject to Section 13.02, on the date of any Change in Control:
[1] [a] Each Option outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [i] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or, [ii] at the Committee’s discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and the Fair Market Value of any fractional share of Stock will be distributed in cash, and [b] all related Affiliated and Tandem SARs will be cancelled;
[2] All Performance Criteria associated with Performance Shares or Performance Units will be deemed to have been met on the date of the Change in Control, all Performance Periods will be accelerated to the date of the Change in Control and all outstanding Performance Shares and Performance Units (including those subject to the acceleration described in this subpart) will be distributed in a single lump sum cash payment;
[3] All Freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment;
[4] All Stock Units will be distributed immediately in the form provided in the Annual Retainer Deferral Form; and
[5] All restrictions then imposed on Restricted Stock or Restricted Stock Units will lapse.
13.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 13.01 constitute an “excess parachute payment” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this Plan, an Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how and against which benefit or payment source,

(including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 13.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.
14.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Committee’s right to exercise the discretion retained in Section 12.06 or the right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
15.00 MISCELLANEOUS
15.01 Assignability. Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Committee, a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee [other than an organization described in Code §501(c)(3)] may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.
15.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
15.03 No Guarantee of Continuing Services. Nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;
[2] Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;
[3] Guaranteeing that any Employee will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
15.04 Tax Withholding.
[1] The Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:
[a] Thirty days after the settlement date; or
[b] The date the Participant remits the required amount.
[2] If the Participant has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.
[3] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:
[a] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);
[b] By delivering to the Company previously acquired shares of Stock that the Participant has owned for at least six months;
[c] By remitting cash to the Company; or
[d] By remitting a personal check immediately payable to the Company.
15.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
15.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.
15.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
15.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.
15.09 No Impact on Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

APPENDIX B
DSW INC.
2005 CASH INCENTIVE COMPENSATION PLAN
1.00 PURPOSE AND EFFECTIVE DATE
1.01 Purpose: This Plan is intended to foster and promote the financial success of the Company and Related Entities and to increase shareholder value by [1] providing Participants an opportunity to earn incentive compensation if specified objectives are met and [2] enabling the Company to attract and retain the services of outstanding employees upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent.
1.02 Effective Date: The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s shareholders under applicable rules and procedures described in Code §§162(m). Any Award granted before shareholder approval will be null and void if the shareholders do not approve the Plan within the period just described.
2.00 DEFINITIONS
When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended or any successor statute of similar effect even if the Company is not subject to the Act.
Award. A grant made under this Plan consisting of an opportunity to earn a cash bonus if terms and conditions specified in the Award Agreement are met.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions that must be met if an Award is to be earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of the Plan will govern.
Award Date. The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.
Board. The Company’s board of directors.
Cause. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Participant and subject to any cure provision included in any written agreement between the Participant and the Company:
[1] A material failure to substantially perform his or her position or duties;
[2] Engaging in illegal or grossly negligent conduct that is materially injurious to the Company or any Related Entity;
[3] A material violation of any law or regulation governing the Company or any Related Entity;
[4] Commission of a material act of fraud or dishonesty which has had or is likely to have a material adverse effect upon the Company’s (or any Related Entity’s) operations or financial conditions;
[5] A material breach of the terms of any other agreement (including any employment agreement) with the Company or any Related Entity; or
[6] A breach of any term of this Plan or Award Agreement.
If a Participant Terminates (or is Terminated) for any reason other than Cause and the Company subsequently discovers an act, failure or event that, if known before the Participant’s Termination would have justified a Termination for Cause and that act, event or failure was actively concealed by the Participant and could not have been discovered through reasonable diligence before the Participant Terminated, that Participant will be retroactively treated as having been Terminated for Cause.
Change in Control. The earliest of any of the following events to occur after the completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement:
[1] During any period consisting of 12 consecutive calendar months beginning after completion of the initial public offering of the Company’s stock which is the subject of the Registration Statement, the members of the Board specified in the Registration Statement (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided [a] that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent

Directors also will be treated as an Incumbent Director unless that person was nominated for election to the Board (or otherwise became a member of the Board) in connection with an actual or threatened election contest relating to the election or removal of Board members or other threatened or actual solicitation of proxies of consent by or in behalf of any “person,” including a “group” [as those terms are used in Act §§13(d) and 14(d)(2)], [b] this element of this definition will not apply if the Company reorganizes into an entity that does not have a board of directors or analogous governing body and that reorganization is not a Change in Control under another element of this definition and [c] if the Company becomes a subsidiary of another entity (i.e., another entity owns, directly or indirectly, more than 50 percent of the total combined voting power of all classes of Stock) in a transaction that is not a Change in Control under another element of this definition, subpart [1] of this definition will be applied by reference to changes to the board of directors of the parent entity (or of the ultimate parent entity).
[2] Any “person,” including a “group” [as these terms are used in Act §§13(d) and 14(d)(2)] becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company and of securities of the Company sufficient to elect a majority of the members of the Board but disregarding the effect of [a] any acquisition by a person who on the Effective Date is the beneficial owner of 30 percent or more of the combined voting power of the Company, [b] any acquisition directly from the Company, including a public offering of securities, [c] any acquisition by the Company or any Related Entity, [d] any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity, [e] any acquisition through a transaction described in subpart [3], [4] or [5] of this definition, [f] any acquisition by Retail Ventures, Inc. or any corporation, partnership or other form of unincorporated entity of which Retail Ventures, Inc. owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity, [g] any acquisition by Schottenstein Stores Corporation (the persons identified in subparts [a], [c], [f] and [g] of this subpart being sometimes referred to as “Permitted Acquirers”), [h] any acquisition by any one or more of the trusts established for the benefit of any of Jay L. Schottenstein, Susan S. Diamond, Ann Deshe, Lori Schottenstein, Geraldine Schottenstein or any of their respective spouses, children or lineal descendants or any person controlled by any such trust or trusts, [i] any acquisition by an entity that files SEC Form 13-G in connection with its ownership of Stock unless and until that entity files SEC Form 13-D in connection with its ownership of Stock or [j] any acquisition by Cerberus Partners, Ltd. unless, at the time of the acquisition, the Permitted Acquirers, as defined in subpart [2][g] of this definition and the trusts described in subpart [2][h] of this definition, directly or indirectly, own less than 10 percent of the voting power of the Company’s stock.
[3] The completion of a transaction or a series of related transactions effecting [a] the merger or other business combination of the Company with or into another entity other than a Permitted Acquirer in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] the sale or other disposition of all or substantially all of the assets of the Company except a sale or other disposition to [i] an entity in which the shareholders of the Company immediately before the sale or disposition own more than 50 percent of the voting power of such entity after that transaction or [ii] a Permitted Acquirer.
[4] Liquidation or dissolution of the Company other than a liquidation or dissolution into an entity [a] in which the shareholders of the Company before the effective date of the liquidation or dissolution own more than 50 percent of the voting power of such entity after the liquidation or dissolution or [b] which is a Permitted Acquirer.
[5] Any other transaction or event that the Board, in its sole discretion, decides will have as material an effect on the Company as any transaction or event described in subparts [1] through [4] of this definition but which is not otherwise described in this section.
However, and regardless of any other provision of this Plan or element of this definition, a Change in Control will not occur solely as a result of the initial public offering of the Company’s stock which is the subject of the Registration Statement or of any event directly related to that initial public offering.
Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.
Committee. The Board’s Compensation Committee which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least two persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. DSW Inc. an Ohio corporation, and any and all successors to it.

Covered Officer. Those employees whose compensation is subject to limited deductibility under Code §162(m) as of the last day of any calendar year ending with or within any Performance Period.
Disability. Unless the Committee specifies otherwise in the Award Agreement, the Participant’s inability with a reasonable accommodation, to perform his or her duties on a full-time basis for a period of more than six consecutive calendar months beginning before Termination due to a physical or mental infirmity.
Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Participant. Any Employee to whom an Award has been granted.
Performance Criteria. The criteria described in Section 5.01.
Performance Period. The period over which the Committee will determine if applicable Performance Criteria have been met.
Plan. The DSW Inc. 2005 Cash Incentive Compensation Plan.
Registration Statement. The Form S-1 Registration Statement filed with the Securities and Exchange Commission on March 14, 2005 (Registration #333-123289), as amended at the time it is declared effective by the Securities Exchange Commission.
Related Entity. Any corporation, partnership or other form of unincorporated entity [1] of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation, or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity or [2] which owns 50 percent or more of the total combined voting power of all classes of the Stock.
Retirement. The date a Participant Terminates on or after reaching age 65 and completing at least five years of service.
Stock. The Class A common stock, without par value, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.
Termination or Terminated. Unless the Committee specifies otherwise in the Award Agreement, [1] cessation of the employee-employer relationship between a Participant and the Company and all Related Entities for any reason or [2] with respect to a Participant who is an Employee of a Related Entity, a severance or diminution of the Company’s direct or indirect ownership after which that entity is no longer a Related Entity and after which that person is not an Employee of the Company or any entity that then is a Related Entity. However, [3] a Termination will not have occurred while the Participant is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee and [4] in the Committee’s discretion, a Termination will not have occurred for the duration of a pending Performance Period if a Participant’s status is changed from Employee to a consultant or independent contractor during a Performance Period established before that status change occurred.
3.00 PARTICIPATION
3.01 Participation.
[1] Consistent with the terms of the Plan and subject to Section 3.02, the Committee will [a] decide which Employees will be granted Awards and [b] specify the type of Award to be granted and the terms upon which an Award will be granted and may be earned.
[2] The Committee may establish different terms and conditions [a] for each Award, [b] for each Participant receiving the same type of Award and [c] for the same Participants for each Award the Participant receives.
[3] The Committee (or the Board, as appropriate) also may amend the Plan and the Award Agreement without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
[4] Unless permitted by Code §409A, no Award subject to Code §409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code §414(b) and (c).

3.02 Conditions of Participation. By accepting an Award, each Participant agrees:
[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and
[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
4.00 ADMINISTRATION
4.01 Committee Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and any Related Entity’s interests, and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.
4.02 Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, the Committee may not delegate any duties it is required to discharge under Code §162(m).
4.03 Award Agreement. At the time an Award is made, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:
[1] Will describe the Award and when and how it may be earned;
[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be earned, including Performance Criteria and [b] any other applicable terms and conditions affecting the Award.
5.00 AWARDS
5.0l Performance Criteria.
[1] The Performance Criteria upon which the payment of an Award to a Covered Officer that is intended to qualify as “performance-based compensation” under Code §162(m) will be based on one or more (or a combination of) the following Performance Criteria and may be applied solely with reference to the Company (and/or any Related Entity) or relatively between the Company (and/or any Related Entity) and one or more unrelated entities:
[a] Net earnings or net income (before or after taxes);
[b] Earnings per share;
[c] Net sales or revenue growth;
[d] Net operating profit;
[e] Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);
[f] Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment);
[g] Earnings before or after taxes, interest, depreciation and/or amortization;
[h] Gross or operating margins;
[i] Productivity ratios;
[j] Share price (including, but not limited to, growth measures and total shareholder return);
[k] Expense targets;
[l] Margins;
[m] Operating efficiency;

[n] Market share;
[o] Customer satisfaction;
[p] Working capital targets; and
[q] Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
[2] Performance Criteria upon which the payment of an Award to Participants who are not Covered Officers may be based on one or more (or a combination of) the Performance Criteria listed in Section 5.01 or on other factors the Committee believes are relevant and appropriate.
[3] Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by the Company or any Related Entity , [b] any combination of the Company and Related Entities or [c] any combination of segments, products or divisions of the Company and Related Entities.
[4] The Committee:
[a] Will make appropriate adjustments to Performance Criteria to reflect the effect on any Performance Criteria of any stock dividend or stock split affecting Stock, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. Also, the Committee will make a similar adjustment to any portion of a Performance Criteria that is not based on Stock but which is affected by an event having an effect similar to those just described.
[b] May make appropriate adjustments to Performance Criteria to reflect a substantive change in a Participant’s job description or assigned duties and responsibilities.
[5] Performance Criteria will be established in an Award Agreement [a] as soon as administratively practicable after established but [b] in the case of Covered Officers, no later than the earlier of [i] 90 days after the beginning of the applicable Performance Period; or [ii] the expiration of 25 percent of the applicable Performance Period.
5.02 Earning Awards. Subject to any terms, restrictions and conditions specified in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Criteria. Awards will be:
[1] Forfeited, if Performance Criteria have not been met at the end of the Performance Period; or
[2] Subject to Section 5.04, valued and distributed, in a single lump sum cash payment, in the form specified in the Award Agreement as soon as practicable after the last day of the Performance Period to the extent that related Performance Criteria have been met.
5.03 Maximum Award. The maximum Award that any Covered Officer may earn in any single calendar year is $3,000,000.
5.04 Deferral of Distribution. Each Participant may direct the Company to defer payment of all or any portion of his or her Award by electing to have that amount [1] credited to his or her account under any nonqualified deferred compensation plan [as defined in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended] maintained by the Company and designated by the Committee as an appropriate repository for these deferrals or any successor plan and [2] distributed under the terms of that plan. This election must be made at a time and in a manner that complies with Code §409A.
5.05 Effect of Termination.
[1] Termination Other Than For Death or Disability. Unless otherwise provided in the Award Agreement, and except in the case of a Termination on account of death or Disability, no Award will be paid to a Participant who Terminates before the end of a Performance Period.
[2] Termination Because of Death or Disability. Unless otherwise provided in the Award Agreement, a prorated Award will be paid to a Participant (or to his or her Beneficiary) who Terminates on account of death or Disability but only if the Performance Criteria applicable to that Performance Period are met at the end of that Performance Period. The amount paid will equal the Award the Disabled or dead Participant would have received had his or her employment not Terminated before the end of the Performance Period multiplied by the number of days between the beginning of the Performance Period during which the Termination occurred on account of death or Disability and divided by the total number of days in that Performance Period. This amount, if any, will be paid at the same time and in the same manner as the Award would have been paid if the Disabled or dead Participant had not Terminated.

6.00 CHANGE IN CONTROL
6.01 Accelerated Vesting and Settlement. Subject to Section 6.02, on the date of any Change in Control, all Performance Criteria will be deemed to have been met on the date of the Change in Control, all Performance Periods will be accelerated to the date of the Change in Control and all Awards will be distributed in full as of the date of the Change in Control.
6.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 6.01 constitute an “excess parachute payments” as defined in Code §280G(b)(1) when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how and against which benefit or payment source (including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 6.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.
7.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement) adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section will restrict the Committee’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
8.00 MISCELLANEOUS
8.01 Assignability. Except as described in this section, an Award may not be transferred except by will or the laws of descent and distribution.
8.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any Award that becomes payable on account of or after the Participant’s death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
8.03 No Guarantee of Continuing Services. Nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;
[2] Conferring on any Participant any right to continue as an Employee of the Company or any Related Entity;
[3] Guaranteeing that any Employee will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
8.04 Tax Withholding. The Company will withhold from the Award or from other amounts owed to the Participant an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award.
8.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
8.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.
8.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.
8.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.
8.09 No Impact on Benefits. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

APPENDIX B
DSW Inc.
2014 LONG-TERM INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE

1.01.     Establishment and Effective Date. This 2014 Long-Term Incentive Plan (the “Plan”) shall be effective on that certain date that the board of directors (“Board of Directors” or the “Board”) of DSW Inc., an Ohio corporation (the “Company”), approves the Plan, subject to approval by an affirmative vote of the Company’s shareholders within twelve (12) months of its adoption by the Board.
1.02.    Purpose. The Plan is intended to foster and promote the long-term financial success of the Company and its subsidiaries and affiliates by attracting and retaining talent. The Plan is expected to materially increase shareholder value by providing Consultants, Employees and Directors an opportunity to acquire an ownership interest in the Company, and other rights with respect to stock of the Company, thereby providing Consultants, Employees and Directors with incentives to perform at the highest level.
ARTICLE II
DEFINITIONS

The following terms, as used in the Plan, shall have the meanings given to them in this Article II. Other capitalized terms shall have their respective meanings specified in the Plan.
2.01.    “Acquisition Award” shall mean an Award granted under this Plan in substitution for options, rights and other such awards with respect to the capital stock or other equity of another corporation or entity which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Subsidiaries.
2.02.    “Act” shall mean the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.
2.03    “Award” shall mean any award granted under this Plan.
2.04.    “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant which sets forth the terms and conditions applicable to an Award.
2.06.    “Capital Adjustment” shall have the meaning ascribed to it in Article VI of this Plan.
2.07.    “Cause” shall be defined in any employment agreement between the Company and a Participant, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement; provided, however, that if there is no such employment agreement or definition in an Award Agreement, “Cause” shall mean any of the following:: a Participant’s (A) conviction, including a plea of guilty or no contest, of any felony or any crime involving moral turpitude or dishonesty; (B) fraud upon the Company or a Subsidiary, embezzlement or misappropriation of corporate funds from the Company or a Subsidiary; (C) willful acts of dishonesty materially harmful to the Company or a Subsidiary; (D) activities materially harmful to the reputation of the Company or a Subsidiary; (E) willful misconduct, willful failure to perform duties or substantial willful disregard of duties; (F) a material violation of any law or regulation governing the Company or a Subsidiary; (G) a material breach of the terms of any agreement between the Participant and the Company or a Subsidiary; and (H) a material breach of any term of this Plan or any applicable Award Agreement.
2.08.    “Change in Control” shall mean each of the following:
(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (for purposes of this Section 2.08, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company where such acquisition causes such Person to own thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or a Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (3) below; (E) any acquisition by Jay L. Schottenstein, Schottenstein Stores Corporation or any of their respective affiliates, (F) any acquisition by any trust established for the benefit of Jay L. Schottenstein or any of his spouse, children or lineal descendants or any other person controlled by such trust; provided, further, that if any person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds thirty percent (30%) as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty percent (30%) or more of the Outstanding Voting Securities; or

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall be deemed to be a member of the Incumbent Board; or
(3) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or a Subsidiary, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or a Subsidiary (each, a “Business Combination”), excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(4) Approval of the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation under Code Section 409A, the events described in items (1)-(3) above shall be interpreted in a manner consistent with a change in the ownership or effect control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, under Code Section 409A. Further, the liquidation or dissolution of the Company described in item (4) above shall comply with the procedures described in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A).
2.09.    “Code” shall mean the Internal Revenue Code of 1986, and any successor statute, as it may be amended from time to time, and any guidance promulgated thereunder.
2.10.    “Committee” shall mean the Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors from time to time. To the extent that compensation realized in respect of Awards is intended to be “performance-based” under Code Section 162(m) and the Committee is not comprised solely of individuals who are “outside directors” within the meaning of Code Section 162(m), or that any member of one Committee is not a “non-employee director” within the meaning of Rule 16b-3 under the Act, the Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes only such committee or subcommittee, to the extent of the Committee’s delegation. The Committee must be “independent,” to the extent required by applicable law or rules of the NYSE. In the case of grants to non-employee Directors, the entire Board shall act as the Committee.
2.12.    “Consultant” shall mean any person, other than an Employee or Director, who provides significant services to the Company or its Subsidiaries or affiliates.

2.13.    “Continuous Service” shall mean that the Participant’s service with the Company or any of its Subsidiaries or affiliates as an Employee is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or any Subsidiary, shall not terminate a Participant’s Continuous Service. Notwithstanding the foregoing, unless determined by the Committee, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Award Agreement.
2.14.    “Covered Employee” shall mean a Participant who, in the sole judgment of the Committee, may be treated as a covered employee within the meaning of Code Section 162(m)(3) at the time income is recognized by such Participant in connection with an Award that is intended to qualify as “performance-based compensation” under Code Section 162(m).
2.15.    “Director” shall mean a member of the Board.
2.16    “Disability” shall mean a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.
2.17.    “Dividend Equivalent” shall mean an amount equal to the amount of cash dividends, if any, payable in accordance with Article V, with respect to a share of Stock after the date an Award is granted.
2.18.    “Employee” shall mean any person employed by the Company or any of its Subsidiaries or affiliates and classified as a common law employee. Employee does not include independent contractors or leased employees from third parties.
2.19.    “Exercise Price” shall mean the price at which a Participant may exercise an Award, as set forth in the applicable Award Agreement.
2.20.    “Fair Market Value” of a share of Stock shall mean, unless otherwise determined by the Committee:
1.    The closing price of the Stock on the New York Stock Exchange (“NYSE”) on the date in question (or, if the Stock is not then traded on the NYSE, the closing price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally traded on such date) or, if no sale of the Stock occurred on such exchange on that day, the closing price of the Stock on the last preceding day when the Stock was sold on such exchange; or
2.    If the Stock is no longer traded on the NYSE and there is no public market for the Stock, “Fair Market Value” shall be determined by the Committee, in its sole and absolute discretion, using other reasonable means.
2.21    “Full Value Award” shall mean an Award that is structured to provide equivalent value of a share of Stock based on a ratio of 1:1. Full Value Awards may include, but not be limited to, Restricted Stock and other Stock Awards such as unrestricted Stock, Restricted Stock Units, and performance-based shares.
2.22.    “Good Reason” shall mean, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, any of the following events that impose a material negative change to the Employee’s employment relationship with the Company or Subsidiary, as provided under Code Section 409A: (A) a material reduction in an Employee’s base salary or target bonus opportunity as a percentage of base salary; (B) a material diminution of the Employee’s duties and responsibilities which are set forth in any applicable employment agreement; (C) relocation of the Employee more than fifty (50) miles from Employee’s current place of work; provided, however, that to the extent any definition in an Award Agreement conflicts with this definition, the terms of the Award Agreement shall govern. In order to trigger a Termination for Good Reason, the Employee must give the Company notice of the applicable condition described above within ninety (90) days of its occurrence, and the Company must not have remedied such condition within thirty (30) days after receiving such notice.
2.23    “Grant Date” of any Award shall be determined by the Committee in its sole and absolute discretion.
2.24.    “Incentive Stock Option” or “ISO” shall mean an Option that is intended to qualify as an “incentive stock option” under Code Section 422 and which is so designated in the applicable Award Agreement. Under no circumstances shall an Option that is not specifically designated as an ISO be considered an ISO.
2.25.    “Insider” shall mean any person who is subject to Section 16 of the Act, and any successor statutory provision, as it may be amended from time to time.

2.26    “Nonqualified Stock Option” or “Nonstatutory Stock Option” or “NSO” shall mean an Option that is not intended to qualify as an ISO.
2.27.    “Nontandem Stock Appreciation Rights” shall mean stand-alone Stock Appreciation Rights that are granted under this Plan as independent instruments and are not issued in conjunction with any Options.
2.28    “Option” means a right or rights (either as an ISO or NSO) to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine in its sole discretion subject to the Plan, including but not limited to, the achievement of specific Performance Goals. Options may be settled in cash or Stock or both. Options may be granted to Participants, subject to the terms and conditions of this Plan and the applicable Award Agreement.
2.29.    “Participant” shall mean any Employee, Consultant, Director or other service provider to whom an Award is granted under the Plan.
2.30.    “Performance Award” shall mean an Award subject to Article V of this Plan.
2.31.    “Performance Criteria” shall mean the payment or vesting of an Award to a Covered Employee that is intended to qualify as “performance-based compensation” under Code Section 162(m) and that will be based on one or more (or a combination) of the following and may be applied solely with reference to the Company and/or a Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities: (A) Net earnings or net income (before or after taxes); (B) earnings per share; (C) net sales or revenue growth; (D) net operating profit; (E) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (F) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (G) earnings before or after taxes, interest, depreciation and/or amortization; (H) gross or operating margins; (I) productivity ratios; (J) share price (including, but not limited to, growth measures and total shareholder return); (K) expense targets; (L) margins; (M) operating efficiency; (N) market share; (O) customer satisfaction; (P) working capital targets; (Q) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital).
2.32.    “Performance Goal” shall mean, with respect to the Performance Criteria selected by the Committee, the goal(s) established by the Committee for an Award for a particular Performance Period. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.
2.33.    “Performance Period” shall mean one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights with respect to an Award.
2.34.    “Performance Share” shall mean an Award denominated in Stock, the amount of which may be based on the achievement of specific Performance Goals subject to terms and conditions as the Committee may determine.
2.35.    “Performance Unit” shall mean an Award denominated in cash and/or shares of Stock, the amount of which may be based on the achievement of specific Performance Goals, subject to terms and conditions as the Committee may determine. Performance Units may be settled in cash, Stock or both, as determined by the Committee in its sole and absolute discretion.
2.36.    “Plan Year” shall mean the Company’s fiscal year.
2.37.    “Restricted Stock” shall mean Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership, and/or other terms and conditions as the Committee may determine, including, but not limited to, achievement of specific Performance Goals.

2.38.    “Restricted Stock Unit” or “RSU” shall mean an Award based on the Fair Market Value of one share of Stock. All or part of any Restricted Stock Unit Award may be subject to conditions and restrictions established by the

Committee. Restricted Stock Units may be settled in Stock or cash or both, as determined by the Committee in its sole and absolute discretion.
2.39.    “Retirement” shall mean, unless the Committee specifies otherwise in the applicable Award Agreement, the date:
(1)    of an Employee Termination of Service on or after reaching sixty-five (65) years of age and completing at least five (5) years of Continuous Service;
(2)    of a Director’s Termination of Service as a Board member of the Company or any Subsidiary after completing one (1) full term as a member of the Board of the Company or a Subsidiary and reaching the age of sixty-five (65) years.
(3)    For purposes of applying this definition:
(A)    no Consultant shall be deemed to “Retire” from the Company regardless of the circumstances surrounding his or her Termination of Service;
(B)    a Participant’s status as an Employee or Director shall be determined as of the Grant Date applicable to each affected Award; and
(C)    a Director serving on the Board and/or one or more board(s) of any Subsidiary may Retire from one board while continuing to serve as a member of another board (or other governing body of the Company or any Subsidiary). In this case, the Director’s Retirement will affect only the Awards granted with respect to his or her service on the board (or other governing body) from which he or she is Retiring.
2.40.    “Stock” shall mean Class A Common Shares, without par value, of the Company, or any other equity securities of the Company as designated by the Committee, including any attached rights. “Stock” shall also mean any security issued by the Company in substitution, exchange or in place of shares of Class A Common Shares, without par value, of the Company.
2.41.    “Stock Appreciation Right” shall mean a right to receive an amount that is based on the increase in the Stock’s Fair Market Value after the Grant Date, and that is payable entirely in cash, entirely in Stock, or partly in cash and partly in Stock and exercisable at such time or times and subject to such conditions as the Committee may determine in its sole and absolute discretion, subject to the terms of this Plan.
2.42.    “Stock Appreciation Value Award” shall mean an Award that is structured to correlate the realization of gains based on an absolute Stock price appreciation, and may include, but not be limited to, Options and Stock Appreciation Rights.
2.43.    “Stock Award” shall mean a grant of Stock with or without restrictions.
2.44.    “Subsidiary” shall mean (1) any corporation or other entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total combined voting power of such corporation or other entity, or (2) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee. With respect to Incentive Stock Options, the term “Subsidiary” shall have the meaning set forth in Code Section 422(f).
2.45.    “Tandem Stock Appreciation Rights” shall mean Stock Appreciation Rights that are granted in conjunction with a Non-Qualified Stock Option or an Incentive Stock Option, which expire when such Option expires or is exercised as set forth in Section 5.02(2)..
2.46.    “Ten-Percent Stockholder” shall mean any person who owns, directly or indirectly, on the relevant date, securities having ten percent (10%) or more of the combined voting power of all classes of the Company’s securities or of its parent or Subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code Section 422(d) shall apply.
2.47.    “Termination” or “Termination of Employment” or “Termination of Service” shall have the meaning as set forth in the applicable Award Agreement.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.01.    Eligibility. Any Employee, Consultant, Director or other advisor of, or any other individual who provides services to the Company or any of its Subsidiaries or affiliates shall be eligible to be selected by the Committee, in its sole and absolute discretion, to receive an Award under the Plan. In determining the individuals to whom Awards shall be granted and the number of shares of Stock to be covered by each Award, the Committee may take into account any factors that the Committee, in its sole and absolute discretion, shall deem relevant.
3.02.    Intent to Comply with the provisions of Section 409A of the Code, the regulations thereunder (“Section 409A” or “Code Section 409A”)), and other guidance promulgated by the Internal Revenue Service (“IRS”) and Amendments to Comply with Section 409A. This Plan is intended to comply with the terms of Code Section 409A, including any applicable exception to Code Section 409A. Accordingly, the Committee may, in its sole and absolute discretion, amend the Plan and any Award Agreement without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code Section 409A even if those amendments reduce, restrict or eliminate rights granted under the Plan, Award Agreement or both before those amendments.
If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s Retirement, Termination, Termination of Employment, or Termination of Service, then notwithstanding any other provision of this Plan or any Award Agreement, none of the previously described events (or similar termination events) will be deemed to have occurred until such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A. Further, any amount constituting a "deferral of compensation" under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon such a separation from service of the Participant (other than due to the Participant's death), occurring while the Participant shall be a "specified employee" (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or Subsidiary, shall not be paid until the earlier of (a) the date that is six months following such separation from service or (b) the date of the Participant's death following such separation from service. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Code Section 409A, except as provided by Code Section 409A.
3.03.    Conditions of Participation. By accepting an Award, each Participant agrees (1) to be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee, and (2) that the Committee may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code Section 409A even if those amendments reduce, restrict or eliminate rights granted under the Plan, Award Agreement or both before those amendments.
ARTICLE IV
ADMINISTRATION

4.01.    Committee. The Plan shall be administered by the Committee.
4.02.    Powers and Duties of the Committee. Subject to the express provisions of the Plan, the Committee shall have full power and complete authority, in its sole and absolute discretion (1) to exercise all of the powers granted to it under the Plan; (2) to construe, interpret and implement the Plan, any Award Agreement and any related document; (3) to prescribe, amend or rescind rules, regulations, and policies relating to the Plan, including rules governing its own operation; (4) to make all determinations necessary or advisable in administering the Plan; (5) to correct any defect, supply any omission and reconcile any inconsistency in the Plan; (6) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (7) to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resale by a Participant or other subsequent transfers by the Participant of any shares of Stock issued as a result of or under an Award; (8) to amend the Plan to reflect changes in applicable law, and (9) to determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited or suspended, and the method or methods by which an Award may be settled, canceled, forfeited or suspended. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The determinations of the Committee under the Plan need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards, regardless of whether such persons are similarly situated.
4.03.    Delegation of Powers and Duties. The Committee may delegate to one (1) or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (1) transactions under the Plan to fail to comply with Section 16 of the Act, or (2) the Committee to fail to qualify as being comprised of “outside directors” under Code Section 162

(m). The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.
4.04.    Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Participants and all other interested persons. Notwithstanding the foregoing, it is the intent of the Company that this Plan and Awards granted hereunder satisfy, and be interpreted in a manner that satisfy, (1) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Act, and will not be subjected to avoidable liability thereunder, and (2) in the case of Performance Awards, the applicable requirements of Code Section 162(m). If any provision of this Plan or other Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 4.04, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.
4.05.    Liability/Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation, or determination made with respect to the Plan or Awards made hereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Articles of Incorporation and Bylaws, as amended from time to time.
4.06.    Records. The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all of their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.
ARTICLE V
AWARDS

5.01.    Stock Appreciation Value Awards. The following types of Awards constitute Stock Appreciation Value Awards:
(1)    Options. Options (NSOs and ISOs) may be granted under the Plan for the purchase of shares of Stock and shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee may approve from time to time. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual Performance Goals and other vesting standards, as the Committee shall determine. On or before the Grant Date, the Committee shall designate the number of shares of Stock subject to such Option, the Exercise Price, the duration of the Option, provisions for vesting and exercisability, whether the Option is an NSO or ISO, the recipient of the Option, and such other provisions as the Committee shall determine. The Exercise Price of any Option shall be determined by the Committee, but (with the exception of Acquisition Awards) shall not be less than one hundred percent (100%) of the Fair Market Value on the Grant Date. The Exercise Price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option. The term of each Option shall not exceed ten (10) years from the Grant Date, subject to earlier termination as provided in this Plan, and except as otherwise provided with respect to Ten-Percent Stockholders.
(A)    Exercise of Options. Subject to the provisions of this Plan, an Option may be exercised, in whole or in part (“Exercise”), at such time or times as the Committee shall determine (“Date of Exercise”). The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by a Participant by giving notice to the Committee, in writing or in such other manner as the Committee may permit, stating the number of shares of Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the shares of Stock issuable upon exercise of the Option shall be made in full in cash or by certified check, or, if the Committee, in its sole discretion permits, in shares of Stock (valued at Fair Market Value on the Date of Exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Stock purchased, registered in the name of the Participant, shall be delivered to the Participant. Until the issuance of shares of Stock, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares of Stock that are subject to the Option.
(B)    Cancellation of Tandem Stock Appreciation Rights. Upon exercise of all or any portion of any Option, any related Tandem Stock Appreciation Rights shall be cancelled with respect to an equal number of shares of Stock.

(C)    Special Rules for Incentive Stock Options.
(a)    ISOs shall be subject to the following provisions:
(i)    The aggregate Fair Market Value (determined on the Grant Date) of the shares of Stock subject to an ISO which are exercisable by one person for the first time during a particular calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00). To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the shares of Stock with respect to which ISOs are exercisable by one person for the first time during a particular calendar year (under all Plans of the Company and its Subsidiaries) exceeds One Hundred Thousand Dollars ($100,000.00), or such other limit as may be set by applicable law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.
(ii)    Each Award Agreement with respect to an ISO shall set forth the periods during which the Option shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no Employee who is a Ten-Percent Stockholder may exercise the ISO after the expiration of five (5) years from the Grant Date.
(iii)    Each Award Agreement with respect to an ISO shall set forth the Exercise Price, which shall be at least one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date (except as permitted under Code Section 424(a) with respect to Acquisition Awards). In the case of a Ten-Percent Stockholder on the Grant Date, the Exercise Price of any ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Option on such Grant Date.
(iv)    No ISO may be granted to a Participant who is not an Employee of the Company or a Subsidiary of the Company on the Grant Date.
(v)    Notwithstanding any other provision of the Plan to the contrary, all Awards of ISOs shall comply with Code Section 424 and the regulations thereunder as of the Grant Date.
(2)    Stock Appreciation Rights. The Committee may from time to time grant Stock Appreciation Right, whether Tandem Stock Appreciation Rights or Nontandem Stock Appreciation Rights. Stock Appreciation Rights shall be in a form and based upon the terms and conditions determined by the Committee (including, but not limited to, the achievement of specific Performance Goals, if determined by the Committee), as set forth in the applicable Award Agreement in such form and not inconsistent with the Plan as the Committee may approve from time to time; provided, however, that the Award shall not be inconsistent with terms of this Plan. Award Agreements shall specify the Grant Price of the Stock Appreciation Right, the number of shares to which the Stock Appreciation Right pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine. A Stock Appreciation Right shall entitle the grantee to receive upon exercise the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (ii) the Grant Price. Stock Appreciation Rights shall not be granted for a period of more than ten (10) years.
(3)    Exercisability of Stock Appreciation Value Awards. Regardless of the vesting schedule set forth in any Award Agreement, but subject to Section 10.10 below, Stock Appreciation Value Awards that are not exercisable at Termination shall be fully and immediately exercisable (A) in the case of an Employee, if the Employee Terminates because of death, Retirement or Disability, (B) in the case of a Consultant, the Consultant Terminates because of death or Disability, or (C) in the case of a Director, if the Director Terminates because of death, Retirement or Disability. In all other cases (but subject to Section 10.10), Stock Appreciation Value Awards that are not exercisable when the Employee, Consultant or Director Terminates for any other reason shall be forfeited.
5.02.    Full-Value Awards. The following types of Awards constitute Full Value Awards:
(1)    Unrestricted Stock Award. The Committee may cause the Company to grant unrestricted shares of Stock (“Unrestricted Stock Award”) at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for an Unrestricted Stock Award. The Company shall issue, in the name of each Participant to whom an Unrestricted Stock Award has been granted, stock certificates representing the total number of unrestricted shares of Stock granted under the Award, and shall deliver such certificates to the Participant on a fixed or objectively determinable date of payment in accordance with Code Section 409A, which shall be set forth in the Award Agreement.
(2)    Restricted Stock and Restricted Stock Units. The Committee may cause the Company to grant shares of Restricted Stock or Restricted Stock Units at such time or times, in such amounts and for such reasons as the

Committee, in its sole discretion, shall determine. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the period over which it is determined if a Participant has met conditions placed on the Restricted Stock or Restricted Stock Units subjecting such Restricted Stock or Restricted Stock Units to a substantial risk of forfeiture (the “Restricted Period”), the number of shares of Restricted Stock or the number of Restricted Stock Units issued to the Participant, and such other provisions as the Committee shall determine, including restrictions on transfer and incidents of ownership and the achievement of specific Performance Goals. Restricted Stock Unit Awards represent an unfunded promise to pay the Participant a specified number of shares of Stock (or cash equivalent, as applicable) in the future if the conditions of such Award are satisfied and the Award is not otherwise forfeited prior to the stated date of delivery, under the terms and conditions applicable to such Award.
(A) Restrictions. On the Grant Date, the Committee shall establish a Restricted Period for each Restricted Stock or Restricted Stock Unit grant. Each grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restriction Period, including the satisfaction or corporate or individual Performance Goals, which shall be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Except with respect to grants of Restricted Stock or Restricted Stock Unites intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the Committee may also, in its sole discretion, waive any restrictions applicable to all or a portion of such Restricted Stock or Restricted Stock Units, provided that the applicable terms and conditions are set forth on or before the Grant Date to the extent required to comply with Code Section 409A and the regulations thereunder. Share of Restricted Stock and Restricted Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of. Unless otherwise provided under the terms of the Award, upon the death of a Participant, any conditions applicable to Restricted Stock or Restricted Stock Units which have been granted to such Participant shall be deemed to have been satisfied at target and the Restricted Period, if any, applicable to Restricted Stock or Restricted Stock Units held by such Participant, shall be deemed to have expired. Unless otherwise provided under the terms of the Award, upon the Retirement of a Participant, any conditions applicable to Restricted Stock or Restricted Stock Units which have been granted to such Participant shall be deemed to have been satisfied at target and the Restricted Period, if any, applicable to Restricted Stock or Restricted Stock Units held by such Participant, shall be deemed to have expired. If a certificate is issued in respect of Restricted Stock, each certificate shall be deposited with the Company, or its designee, and bear a restrictive legend referencing the Plan and the Award Agreement.
(B)    Voting and Dividends by Holders of Restricted Stock. During the Restricted Period, unless otherwise set forth in the Award Agreement, each Participant to whom shares of Restricted Stock have been grated may exercise full voting rights which respect to that Restricted Stock and will be entitled to receive all dividends and distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.
(C) No Right to Vote or Dividends by Holders of RSUs. Participants to whom Restricted Stock Units have been granted shall not have the right to vote or the right to receive any dividends with respect to such shares of Restricted Stock Units.
(D) Forfeiture Upon Termination of Employment. Except as contrary to this Plan, the Committee may provide for forfeiture of any RSUs or Restricted Stock upon Termination in the Award Agreement.
(E) Delivery of Stock in Settlement of RSUs. Unless an election is made to defer the settlement of RSUs, and unless otherwise provided in the terms of any Award, upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Committee, RSUs shall be settled by delivery of a stock certificate for the number of shares of Stock associated with the Award with respect to which the restrictions have expired or the terms and conditions have been satisfied to the Participant or the Participant’s beneficiary or estate, as the case may be. All other terms and conditions regarding delivery shall be set forth in the Award Agreement.
5.03.    Other Full Value Awards. The Committee may from time to time grant other Full Value Awards under this Plan that provide Participants with Stock or the right to purchase Stock, or provide other incentive Awards that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible into shares of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including, but not limited to, the achievement of specific Performance Goals, if determined by the Committee), provided, that the Award shall not be inconsistent with other terms of the Plan.
(1)    Performance Shares or Performance Units. The Committee may grant from time to time Performance Shares or Performance Units to such Participants as the Committee shall determine in its sole and absolute discretion. The applicable

Award Agreement shall specify a value for the Performance Shares or Performance Units or shall set forth a formula for determining the value of each Performance Share or Performance Unit at the time of payment (the “Ending Value”). If required for the above-referenced calculation, the Committee shall also specify in the Award Agreement the initial value of each Performance Share or Performance Unit (“Initial Value”).
(A) Performance Period. The Committee shall determine the Performance Period in its sole and absolute discretion. Different Performance Periods for different Participants may be established. Performance Periods may run consecutively or concurrently.
(B) Performance Criteria for Other than Covered Employees. The payment or vesting of an Award to Participants who are not Covered Employees may be based on one or more (or a combination) of Performance Criteria or on any other factors that the Committee deems relevant or important, in its sole and absolute discretion.
(C) Different Performance Criteria Allowable. Different Performance Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved (a) separately by the Company or any Subsidiary; (b) any combination of the Company and Subsidiary; or (c) any combination of segments, products or divisions of the Company and Subsidiaries.
    (D) All Other Terms and Conditions in the Award Agreement. All other terms and conditions related to Performance Awards, including, but not limited to, rights to payment and dividend and voting rights, shall be specified in the Award Agreement.
(2)    Acquisition Awards. All terms and conditions of Acquisition Awards shall be determined by the Committee in its sole and absolute discretion. Such terms and conditions shall be set forth in the applicable Award Agreement. Acquisition Awards shall be granted in accordance with procedures complying with Code Section 409A and the regulations thereunder.
(3)    Other Award Vehicles. Subject to limitations under applicable law and the Plan, the Committee may from time-to-time grant other Full Value Awards under this Plan that provide the Participants with Stock or the rights to purchase Stock, or provide other Awards, that have a value derived from the value of Stock, or an exercise or conversion privilege at a price related to Stock, or that are otherwise payable in or convertible to share of Stock. These Awards shall be in a form and based upon the terms and conditions determined by the Committee (including, but not limited to the achievement of specific Performance Goals if determined by the Committee); provided, however, that the Award shall not be inconsistent with other terms of this Plan.
5.04.    Maximum Shares Available; Award Limitations. The maximum aggregate number of shares of Stock available for Award under this Plan as of this Plan’s Effective Date is Eight Million Five Hundred Thousand (8,500,000), subject to adjustment pursuant to this Plan (“Maximum Limit”). Subject to adjustment pursuant to this Plan, no Participant shall be granted, during any one (1)-year period, an Award with respect to more than One Million (1,000,000) shares of Stock contained in the Performance Period for such Award. All shares of Stock available for Awards under the Plan may be awarded in the form of ISOs. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right granted under the Plan or granted and outstanding under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Stock Units or Performance Units are forfeited, or if such Awards are settled in cash in lieu of shares of Stock, then the shares of Stock to which any Award relates may, at the discretion of the Committee to the extent permissible under Rule 16b-3 of the Act, be made available for subsequent Awards under the Plan, upon such terms as the Committee may determine; provided, however, that the foregoing shall not apply to or in respect of Acquisition Awards.
5.05    Allowable Stock for Issuance. The Stock that may be issued pursuant to an Award under the Plan may be authorized and issued Stock held in the Company’s treasury or authorized but unissued Stock, or Stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.
5.06.    Certain Shares of Stock Not Counted Against the Pool. Any shares of Stock delivered by the Company, any shares of Stock with respect to which Awards are made by the Company and any shares of Stock with respect to which the Company becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding Awards previously granted by an acquired entity, shall not be counted against the shares of Stock available for Awards under the Plan.

5.07.    Stock Certificates. The Committee may direct that any stock certificate evidencing shares of Stock issued under the Plan shall be registered in the name of the Participant, shall bear a legend setting forth such restrictions on transferability as may apply to such shares of Stock pursuant to the Plan and shall be subject to appropriate stop transfer orders; provided, however, that the certificates representing shares of Restricted Stock shall be held in custody by the Company until the restrictions relating thereto lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock or other form, as appropriate.
5.08.    Award Agreements. Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, as determined by the Committee in its discretion and subject to the Plan. The Committee may deliver the Award Agreement by interoffice mail, US mail, email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder and other documents that the Company is required to deliver to its security holders unless otherwise prohibited by law. A Participant shall have no rights with respect to an Award unless such Participant accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.
5.09.    Awards Intended to Qualify as “Performance-Based Compensation” Under Code Section 162(m).
(A)    Awards for Covered Employees. At all times when Code Section 162(m) is applicable, all Awards granted to a Covered Employee under this Plan shall comply with the “performance-based compensation” requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award available under the Plan, the Committee may, subject to this Plan, make any adjustments it deems appropriate.
(B)    Designation of Covered Employees. For each Performance Period, the Committee will designate which Participants are Covered Employees within ninety (90) days of the beginning of the Performance Period (or such earlier or later date as is permitted or required by Code Section 162(m)). In the event that the Committee does not make such a designation for a Performance Period, all Participants shall be treated as Covered Employees under the Plan for such Performance Period.

(C)    Establishment of Performance Criteria and Awards for Covered Employees. Within ninety (90) days of the beginning of a Performance Period (or such earlier or later date as is permitted or required by Code Section 162(m)), the Committee shall, in its sole discretion, for each such Performance Period, determine and establish in writing one or more Performance Goals based on one or more Performance Criteria applicable to the Performance Period for each Covered Employee. The Committee may establish any number of differing Performance Periods, Performance Goals, Performance Criteria, and Awards for Covered Employees running concurrently, in whole or in part.
(D)    Adjustments for Extraordinary Events and Negative Discretion. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) mergers, acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) extraordinary, unusual, or other nonrecurring items as described in U.S. Generally Accepted Accounting Principles or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s consolidated report to the investment community or investor letters.  To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion. Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) may not be adjusted upward from the amount otherwise payable to a Covered Employee under the pre-established Performance Goal.  The Committee shall retain the discretion to adjust such Awards downward, either on a formulaic or discretionary basis or a combination of the two, as the Committee determines. If applicable tax and securities laws change to permit Committee discretion to alter the governing Performance Criteria or Performance Goals without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.
(E)    Certification of Achievement of Performance Goals and Amount of Awards. After the end of each Performance Period, or such earlier date if the Performance Goals are achieved (and such date otherwise complies with Code Section 162(m)), the Committee shall certify in writing, prior to the payment of any Award to a Covered Employee, that the Performance Goal based on the Performance Criteria for the Performance Period and all other material terms of the Plan were satisfied. The Committee may not, under any circumstances, increase an Award to a Covered Employee above the amount payable pursuant to the pre-established Performance Goal based on the Performance Criteria for the Performance Period.
(F)    Maximum Award to Participants. The maximum aggregate number of shares of Stock that may be subject to an Award and the maximum amount of compensation (whether represented by Stock, cash, or a combination thereof) that may be payable to a Participant shall be governed by Section 5.04 of this Plan.
5.10.    Non-Performance Based Awards. In the case of Awards that are not intended to be qualifying as “performance-based compensation” under Code Section 162(m), the Committee may designate performance targets from among the previously described Performance Criteria in this Plan or such other business criteria as it determines in its sole discretion. The Committee also may make adjustments to such Performance Criteria or Performance Goals or other business criteria in any manner it deems appropriate in its discretion.
5.11    Deferrals.
(A)    General Deferral Rules. Unless otherwise provided by the Committee, a Participant may elect to defer payment of any Award under the Plan, other than any Stock Appreciation Value Award or Restricted Stock Award, under procedures set forth by the Committee and consistent with the requirements of Code Section 409A. Any such election generally must be made on or before December 31st of the calendar year prior to the year the Participant performs services that give the Participant the right to compensation attributable to the Award (or any portion of such Award) is earned, and shall be irrevocable after such date.

(B)    Performance-Based Compensation Under Code Section 409A. Subject to the limitations described below, the Company may determine that an irrevocable deferral election for an amount that qualifies as “performance-based compensation” under Code Section 409A may be made by making a deferral election on or before the deadline established by the Committee, which in no event shall be later than 6 months before the end of the performance period.
In order for a Participant to be eligible to make a deferral election for such performance-based compensation, (i) the performance criteria must relate to a performance period of at least 12 consecutive months, and (2) the Participant must have performed services continuously from the later of (i) the beginning of the performance period for such compensation, or (ii) the date upon which the performance criteria for such compensation are established, through the date upon which the Participant makes the deferral election for such compensation. In no event shall a deferral election submitted under this subsection be permitted to apply to any amount of performance-based compensation that has become readily ascertainable.
(C)    Certain Forfeitable Rights. With respect to compensation (i) to which a Participant has a legally binding right to payment in a subsequent year, and (ii) that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least 13 months from the date the Participant obtains the legally binding right, the Committee may determine that an irrevocable deferral election for such compensation may be made in accordance with its rules and procedures, no later than the 30th day after the Participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Code Section 409A. Any deferral election(s) made in accordance with this subsection shall become irrevocable no later than the 30th day after the Participant obtains the legally binding right to the compensation subject to such deferral election(s).
(D) Payment of Deferred Awards. Deferred Awards are payable in shares of unrestricted Stock or cash, as specified in the applicable Award Agreement and deferral election form. Delivery of shares or payment of cash, as applicable to such Awards, shall be transferred to the Participant at the time and in the form as elected by the Participant and as set forth in the terms and conditions applicable to such Awards, which shall be either in a single payment or in up to ten (10) installment payments. Whether a lump-sum or installment payment is elected, the applicable terms of same shall be included in the Award Agreement or election form.
5.12.    Dividends and Dividend Equivalents. No dividends or Dividend Equivalents may be awarded with respect to any Stock Appreciation Value Awards. An Award (other than Stock Appreciation Value Awards) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments, or, in the case of Awards that do not involve the issuance of Stock concurrently with the grant of the Award, Dividend Equivalent with respect to Stock subject to the Award (both before and after the Stock is earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Stock, which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Notwithstanding the foregoing, with respect to Awards subject to performance conditions, any such dividend or Dividend Equivalent payments shall not be paid currently and instead shall either be credited to an account for the Participant or deemed to have been reinvested in additional Stock. Dividend or Dividend Equivalent amounts credited to an account for the Participant may be settled in cash or Stock or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award. Except as provided otherwise in an Award Agreement, any Participant entitled to receive a cash dividend or Dividend Equivalents pursuant to his applicable Award may, by written election filed with the Company, at least ten days before the date of payment of such Dividend Equivalent, elect to have such Dividend Equivalent credited to an account maintained for his benefit under a dividend reinvestment plan maintained by the Company.
ARTICLE VI
ADJUSTMENTS AND PROHIBITION ON REPRICING

6.01.    Capital Adjustments. If the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares of Stock (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares of Stock, warrants or rights offering to purchase shares of Stock, or other similar corporate event (including mergers or consolidations) affects the share of Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable or appropriate, make such adjustments to any or all of (i) the aggregate number and/or kind of shares of Stock reserved for issuance under the Plan (including, without limitation, the ISO limit); (ii) the number and/or kind of shares of Stock subject to outstanding Awards; (iii) the exercise price with respect to outstanding Stock Appreciation Value Awards; (iv) any individual Participant share limitations set forth herein; and (v) any other adjustment that the Committee determines to be equitable; provided, however, that the number of shares subject to any Option shall be rounded down to the nearest whole number; provided, further, that no such adjustment shall fail to satisfy Code Section 409A and the regulations thereunder, and that all Awards shall continue to be exempt from Code Section 409A. The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this section. Any such adjustment shall be final and binding upon all Participants, the Company, their representatives and all other interested persons. No such adjustment shall be made by the Committee, however, for any of the following corporate transactions:
(1)    The issuance of Stock as compensation to any Company Employee, Director, Consultant or other service provider;
(2)    The issuance of Stock pursuant to an Incentive Stock Option under Code Section 422;
(3)    The issuance or sale of Stock to a third-party at an arm’s length price that is negotiated and agreed to between the Company and such third party;
(4)    The issuance or sale of Stock to a Company Employee or Director at a discount pursuant to a plan maintained in accordance with, and to the extent permitted under, Code Section 423; or
(5)     A redemption of Stock by the Company at a price equal to the Fair Market Value of the Stock on the date of such redemption.
Any adjustment made pursuant to this section shall be made in accordance with any rules of any securities exchange, stock market or stock quotation system to which the Company is subject. Any adjustment made by the Committee under this section shall be final, binding and conclusive on all persons.
6.02    Other Adjustments. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other capital structure of its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding or any similar transaction.
6.03.    Fractional Shares. No fractional shares of Stock will be issued or accepted. Any fractional shares of Stock will be paid in the equivalent amounts of cash. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Award as it deems desirable.
6.04.    Prohibition on Repricing. Except as provided above in connection with a corporate transaction involving the Company (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization reorganization, merger, consolidation, split-up, combination or exchange of shares of Stock), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Options or Stock Appreciation Rights without shareholder approval.
ARTICLE VII
CLAWBACK

7.01    Clawback. If the Committee determines in good faith either that: (i) if required by applicable law with respect to a Participant, or (ii) (x) a Participant engaged in fraudulent conduct or activities relating to the Company, (y) a Participant had knowledge of such conduct or activities, or (z) a Participant, based on Participant’s position, duties or responsibilities, should have had knowledge of such conduct or activities, the Committee shall have the power and authority under the Plan to terminate without payment all outstanding Awards under the Plan. If required by applicable law with respect to a Participant or if a Participant described in (ii) above has received any compensation pursuant to an Award granted under this Plan that is based on results from such conduct or activities, such Participant shall promptly reimburse to the Company a sum equal to either an amount required by such law or the amount of such compensation paid in respect of the year in which such conduct or activities occurred, as applicable. Further, if the Company restates its financial statements, and as a result, the amount of compensation that would have been paid or payable to the Participant pursuant to an Award had the financial results been properly reported would have been lower than the amount actually paid or payable, then the Company, by action of the Committee, may, in whole or in part, amend, cancel, or rescind any prior delivery of shares of Stock or value of shares of Stock or cash or property granted within the three (3)-year period preceding the date on which the Company is required to prepare the restatement.

ARTICLE VIII
CHANGE IN CONTROL

`    8.01.    Change in Control.

(1) If so provided by the Committee in any Award Agreement, in the Committee’s sole and absolute discretion, if, within two (2) years of a Change in Control, a Participant experiences an involuntary Termination initiated by the Company for reasons other than Cause, or a Termination for Good Reason, the following applies: (A) all of his or her then outstanding and unvested Options and Stock Appreciation Rights shall fully vest immediately and remain exercisable for the one (1)-year period beginning on his or her date of separation from service, or, if earlier, the end of the term of the Option or Stock Appreciation Right; (B) all shares of Restricted Stock or RSUs shall fully vest and be settled immediately (subject to any properly made Deferral Election); (C) all Performance Awards shall fully vest immediately and shall be considered to be earned in full “at target” as if the applicable Performance Goals established for the Performance Period have been achieved, and paid immediately (subject to any properly made Deferral Election); and (D) if Awards are replaced pursuant to this section, the protections and rights granted pursuant to this section shall apply to such replacement Awards in the same manner as they applied to the replaced Awards.

Notwithstanding the foregoing, any Awards subject to Code Section 409A shall be settled in accordance the terms and provisions of Code Section 409A.

(2) If, in the event of a Change in Control, and to the extent that outstanding Awards are not assumed by a successor corporation (or affiliate thereto) or other successor entity or person, or replaced with an award or grant that solely in the reasonable discretion of the Committee, preserves the existing value of outstanding Awards at the time of the Change in Control, the following shall apply, subject to the other provisions of this Plan and compliance with Code Section 409A: (A) all Options and Stock Appreciation Rights shall vest and become exercisable immediately upon the Change in Control event; (B) the restrictions on all shares of Restricted Stock shall lapse and all RSUs shall vest immediately; (C) all Performance Awards shall fully vest immediately and shall be considered to be earned in full “at target” as if the applicable Performance goals for the Performance Period had been achieved.

(3)    If in the event of a Change in Control and to the extent outstanding Awards are assumed by any successor corporation, affiliate thereof, person or other entity, or are replaced with awards that, solely in the discretionary judgment of the Committee preserve the existing value of outstanding Awards at the time of the Change in Control and provide for vesting payout terms, and performance goals, as applicable, that are at least as favorable to Participants as vesting, payout terms and Performance Goals applicable to Awards, then all such Awards or such substitutes thereof shall remain outstanding and be governed by their respective terms.

(4)    The Committee, as constituted before a Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the cancellation of such Award for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the shares of Stock covered thereby had such Award been currently exercisable (with no payment required for such cancellation if the Fair Market Value of the shares of Stock covered is less than the Exercise Price, (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control, or (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving entity, after such Change in Control.

8.02.    Effect of Code Section 280G.

(A)    Excess Parachute Payment. Except as otherwise provided in an Award Agreement or other agreement with the Company, in the event that any acceleration of vesting or payment pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code Section 4999 due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Code Section 280G, the Company will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment,” as defined under Code Section 280G, under this Plan, any Award Agreement, or other agreement will be $1.00 less than the amount that otherwise would generate an excise tax under Code Section 4999. If such reduction applies, the Participant may elect, in his or her sole discretion, how and against which benefit or payment source (including benefits and payment sources other than this Plan) the reduction is to be applied. Such an election, however, may not change the time and form of any payment in a manner that would cause the Participant to incur additional taxes or penalties under Code Section 409A.

(B)    Determination by Independent Accountants. To aid the Participant in making any election called for under part (a) above, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an excess parachute payment to the Participant as described in part (A) above, the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this subpart (B).

ARTICLE IX
AMENDMENT AND TERMINATION

9.01.    Amendment and Termination. The Board may at any time amend, suspend, modify or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law and the Plan; provided, however, that no such action shall materially impair the rights of any holder of an Award without the holder’s consent.
9.02.    No Material Impairment. For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair the rights of any holder.
9.03.    Shareholder Approval Required. Neither the Board nor the Committee shall amend the Plan or any Award Agreement, without the approval of the shareholders of the Company to (i) increase the number of shares of Stock available for Awards under the Plan; (ii) decrease the Exercise Price of any Award; or (iii) make any other amendments to the Plan or Award Agreement that would require shareholder approval under applicable state law, the NYSE Rules (including, but not limited to, that any amendment that would constitute a “material revision” of the Plan within the meaning of NYSE Rule 303A(8)), or such other rules as may govern the trading or quotation of the Company’s Stock, Rule 16b-3 of the Act, or Code Section 162(m).
9.04.    Amendments for Code Section 162(m) Purposes and to Preserve Fixed Accounting. Notwithstanding any provision to the contrary above, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under Code Section 162(m) and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible. Notwithstanding anything to the contrary above, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any holder, without regard to whether such amendment adversely affects a holder’s rights under the Plan or such Award Agreement.
ARTICLE X
MISCELLANEOUS PROVISIONS

10.01.    Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or any Subsidiary from making any Award or payment to any person under any other plan (including, but not limited to, the 2005 Plan), arrangement or understanding, whether now existing or hereafter in effect.
10.02.    Unfunded Plan. The Plan shall be unfunded. No provision of the Plan of any Award Agreement shall require the Committee, the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary.
10.03.    Limits of Liability. Any liability of the Company or an affiliate to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and Award Agreement. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S., foreign, state, local, or other tax treatment or (ii) avoid adverse tax treatment under U.S., foreign, state, local, or other law, including, without limitation, Code Section 409A.

10.04.    No Rights of Employees. Status as an eligible Employee shall not be construed as a commitment that any Award shall be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award Agreement shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with our without Cause. Except as provided otherwise in an Award Agreement, an Employee’s (i) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary to another, or (ii) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Employee’s employment or other service.
10.05.    Awards to Participants Outside the United States. The Committee may modify the terms of any outstanding or new Award under the Plan granted to a Participant who is, on the Grant Date or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations and customs of the country in which he Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section in a manner that is inconsistent with this Plan so long as such modification will not contravene any applicable law or regulation.
10.06.    Tax Withholding. The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit a Participant to satisfy the Participant’s tax withholding obligation either by (i) surrendering shares of Stock owned by the Participant, or (ii) having the Company withhold from shares of Stock otherwise deliverable to the Participant. Shares of Stock surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes. In the case of an Award of ISOs, the foregoing right shall be deemed to be provided to the Participant at the time of such Award.
10.07.    Compliance with Section 16(b). In the case of Participants who are or may be subject to Section 16 of the Act, it is the intent of the Company that the Plan and any Award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Act, so that such persons will be entitled to the benefits of Rule 16b-3 under the Act and other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any Award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Act.
10.08. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding Awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable laws and the terms of this Plan.
10.09. General Creditor Status. Participants shall have no right, title or interest whatsoever in or to any investments which the Participant may take to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or legal representative of such Participant. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.
10.10.    Retirement. Unless otherwise specified in the applicable Award Agreement or this Plan, all Awards that are exercisable when a Participant Retires may be exercised at any time before the earlier of (1) the expiration date specified in the Award Agreement, or (2) one (1) year (three (3) months in the case of Incentive Stock Options) after the Retirement date (or any shorter period specified in the Award Agreement).

10.11 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Participant at the Participant’s address set forth in the books and records of the Company or its Subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.
10.12.    Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
10.13.    Governing Law. To the extent no preempted by federal law, the Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of Ohio.
10.14.    Term of Plan. Unless earlier terminated pursuant to the terms of this Plan, this Plan shall terminate on June 17, 2024.
10.15.    Section Headings. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.
10.16.    Construction. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine and feminine, and the singular shall include the plural unless the context clearly indicates otherwise.
10.17.    No Third Party Beneficiaries. Except as expressly provided herein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.
10.18    Non-Transferability of Awards. Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to such Participant.

DSW INC.
810 DSW Drive, Columbus, Ohio 43219
____________________________
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — JUNE 18, 2014
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned shareholder of DSW Inc. (the “Company”) hereby appoints William L. Jordan and Michelle C. Krall, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate offices, 810 DSW Drive, Columbus, Ohio 43219, on Wednesday, June 18, 2014 at 11:00 a.m. Eastern Daylight Time, and at any postponement or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:
The Board of Directors recommends a vote FOR the election of directors below:
1. Election of the following Class I Directors:
Carolee Friedlander
Harvey L. Sonnenberg
Allan J. Tanenbaum
☐ FOR ALL NOMINEES            ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL NOMINEES EXCEPT (See instructions below)
     (Instruction: To withhold authority for one or more specific nominees, write such nominee(s)
     name here: ___________________________________________________.)
The Board of Directors recommends a vote FOR the following proposal:
2. To approve the 2005 Equity Incentive Plan:
☐ FOR                                  ☐ AGAINST                                   ☐ ABSTAIN
The Board of Directors recommends a vote FOR the following proposal:
3. To approve the 2005 Cash Incentive Compensation Plan:
☐ FOR                                  ☐ AGAINST                                   ☐ ABSTAIN
The Board of Directors recommends a vote FOR the following proposal:
4. To approve the 2014 Equity Incentive Plan:
☐ FOR                                  ☐ AGAINST                                   ☐ ABSTAIN
The Board of Directors recommends a vote FOR the following proposal:
5. To approve, by non-binding vote, executive compensation.
☐ FOR                                  ☐ AGAINST                                   ☐ ABSTAIN
The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.
THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS (ITEM 1), FOR ITEM 2 TO APPROVE THE 2005 EQUITY INCENTIVE PLAN, FOR ITEM 3 TO APPROVE THE 2005 CASH INCENTIVE COMPENSATION PLAN, FOR ITEM 4 TO APPROVE THE 2014 EQUITY INCENTIVE PLAN, AND FOR ITEM 5 TO APPROVE EXECUTIVE COMPENSATION.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 30, 2014, and the proxy statement of the Company. Any proxy heretofore given to vote said shares is hereby revoked.
PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN PROMPTLY.

Dated: _____________________, 2014
_______________________________

Signature

Signature

Signature(s) shall agree with the name(s) printed on this Proxy. If shares are registered in two names, both shareholders should sign this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the shareholder is a corporation, please sign in full corporate name by an authorized officer. If the shareholder is a partnership or other entity, please sign that entity’s name by authorized person. (Please note any change of address on this Proxy.)